Exhibit 10(a)

$1,200,000,000
FIVE-YEAR CREDIT AGREEMENT
among
ARROW ELECTRONICS, INC.,
THE SUBSIDIARY BORROWERS
The Several Banks
from Time to Time Parties Hereto,

BNP PARIBAS,
BANK OF AMERICA, N.A.,
THE BANK OF NOVA SCOTIA and
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as Syndication Agents

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

__________
J.P. MORGAN SECURITIES LLC,
BNP PARIBAS SECURITIES CORP.,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
THE BANK OF NOVA SCOTIA and
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as Joint Lead Arrangers and Joint Bookrunners
Dated as of August 19, 2011

Table of Contents

SECTION 1. DEFINITIONS
1.1 Defined Terms
1.2 Other Definitional Provisions
1.3 Accounting Determinations.
SECTION 2. THE COMMITTED RATE LOANS
2.1 Committed Rate Loans
2.2 Procedure for Committed Rate Loan Borrowing
2.3 Repayment of Committed Rate Loans; Evidence of Debt
2.4 Termination or Reduction of Revolving Commitments
2.5 [reserved].
2.6 [reserved].
2.7 [reserved].
2.8 [reserved].
2.9 [reserved].
2.10 Revolving Commitment Increases
2.11 Refunding of Committed Rate Loans Denominated in Available Foreign Currencies
2.12 Certain Borrowings of Committed Rate Loans and Refunding of Loans
2.13 Extension of Termination Date
SECTION 3. THE COMPETITIVE ADVANCE LOANS
3.1 Competitive Advance Loans
3.2 Procedure for Competitive Advance Loan Borrowing
3.3 Repayment of Competitive Advance Loans; Evidence of Debt
3.4 Prepayments
SECTION 4. THE SWING LINE LOANS
4.1 Swing Line Loans
4.2 Procedure for Swing Line Borrowing
4.3 Repayment of Swing Line Loans; Evidence of Debt
4.4 Allocating Swing Line Loans; Swing Line Loan Participations
SECTION 5. THE LETTERS OF CREDIT
5.1 L/C Commitment.
5.2 Procedure for Issuance of Letters of Credit under this Agreement
5.3 Fees, Commissions and Other Charges
5.4 L/C Participations
5.5 Reimbursement Obligation of the Specified Borrowers
5.6 Obligations Absolute
5.7 Letter of Credit Payments
5.8 Application

SECTION 6. LOCAL CURRENCY FACILITIES
6.1 Terms of Local Currency Facilities
6.2 Reporting of Local Currency Outstandings
6.3 Refunding of Local Currency Loans
SECTION 7. [RESERVED]
SECTION 8. CERTAIN PROVISIONS APPLICABLE TO THE LOANS AND LETTERS OF CREDIT
8.1 Facility Fee; Other Fees; Other Payments
8.2 Computation of Interest and Fees
8.3 Pro Rata Treatment and Payments
8.4 Illegality
8.5 Requirements of Law
8.6 Taxes
8.7 Company’s Options upon Claims for Increased Costs and Taxes
8.8 Break Funding Payments
8.9 Determinations
8.10 Change of Lending Office
8.11 Company Controls on Exposure; Calculation of Exposure; Prepayment if Exposure exceeds Revolving Commitments.
8.12 Conversion and Continuation Options
8.13 Minimum Amounts of Tranches
8.14 Interest Rates and Interest Payment Dates
8.15 Inability to Determine Interest Rate
8.16 Optional Prepayments
8.17 Defaulting Banks
SECTION 9. REPRESENTATIONS AND WARRANTIES
9.1 Financial Condition
9.2 No Change
9.3 Corporate Existence; Compliance with Law
9.4 Corporate Power; Authorization; Enforceable Obligations
9.5 No Legal Bar
9.6 No Material Litigation
9.7 No Default
9.8 Ownership of Property; Liens
9.9 Intellectual Property
9.10 Local Currency Facilities
9.11 Taxes
9.12 Federal Regulations
9.13 ERISA
9.14 Investment Company Act; Other Regulations
9.15 Subsidiaries
9.16 Accuracy and Completeness of Information

9.17 Purpose of Loans; Revolving Commitments
9.18 Environmental Matters
SECTION 10. CONDITIONS PRECEDENT
10.1 Conditions to Closing Date
10.2 Conditions to Each Extension of Credit
SECTION 11. AFFIRMATIVE COVENANTS
11.1 Financial Statements
11.2 Certificates; Other Information
11.3 Payment of Obligations
11.4 Conduct of Business and Maintenance of Existence
11.5 Maintenance of Property; Insurance
11.6 Inspection of Property; Books and Records; Discussions
11.7 Notices
11.8 Environmental Laws
11.9 Additional Subsidiary Guarantees
11.10 Foreign Subsidiary Borrowers
SECTION 12. NEGATIVE COVENANTS
12.1 Financial Condition Covenants
12.2 Limitation on Indebtedness of Subsidiaries
12.3 Limitation on Liens
12.4 Limitation on Fundamental Changes
12.5 Limitations on Payments
12.6 Limitations on Acquisitions
12.7 Limitation on Negative Pledge Clauses
12.8 Limitation on Restrictions on Subsidiary Distributions
SECTION 13. EVENTS OF DEFAULT
SECTION 14. THE ADMINISTRATIVE AGENT; THE SYNDICATION AGENTS; THE ARRANGERS
14.1 Appointment
14.2 Delegation of Duties
14.3 Exculpatory Provisions
14.4 Reliance by Administrative Agent
14.5 Notice of Default
14.6 Non-Reliance on Administrative Agent and Other Banks
14.7 Indemnification
14.8 Administrative Agent in Its Individual Capacity
14.9 Successor Administrative Agent
14.10 The Arrangers and Syndication Agents
SECTION 15. MISCELLANEOUS
15.1 Amendments and Waivers

15.2 Notices
15.3 No Waiver; Cumulative Remedies
15.4 Survival of Representations and Warranties
15.5 Payment of Expenses
15.6 Successors and Assigns; Participations and Assignments
15.7 Adjustments; Set-off
15.8 Power of Attorney
15.9 Judgment
15.10 Counterparts
15.11 Severability
15.12 Integration
15.13 GOVERNING LAW
15.14 Submission To Jurisdiction; Waivers
15.15 Acknowledgements
15.16 WAIVERS OF JURY TRIAL
15.17 USA Patriot Act

SCHEDULES
I        - Banks and Commitments
II        - Subsidiary Borrowers
III        - Certain Information Concerning Swing Line Loans and Letters of Credit
IV        - Administrative Schedule
1.1        - Existing Joint Ventures
5.1        - Existing Letters of Credit
9.10        - Outstanding Local Currency Loans
9.13        - Excluded ERISA Arrangements
9.15        - Subsidiary Guarantors as of the Closing Date
9.18        - Environmental Matters
12.2        - Existing Indebtedness
13(i)        - Disclosed Litigation

EXHIBITS
Exhibit A    -    Form of Joinder Agreement
Exhibit B    -    Form of Schedule Amendment
Exhibit C    -    Form of Local Currency Facility Addendum
Exhibit D    -    [Reserved]
Exhibit E     -     Form of Borrowing Certificate
Exhibit F-1    -    Form of Company Guarantee
Exhibit F-2    -    Form of Subsidiary Guarantee
Exhibit G-1     -    Form of Opinion of Milbank, Tweed, Hadley & McCloy LLP
Exhibit G-2     -     Form of Opinion of Peter S. Brown
Exhibit G-3    -    Opinions Relating to Foreign Subsidiary Borrowers
Exhibit H     -     Form of Certificate Pursuant to Subsection 11.2
Exhibit I     -    Form of Assignment and Assumption
Exhibit J-1         Form of Extension Request

Exhibit J-2    -    Form of Continuation Notice
Exhibit K    -    Form of New Bank Supplement
Exhibit L    -    Form of Revolving Commitment Increase Supplement
Exhibit M    -    Tax Certificates

FIVE YEAR CREDIT AGREEMENT, dated as of August 19, 2011, among:
(i) ARROW ELECTRONICS, INC., a New York corporation (the “Company”);
(ii) the SUBSIDIARY BORROWERS (as hereinafter defined);
(iii) the several banks and other financial institutions from time to time parties to this Agreement (the “Banks”);
(iv) BNP PARIBAS, BANK OF AMERICA, N.A., THE BANK OF NOVA SCOTIA AND THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as syndication agents for the Banks hereunder (in such capacity, the “Syndication Agents”); and
(v) JPMORGAN CHASE BANK, N.A., as administrative agent for the Banks hereunder (in such capacity, the “Administrative Agent”).
W I T N E S S E T H :
WHEREAS, the Company has requested the Banks to make available a five-year revolving credit facility; and
WHEREAS, the Banks are willing to make such credit facility available upon and subject to the terms and conditions hereafter set forth;
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree that, effective as of the Closing Date (as defined below), the parties hereto agree as follows:

SECTION 1. DEFINITIONS
1.1    Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
“ABR”: for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Eurocurrency Rate that would be calculated as of such day (or, if such day is not a Business Day, as of the next preceding Business Day) in respect of a proposed Eurocurrency Loan with a one-month interest period plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus ½ of 1%. For purposes hereof: “Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by JPMorgan Chase Bank, N.A. in connection with extensions of credit to debtors).
“ABR Loans”: Loans denominated in Dollars the rate of interest applicable to which is based upon the ABR.
“Acceleration Date”: any date on which the Commitments shall have been terminated and/or the Loans shall have been declared immediately due and payable pursuant to Section 13.
“Additional Local Currencies”: Australian Dollars, Singapore Dollars, New Taiwan Dollars and any other available and freely convertible non-Dollar currency selected by the Company and approved by the Administrative Agent in the manner described in subsection 15.1(b).
“Adjusted Consolidated EBITDA”: for any fiscal period, without duplication (a) the Consolidated Net Income of the Company and its Subsidiaries for such period, plus (b) to the extent deducted from earnings in determining Consolidated Net Income for such period, the sum, in each case for such period, of income taxes, interest expense, depreciation expense, amortization expense, including amortization of any goodwill or other intangibles, minus (c) to the extent included in determining Consolidated Net Income for such period, non-cash equity earnings of unconsolidated Affiliates, plus (d) to the extent excluded in determining Consolidated Net Income for such period, cash distributions received by the Company from unconsolidated Affiliates plus (e) to the extent deducted from earnings in determining Consolidated Net Income for such period, non-cash charges due to impairments recorded in such period in accordance with Financial Accounting Standards Board’s Statement of Financial Accounting Standards No. 142, all as determined on a consolidated basis in accordance with GAAP plus (f) gains or losses related to the early extinguishment of notes, bonds or other fixed income obligations plus (g) gains or losses due to integration or restructuring charges to the extent disclosed in public filings; provided that in determining Adjusted Consolidated EBITDA for any period of four consecutive fiscal quarters during which any business is acquired by the Company, such Adjusted Consolidated EBITDA shall be measured on a pro forma basis to include the consolidated EBITDA of the acquired business (determined for such business in the manner Adjusted Consolidated EBITDA is determined for the Company, as described above in this definition), plus identifiable, board-approved and publicly announced acquisition-related synergies which are expected to be realized over a twelve-month period following such acquisition.
“Administrative Agent”: as defined in the preamble hereto.
“Administrative Schedule”: Schedule IV to this Agreement, which contains interest rate definitions and administrative information in respect of each Currency and each Type of Loan.
“Affected Bank”: any Bank affected by the events described in subsection 8.4, 8.5 or 8.6, as the case may be, but only for the period during which such Bank shall be affected by such events.
“Affiliate”: as to any Person, (a) any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or (b) any Person who is a director or officer of the Company or any of its Subsidiaries. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.
“Aggregate Revolving Committed Outstandings”: the aggregate outstanding principal or face amount of the Committed Rate Loans, Swing Line Loans, Letters of Credit and Local Currency Loans hereunder.
“Agreement”: Five Year Credit Agreement, as amended, supplemented or otherwise modified from time to time.
“Allocable Share”: as to any Assenting Bank at any time, a fraction, (a) with respect to Revolving Commitments, the numerator of which shall be the Revolving Commitment of such Assenting Bank then in effect and the denominator of which shall be the aggregate of the Revolving Commitments of all Assenting Banks then in effect and (b) with respect to Swing Line Commitments, the numerator of which shall be the Swing Line Commitment of such Assenting Bank then in effect and the denominator of which shall be the aggregate of the Swing Line Commitments of all Assenting Banks then in effect.
“Applicable Margin”: for each Type of Loan for any day, the rate per annum determined based upon the Rating in effect on such date by both S&P and Moody’s set forth under the relevant column heading below opposite such Rating:

Level	Rating (S&P/Moody’s)	Applicable Margin for Eurocurrency Loans	Applicable Margin for ABR Loans
I	Greater than or equal to BBB+/Baa1	97.5%	—%
II	BBB/Baa2	107.5%	7.5%
III	BBB-/Baa3	127.5%	27.5%
IV	BB+/Ba1	170%	70%
V	Less than BB+/Ba1	187.5%	87.5%

; provided that, in the event that the Ratings of S&P and Moody’s do not coincide, (i) the Applicable Margin set forth above opposite (A) the higher of such Ratings if at least one Rating is within Level I – III or (B) the lower of such Ratings if no Rating is within Level I – III, will apply if the Ratings differ by only one level, (ii) the Applicable Margin consistent with the Rating one level above the lower Rating will apply if the Ratings differ by two or more levels, and (iii), if there is no Rating in effect, the Applicable Margin will be based on the Rating of less than BB+/Ba1.
“Application”: an application, in such form as the Issuing Bank may specify from time to time, requesting the Issuing Bank to issue a Letter of Credit.
“Arrangers”: JPMorgan Securities LLC, BNP Paribas Securities Corp., Merrill Lynch, Pierce, Fenner & Smith, Incorporated, The Bank of Nova Scotia and The Bank of Tokyo Mitsubishi UFJ, Ltd. as joint lead arrangers and joint bookrunners.
“Arrow Note Documents”: the collective reference to the Indenture dated as of January 15, 1997 between the Company and The Bank of New York (as successor to Bank of Montreal Trust Company), as Trustee, all supplemental indentures in respect thereof, and all notes issued thereunder and under any such supplemental indenture, as any such document may be amended, restated, supplemented or otherwise modified and in effect from time to time.
“Assenting Bank”: as defined in subsection 8.7(a).
“Assignee”: as defined in subsection 15.6(b).
“Assignment and Assumption”: each Assignment and Assumption, substantially in the form of Exhibit I, executed and delivered pursuant to subsection 15.6(b).
“Available Foreign Currencies”: (i) with respect to Committed Rate Loans, Pounds Sterling, euro, Hong Kong Dollars and Swedish Kroner, and any other currency agreed upon by the Company, the Administrative Agent and all of the Banks, (ii) with respect to Competitive Advance Loans, any currency agreed upon by the Borrower of such Competitive Advance Loan and the Bank that makes such Competitive Advance Loan and (iii) with respect to Letters of Credit, Pounds Sterling and euro.
“Bank Parent”: with respect to any Bank, any Person as to which such Bank is, directly or indirectly, a Subsidiary.
“Bankruptcy Event”: with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Banks”: as defined in the preamble hereto; provided, that unless the context otherwise requires, each reference herein to the Banks shall be deemed to include any Conduit Bank.
“Board”: the Board of Governors of the Federal Reserve System or any successor.
“Borrowers”: the collective reference to the Company, the Subsidiary Borrowers and the Local Currency Borrowers.
“Borrowing Date”: any Business Day on which the Company or any Subsidiary Borrower requests the Banks to make Loans hereunder.
“Business”: as defined in subsection 9.18(b).
“Business Day”: (a) when such term is used in respect of any amount denominated or to be denominated in (i) any Available Foreign Currency, a London Banking Day which is also a day other than a Saturday or Sunday on which banks are open for general banking business in (x) the city which is the principal financial center of the country of issuance of such Available Foreign Currency, (y) in the case of euros only, Frankfurt, Germany (or such other principal financial center as the Administrative Agent may from time to time nominate for this purpose) and (z) New York City and (ii) Dollars, a London Banking Day which is also a day other than a Saturday or Sunday on which banks are open for general banking business in New York City and (b) when such term is used for the purpose of determining the date on which the Eurocurrency Rate is determined under this Agreement for any Loan denominated in euro for any Interest Period therefor and for purposes of determining the first and last day of any Interest Period, references in this Agreement to Business Days shall be deemed to be references to Target Operating Days.
“Capital Lease Obligations”: with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.
“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, options or rights to purchase any of the foregoing.
“Change in Control”: one or more of the following events:
(a) less than a majority of the members of the Company’s board of directors shall be persons who either (i) were serving as directors on the Closing Date or (ii) were nominated as directors and approved by the vote of the majority of the directors who are directors referred to in clause (i) above or this clause (ii); or
(b) the stockholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company; or
(c) a Person or group of Persons acting in concert (other than the direct or indirect beneficial owners of the Capital Stock of the Company as of the Closing Date) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time to time) of securities of the Company representing 40% or more of the combined voting power of the outstanding voting securities for the election of directors or shall have the right to elect a majority of the board of directors of the Company.
“Closing Date”: the date on which the conditions precedent set forth in subsection 10.1 shall be satisfied.
“Code”: the Internal Revenue Code of 1986, as amended from time to time.
“Committed Exposure”: as to any Bank, the sum of (a) the aggregate Dollar Equivalent Amount of the principal amount of all outstanding Committed Rate Loans and Local Currency Loans made by such Bank or its Local Currency Bank affiliates, agencies or branches plus (b) such Bank’s Swing Line Exposure and L/C Exposure.
“Committed Rate Loan”: as defined in subsection 2.1; a Committed Rate Loan bearing interest based upon the ABR shall be a “Committed Rate ABR Loan”, and a Committed Rate Loan bearing interest based upon a Eurocurrency Rate shall be a “Committed Rate Eurocurrency Loan”.
“Commitment Period”: the period from and including the Closing Date to and including the earlier of (i) the Termination Date and, (ii) such other date on which the Commitments shall terminate as provided herein.
“Commitments”: the Revolving Commitments and the Swing Line Commitments.
“Commonly Controlled Entity”: an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.
“Company”: as defined in the preamble hereto.
“Company Guarantee”: the Guarantee of the Company, substantially in the form of Exhibit F-1, as amended, supplemented or otherwise modified from time to time.
“Competitive Advance Loan”: as defined in subsection 3.1.
“Competitive Advance Loan Offer”: with respect to any Competitive Advance Loan Request in any Currency, an offer from a Bank in respect of such Competitive Advance Loan Request, containing the information in respect of such Competitive Advance Loan Offer and delivered to the Person, in the manner and by the time specified for a Competitive Advance Loan Offer in respect of such Currency in the Administrative Schedule.
“Competitive Advance Loan Request”: with respect to any Competitive Advance Loan in any Currency, a request from the Specified Borrower in respect of such Loan, containing the information in respect of such Competitive Advance Loan and delivered to the Person, in the manner and by the time specified for a Competitive Advance Loan Request in respect of such Currency in the Administrative Schedule.
“Conduit Bank”: any special purpose corporation organized and administered by any Bank for the purpose of making Loans and funding L/C Participant Obligations otherwise required to be made or funded by such Bank and designated to the Administrative Agent and the Company by such Bank in a written instrument; provided, that the designation by any Bank of a Conduit Bank shall not relieve the designating Bank of any of its obligations to fund a Loan or an L/C Participant Obligation under this Agreement if, for any reason, its Conduit Bank fails to fund any such Loan or L/C Participant Obligation, and the designating Bank (and not the Conduit Bank) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Bank, and provided, further, that no Conduit Bank shall (a) be entitled to receive any greater amount pursuant to subsection 8.5, 8.6, 8.8, or 15.5 than the designating Bank would have been entitled to receive in respect of the extensions of credit made by such Conduit Bank or (b) be deemed to have any Commitment.
“Consolidated Cash Interest Expense”: for any period, (a) the amount which would, in conformity with GAAP, be set forth opposite the caption “interest expense” or any like caption on a consolidated income statement of the Company and its Subsidiaries minus (b) the amount of non-cash interest (including interest paid by the issuance of additional securities) included in such amount; provided that in the case of any Permitted Receivables Securitization, “Consolidated Cash Interest Expense” shall be adjusted to include (without duplication) an amount equal to the interest (or other fees in the nature of interest or discount) accrued and paid or payable in cash for such period by the special purpose entity to the Receivable Financiers under such Permitted Receivables Securitization.
“Consolidated Interest Coverage Ratio”: for any period, the ratio of (a) Adjusted Consolidated EBITDA to (b) Consolidated Cash Interest Expense for such period.
“Consolidated Leverage Ratio”: on any date, the ratio of (a) Consolidated Total Debt on such date to (b) Adjusted Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date.
“Consolidated Net Income”: for any fiscal period, the consolidated net income (or loss) of the Company and its Subsidiaries after excluding all unusual, extraordinary and non-recurring gains and after adding all unusual, extraordinary and non-recurring losses, in all cases of the Company and its Subsidiaries determined on a consolidated basis during the relevant period in accordance with GAAP.
“Consolidated Total Debt”: at the date of determination thereof, (i) all Indebtedness of the Company and its Subsidiaries (excluding Indebtedness of the Company owing to any of its Subsidiaries or Indebtedness of any Subsidiary of the Company owing to the Company or any other Subsidiary of the Company), as determined on a consolidated basis in accordance with GAAP plus (ii) without duplication of amounts included in clause (i) above, an amount equal to the aggregate unpaid amount of cash proceeds advanced by the Receivables Financiers to the special purpose entity under any Permitted Receivables Securitization at the date of determination.
“Continuation Notice”: as defined in subsection 2.13(a).
“Continuing Bank”: as defined in subsection 2.13(a).
“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Credit Documents”: this Agreement, the Applications, the Subsidiary Guarantees, the Company Guarantee and the Local Currency Facilities.
“Currencies”: the collective reference to Dollars and Foreign Currencies.
“Default”: any of the events specified in Section 13, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.
“Defaulting Bank”: any Bank that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit, Swing Line Loans or Local Currency Loans or (iii) pay over to the Administrative Agent or any Bank any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Bank notifies the Administrative Agent in writing that such failure is the result of such Bank’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Company, any other Borrower, any other Bank or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Bank’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent or any other Bank, acting in good faith, to provide a certification in writing from an authorized officer of such Bank that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Line Loans under this Agreement, provided that such Bank shall cease to be a Defaulting Bank pursuant to this clause (c) upon receipt by such Bank or the Administrative Agent, as applicable, of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has become the subject of a Bankruptcy Event.
“Disposition”: with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms “Dispose” and “Disposed of” shall have correlative meanings.
“Dollar Equivalent Amount”: with respect to (i) the amount of any Foreign Currency on any date, the equivalent amount in Dollars of such amount of Foreign Currency, as determined by the Administrative Agent using the Exchange Rate and (ii) any amount in Dollars, such amount.
“Dollars” and “$”: dollars in lawful currency of the United States of America.
“Domestic Subsidiary”: as to any Person, a Subsidiary of such Person organized under the laws of a State of the United States or the District of Columbia.
“Domestic Subsidiary Borrower”: each Subsidiary of the Company listed as a Domestic Subsidiary Borrower in Schedule II as amended from time to time in accordance with subsection 15.1(b)(i).
“Environmental Laws”: any and all applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including, without limitation, common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.
“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.
“euro”: the single currency of participating member states of the European Union.
“Eurocurrency Loan”: any Loan bearing interest based upon a Eurocurrency Rate.
“Eurocurrency Rate”: in respect of Dollars and each Available Foreign Currency, the rate determined as the Eurocurrency Rate for Dollars or such Available Foreign Currency in the manner set forth in the Administrative Schedule.
“European Subsidiaries”: as of any date, any Subsidiary of the Company that is domiciled in Europe.
“Event of Default”: any of the events specified in Section 13, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.
“Exchange Rate”: with respect to any Foreign Currency on any date, the rate at which such Foreign Currency may be exchanged into Dollars, as set forth on such date on the Reuters WRLD page at or about 11:00 a.m. London time on such date. In the event that such rate does not appear on the Reuters WRLD page, the “Exchange Rate” with respect to such Foreign Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company or, in the absence of such agreement, such “Exchange Rate” shall instead be the Administrative Agent’s spot rate of exchange in the interbank market where its foreign currency exchange operations in respect of such Foreign Currency are then being conducted, at or about 10:00 a.m., local time, at such date for the purchase of Dollars with such Foreign Currency, for delivery two Business Days later; provided, that if at the time of any such determination, no such spot rate can reasonably be quoted, the Administrative Agent may use any reasonable method as it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error (without prejudice to the determination of the reasonableness of such method).
“Existing Credit Agreement”: the Amended and Restated Credit Agreement of the Company, dated as of January 11, 2007, among the Company, certain of its foreign subsidiaries, certain financial institutions, J.P. Morgan Securities LLC as Arranger and JPMorgan Chase Bank, N.A., as Administrative Agent.
“Existing Joint Ventures”: the Persons specified on Schedule 1.1.
“Exposure”: at any date, (a) as to all the Banks, the aggregate Dollar Equivalent Amount of (i) the outstanding principal amount of all Loans then outstanding and (ii) all L/C Obligations then outstanding, (b) as to any Bank, the aggregate Dollar Equivalent Amount of (i) the outstanding principal amount of all Committed Rate Loans, Local Currency Loans and Competitive Advance Loans made by such Bank or its Local Bank affiliates, branches or agencies and (ii) such Bank’s Swing Line Exposure and L/C Exposure and (c) as to any Borrower, the aggregate Dollar Equivalent Amount of the outstanding principal amount of all Loans to such Borrower then outstanding.
“Extensions of Credit”: the collective reference to the making of any Loans (including, without limitation, participating in any Swing Line Loans) and the issuance of, or participation in, any Letters of Credit but excluding the continuation or conversion of any Loan pursuant to a Notice of Conversion or a Notice of Continuation.
“Extension Request”: as defined in subsection 2.13(a).
“Facility Fee Rate”: a rate per annum determined based upon the Rating in effect on such date by both S&P and Moody’s set forth under the relevant column heading below opposite such Rating:

Level	Rating (S&P/Moody’s)	Facility Fee Rate
I	Greater than or equal to BBB+/Baa1	15%
II	BBB/Baa2	17.5%
III	BBB-/Baa3	22.5%
IV	BB+/Ba1	30%
V	Less than BB+/Ba1	37.5%

; provided that, in the event that the Ratings of S&P and Moody’s do not coincide, (i) the Facility Fee Rate set forth above opposite (A) the higher of such Ratings if at least one Rating is within Level I – III or (B) the lower of such Ratings if no Rating is within Level I – III, will apply if the Ratings differ by only one level, (ii) the Facility Fee Rate consistent with the Rating one level above the lower Rating will apply if the Ratings differ by two or more levels, and (iii), if there is no Rating in effect, the Facility Fee Rate will be based on the Rating of less than BB+/Ba1.
“FATCA”: sections 1471 through 1474 of the Code, as of the date of this Agreement (and any amended or successor versions thereof that are substantially comparable and are not materially more onerous to comply with) and any regulations or official interpretations thereof.

“Federal Funds Effective Rate”: for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day of such transactions received by JPMorgan Chase Bank, N.A. from three federal funds brokers of recognized standing selected by it.
“Financing Lease”: any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.
“Foreign Currencies”: the collective reference to the Available Foreign Currencies and the Additional Local Currencies.
“Foreign Currency Revolving Commitment”: as to any Bank and any Available Foreign Currency, the obligation of such Bank to make Committed Rate Loans hereunder denominated in such Available Foreign Currency in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Bank’s name on Schedule I under the caption “[Name of applicable Available Foreign Currency] Revolving Commitment Amount”, as such amount may be changed from time to time in accordance with the provisions of this Agreement.
“Foreign Currency Revolving Commitment Percentage”: as to any Bank and any Available Foreign Currency at any time, the percentage which such Bank’s Foreign Currency Revolving Commitment in such Available Foreign Currency then constitutes of the aggregate Foreign Currency Revolving Commitments of all Banks in such Available Foreign Currency.
“Foreign Currency Exposure”: at any date, the aggregate Dollar Equivalent Amount of (a) the outstanding principal amount of all Loans then outstanding which are denominated in a currency other than Dollars and (b) all L/C Obligations then outstanding which are denominated in a currency other than Dollars.
“Foreign Currency Exposure Sublimit”: at any date, (a) with respect to euros, a Dollar Equivalent Amount equal to $300,000,000, (b) with respect to Pounds Sterling, a Dollar Equivalent Amount equal to $200,000,000, (c) with respect to Hong Kong Dollars, a Dollar Equivalent Amount equal to $100,000,000, and (d) with respect to Swedish Kroner, a Dollar Equivalent Amount equal to $100,000,000.
“Foreign Subsidiary”: any Subsidiary that is not a Domestic Subsidiary.
“Foreign Subsidiary Borrower”: each Subsidiary of the Company listed as a Foreign Subsidiary Borrower in Schedule II as amended from time to time in accordance with subsection 15.1(b)(i); provided that with respect to any Subsidiary for which a Foreign Subsidiary Opinion has not previously been delivered, if the aggregate Exposure of such Subsidiary owing to all Banks exceeds $20,000,000 for a period of 30 consecutive days, then, unless a Foreign Subsidiary Opinion is delivered within 30 days after the end of such period, such Subsidiary shall cease to be a Foreign Subsidiary Borrower 30 days after the end of such period with respect to all Exposure of such

Subsidiary owing to the Banks in excess of $20,000,000.
“Foreign Subsidiary Opinion”: with respect to any Foreign Subsidiary Borrower, a legal opinion of counsel to such Foreign Subsidiary Borrower addressed to the Administrative Agent and the Banks concluding that such Foreign Subsidiary Borrower and the Credit Documents to which it is a party substantially comply with the matters listed on Exhibit G-3 hereto, with such deviations therefrom as the Administrative Agent shall consent (such consent not to be unreasonably withheld).
“Funding Office”: (i) for each Type of Committed Rate Loan and each Currency, the Funding Office set forth in respect thereof in the Administrative Schedule and (ii) for each Competitive Advance Loan, as agreed by the Borrower that borrows such Competitive Advance Loan, the Bank that makes such Competitive Advance Loan and the Administrative Agent.
“Funding Time”: (i) for each Swing Line Loan, Type of Committed Rate Loan and each Currency, the Funding Time set forth in respect thereof in the Administrative Schedule and (ii) for each Competitive Advance Loan, as agreed by the Borrower that borrows such Competitive Advance Loan, the Bank that makes such Competitive Advance Loan and the Administrative Agent.
“GAAP”: generally accepted accounting principles in the United States of America in effect from time to time.
“Governing Documents”: as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person.
“Governmental Authority”: any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Guarantee Obligation”: as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.
“Guarantor”: the Company or any Subsidiary in its capacity as a party to the Company Guarantee or a Subsidiary Guarantee, as the case may be.
“Hedging Agreements”: (a) Interest Rate Agreements and (b) any swap, futures, forward or option agreements or other agreements or arrangements designed to limit or eliminate the risk and/or exposure of a Person to fluctuations in currency exchange rates.
“Hedging Banks”: any Bank or any of its subsidiaries or affiliates which from time to time enter into Hedging Agreements with the Company or any of its Subsidiaries.
“Increasing Bank”: as defined in subsection 2.10(c).
“Indebtedness”: of any Person at any date, without duplication, (a) the principal amount of all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) the principal amount of any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) the portion of all obligations of such Person under Financing Leases which must be capitalized in accordance with GAAP, (d) the principal or stated amount of all obligations of such Person in respect of letters of credit, banker’s acceptances or similar obligations issued or created for the account of such Person, (e) all liabilities arising under Hedging Agreements of such Person, (f) the principal or stated amount of all Guarantee Obligations of such Person (other than guarantees by the Company or any Subsidiary in respect of current trade liabilities of the Company or any Subsidiary incurred in the ordinary course of business and payable in accordance with customary terms), and (g) the principal amount of all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.
“Insolvent”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.
“Interest Payment Date”: (a) as to any ABR Loan, the last day of each March, June, September and December and on the Termination Date, (b) as to any Committed Rate Loan that is a Eurocurrency Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any Committed Rate Loan that is a Eurocurrency Loan having an Interest Period longer than three months, each day which is three months after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Swing Line Loan that is an ABR Loan, the last Business Day of each calendar month during which such Swing Line Loan is outstanding, (e) as to any Swing Line Loan that is a Eurocurrency Loan, the last date of the Interest Period applicable thereto, and (f) as to any Competitive Advance Loan, the date or dates set forth in the applicable

Competitive Advance Loan Request or otherwise agreed upon by the relevant Borrower and Bank at the time the terms of such Competitive Advance Loan are determined as provided in subsection 3.2.
“Interest Period”: (a) with respect to any Committed Rate Loan that is a Eurocurrency Loan:
(i)     initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending one, two, three or six months thereafter, as selected by the relevant Borrower in its Notice of Borrowing or Notice of Conversion, as the case may be, given with respect thereto; and
(ii)    thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurocurrency Loan and ending one, two, three or six months thereafter, as selected by the relevant Borrower by a Notice of Continuation with respect thereto; and
(b) with respect to any Swing Line Loan that is a Eurocurrency Loan, the period commencing on the borrowing date with respect to such Eurocurrency Loan and ending on the earlier of (i) the date which is 30 days after the making of such Swing Line Loan, (ii) the date on which such Swing Line Loan is required to be repaid pursuant to subsection 4.3 and (iii) the date on which such Swing Line Loan is repaid in full;
provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:
(1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;
(2) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date; and
(3) solely with respect to Committed Rate Loans, any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.
“Interest Rate Agreement”: any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement under which the Company is a party or a beneficiary.
“IRS”: as defined in subsection 8.6.
“Issuing Bank”: in respect of any Currency, each Bank listed as an Issuing Bank in Schedule

III in respect of such Currency.
“Issuing Office”: in respect of each Issuing Bank, the Issuing Office set forth for such Issuing Bank in Schedule III.
“Joinder Agreement”: each Joinder Agreement, substantially in the form of Exhibit A, from time to time executed and delivered hereunder pursuant to subsection 15.1 (b).
“L/C Commitment”: the Dollar Equivalent Amount of $100,000,000.
“L/C Exposure”: at any time, the total L/C Obligations. The L/C Exposure of any Bank at any time shall be its Revolving Commitment Percentage of the total L/C Exposure at such time.
“L/C Obligations”: at any time, an amount equal to the sum of the Dollar Equivalent Amount of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 5.5(a).
“L/C Participant”: in respect of each Letter of Credit, each Bank (other than the Issuing Bank in respect of such Letter of Credit) in its capacity as the holder of a participating interest in such Letter of Credit.
“Letters of Credit”: as defined in subsection 5.1(b).
“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).
“Liquidity”: the sum of (a) cash and cash equivalents and short-term investments convertible into cash within sixty (60) days held by the Company and its Subsidiaries, plus (b) so long as the Company is able to satisfy the conditions to borrowing set forth in subsection 10.2 (including, but not limited to, compliance with the financial covenants pursuant to subsection 12.1), the aggregate amount of Undrawn Revolving Commitments, plus (c) any amount then available to the Company or its Subsidiaries under any Permitted Receivables Securitization or other legally committed credit facilities (provided that, in the case of this clause (c), the Company or the applicable Subsidiary is able to satisfy all conditions to the availability of such financing).
“Loan”: any Committed Rate Loan, Competitive Advance Loan, Swing Line Loan or Local Currency Loan.
“Loan Party”: the Company and each Subsidiary of the Company which is a party to a Credit Document.
“Local Currency Bank”: any Bank (or, if applicable, any affiliate, branch or agency thereof) party to a Local Currency Facility.

“Local Currency Bank Maximum Borrowing Amount”: as defined in subsection 6.1(b).
“Local Currency Borrower”: each Subsidiary of the Company organized under the laws of a jurisdiction outside the United States that the Company designates as a “Local Currency Borrower” in a Local Currency Facility Addendum.
“Local Currency Facility”: any Qualified Credit Facility that the Company designates as a “Local Currency Facility” pursuant to a Local Currency Facility Addendum or that is set forth on Schedule 9.10.
“Local Currency Facility Addendum”: a Local Currency Facility Addendum received by the Administrative Agent, substantially in the form of Exhibit C and conforming to the requirements of Section 6.
“Local Currency Facility Agent”: with respect to each Local Currency Facility, the Local Currency Bank acting as agent for the Local Currency Banks party thereto.
“Local Currency Facility Maximum Borrowing Amount”: as defined in subsection 6.1(b).
“Local Currency Loan”: any loan made pursuant to a Local Currency Facility.
“London Banking Day”: any day on which banks in London are open for general banking business, including dealings in foreign currency and exchange.
“Material Adverse Effect”: a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement or other Credit Documents or (c) the validity or enforceability of this Agreement or any of the other Credit Documents or the rights or remedies of the Administrative Agent or the Banks hereunder or thereunder.
“Materials of Environmental Concern”: any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.
“Moody’s”: Moody’s Investors Service, Inc.
“Multiemployer Plan”: a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“New Bank”: as defined in subsection 2.10(b).
“New Bank Supplement”: as defined in subsection 2.10(b).
“Non-Excluded Taxes”: as defined in subsection 8.6.
“Non-Extending Bank”: as defined in subsection 2.13(a).

“Non-U.S. Bank”: as defined in subsection 8.6.
“Notice of Borrowing”: with respect to any Committed Rate Loan of any Type in any Currency, a notice from the Specified Borrower in respect of such Loan, containing the information in respect of such Loan and delivered to the Person, in the manner and by the time specified for a Notice of Borrowing in respect of such Currency and such Type of Loan in the Administrative Schedule.
“Notice of Continuation”: with respect to a Committed Rate Eurocurrency Loan in any Currency, a notice from the Specified Borrower in respect of such Loan, containing the information in respect of such Loan and delivered to the Person, in the manner and by the time specified for a Notice of Continuation in respect of such Currency in the Administrative Schedule.
“Notice of Conversion”: with respect to a Committed Rate Loan in Dollars which a Specified Borrower wishes to convert from a Eurocurrency Loan to an ABR Loan, or from an ABR Loan to a Eurocurrency Loan, as the case may be, a notice from such Borrower setting forth the amount of such Loan to be converted, the date of such conversion and, in the case of conversions of ABR Loans to Eurocurrency Loans, the length of the initial Interest Period applicable thereto. Each Notice of Conversion shall be delivered to the Administrative Agent at its address set forth in subsection 15.2 and shall be delivered before 12:00 Noon, New York City time, on the Business Day of the requested conversion in the case of conversions to ABR Loans, and before 12:00 Noon, New York City time, three Business Days before the requested conversion in the case of conversions to Eurocurrency Loans.
“Notice of Local Currency Outstandings”: with respect to each Local Currency Facility Agent, a notice from such Local Currency Facility Agent containing the information, delivered to the Person, in the manner and by the time specified for a Notice of Local Currency Outstandings in the Administrative Schedule.
“Notice of Prepayment”: with respect to prepayment of any Swing Line Loan or Committed Rate Loan of any Type in any Currency, a notice from the Specified Borrower in respect of such Loan, containing the information in respect of such prepayment and delivered to the Person, in the manner and by the time specified for a Notice of Prepayment in respect of such Swing Line Loan, Committed Rate Loan or Currency and such Type of Loan in the Administrative Schedule.
“Notice of Swing Line Borrowing”: with respect to a Swing Line Loan of any Type, a notice from the Specified Borrower in respect of such Swing Line Loan, containing the information in respect of such Swing Line Loan specified for a Notice of Swing Line Borrowings in Schedule IV and delivered to the applicable Swing Line Bank.
“Notice of Swing Line Outstandings”: with respect to each Swing Line Bank, a notice from such Swing Line Bank containing the information, delivered to the Person, in the manner and by the time, specified for a Notice of Swing Line Outstandings in Schedule IV.
“Notice of Swing Line Refunding”: with respect to each Swing Line Bank, a notice from such Swing Line Bank containing the information, delivered to the Person, in the manner and by the time specified for a Notice of Swing Line Refunding in the Administrative Schedule.
“Objecting Bank”: as defined in subsection 15.1(e).
“Offered Increase Amount”: as defined in subsection 2.10(a).
“Other Connection Taxes” means, with respect to any recipient, taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).
“Other Taxes”: any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Credit Document, including any interest, additions to tax or penalties applicable thereto, except for any such taxes that are (i) taxes excluded under the first sentence of subsection 8.6(a) or (ii) Other Connection Taxes imposed with respect to an assignment (other than an assignment under subsection 8.7(b)).
“Participant”: as defined in subsection 15.6(c).
“Participant Register”: as defined in subsection 15.6(c).
“Payment Office”: (i) for each Type of Committed Rate Loan and each Currency, the Payment Office set forth in respect thereof in the Administrative Schedule and (ii) for each Competitive Advance Loan, as agreed by the Borrower that borrows such Competitive Advance Loan, the Bank that makes such Competitive Advance Loan and the Administrative Agent.
“Payment Time”: (i) for each Swing Line Loan, Type of Committed Rate Loan and each Currency, the Payment Time set forth in respect thereof in the Administrative Schedule and (ii) for each Competitive Advance Loan, as agreed by the Borrower that borrows such Competitive Advance Loan, the Bank that makes such Competitive Advance Loan and the Administrative Agent.
“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor entity.
“Permitted Acquisition”: on any date of determination, the acquisition of all or part of any Person or business unit in any transaction or series of transactions by the Company or any Subsidiary.
“Permitted Joint Venture”: on any date of determination, a limited-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity, but excluding any Subsidiary) now or hereafter formed or invested in by the Company or any of its Subsidiaries with another Person or Persons in order to conduct a common venture or enterprise with such Person or Persons.
“Permitted Receivables Securitization”: any transaction involving one or more sales,

contributions or other conveyances by the Company or any Subsidiary of any Receivables to a special purpose entity (which may be a Subsidiary or Affiliate of the Company), which special purpose entity finances such sales, contributions or other conveyances by in turn conveying an interest in such Receivables to one or more Receivable Financiers, provided that such transaction shall not involve any recourse to the Company or any Subsidiary (other than such special purpose entity) for any reason other than (i) repurchases of non-eligible Receivables, (ii) indemnification for losses (including any adjustments for dilutions), other than credit losses related to the Receivables conveyed in such transaction and (iii) payment of costs, fees, expenses and indemnities relating to such transaction.
“Permitted Receivables Agreement”: the Transfer and Administration Agreement, dated as of March 21, 2001, by and among the Company, Arrow Electronics Funding Corporation, Bank of America, National Association, as the administrative agent for the conduit investors and the alternate investors, and the other parties party thereto, as the same may have been amended prior to and as in effect on the Closing Date.
“Person”: an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
“Plan”: at a particular time, any employee benefit plan (within the meaning of Section 3(3) of ERISA) which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” (as defined in Section 3(5) of ERISA).
“Pounds”, “Pounds Sterling” and “Sterling”: the lawful currency of the United Kingdom.
“Properties”: as defined in subsection 9.18(a).
“Qualified Credit Facility”: a credit facility (a) providing for one or more Local Currency Banks to make loans denominated in an Additional Local Currency to a Local Currency Borrower, (b) providing for such loans to bear interest at a rate or rates determined by the Company and such Local Currency Bank or Local Currency Banks and (c) otherwise conforming to the requirements of Section 6.
“Ratings”: the actual or implied senior unsecured non-credit enhanced debt ratings of the Company in effect from time to time by Moody’s or S&P, as the case may be, the bank debt rating of the Company in effect from time to time by Moody’s or the corporate credit rating of the Company in effect from time to time by S&P.
“Re-Allocation Date”: as defined in subsection 2.10(e).
“Receivables”: all accounts receivable of the Company or any of its Subsidiaries, and all proceeds thereof and rights (contractual and other) and collateral related thereto.
“Receivable Financier”: any Person (other than a Subsidiary or Affiliate of the Company)

that finances the acquisition by a special purpose entity of Receivables from the Company or any Subsidiary.
“Register”: as defined in subsection 15.6(b).
“Regulation U”: Regulation U of the Board as in effect from time to time.
“Reimbursement Obligation”: in respect of each Letter of Credit, the obligation of the account party thereunder to reimburse the Issuing Bank for all drawings made thereunder in accordance with Section 5 and the Application related to such Letter of Credit.
“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.
“Replacement Bank”: a bank or financial institution that assumes certain Commitments and obligations and purchases certain Loans and rights pursuant to subsection 8.7(b), 8.17(e) or 15.1(e).
“Reportable Event”: any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty-day notice period is waived under DOL Reg. § 4043.
“Required Banks”: at any time, Banks holding more than 50% of the aggregate amount of the Revolving Commitments (or, at any time after the Revolving Commitments shall have expired or terminated, Banks holding more than 50% of the aggregate amount of the Exposure of all Banks at such time).
“Requirement of Law”: as to any Person, the Governing Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer”: as to any Person, the chief executive officer, the chairman of the board, the president, the chief financial officer, the chief accounting officer, any executive or senior vice president or the treasurer of such Person.
“Restricted Payments”: as defined in subsection 12.5.
“Revolving Borrowing Percentage”: (a) with respect to Committed Rate Loans denominated in Dollars to be made by any Bank at any time, the ratio (expressed as a percentage) of the amount of such Bank’s Undrawn Revolving Commitment at such time to the aggregate amount of the Undrawn Revolving Commitments of all the Banks at such time; provided, that in determining any Bank’s Undrawn Revolving Commitment for purpose of determining such Bank’s Revolving Borrowing Percentage of any such Committed Rate Loans whose proceeds will be simultaneously applied to repay Swing Line Loans or Local Currency Loans or to pay Reimbursement Obligations, such Bank’s Revolving Commitment Percentage of the amount of such Swing Line Loans and Reimbursement Obligations, and the amount of such Local Currency Loans owing to such Bank, will not be considered Committed Exposure of such Bank (such Revolving Borrowing Percentage of each Bank at any time to be calculated by the Administrative Agent on the basis of its most recent calculations of the Undrawn Revolving Commitments of the Banks) and (b) with respect to Committed Rate Loans denominated in any Available Foreign Currency to be made by any Bank at any time, a percentage equal to such Bank’s Foreign Currency Revolving Commitment Percentage in the Currency of such Committed Rate Loans.
“Revolving Commitment”: as to any Bank, the obligation of such Bank to make Committed Rate Loans and/or acquire participating interests in Swing Line Loans hereunder and/or in Local Currency Facilities and issue and/or acquire participating interests in Letters of Credit hereunder in an aggregate Dollar Equivalent Amount at any one time outstanding not to exceed the amount set forth opposite such Bank’s name on Schedule I under the caption “Dollar Revolving Commitment Amount”, as such amount may be changed from time to time in accordance with the provisions of this Agreement.
“Revolving Commitment Increase Notice”: as defined in subsection 2.10(a).
“Revolving Commitment Increase Supplement”: as defined in subsection 2.10(c).
“Revolving Commitment Percentage”: as to any Bank at any time, the percentage which such Bank’s Revolving Commitment then constitutes of the aggregate amount of the Revolving Commitments (or, at any time after the Revolving Commitments shall have expired or terminated, the percentage which the amount of the Exposure of such Bank at such time constitutes of the aggregate amount of the Exposure of all the Banks at such time). Notwithstanding the foregoing, in accordance with subsection 8.17 when a Defaulting Bank shall exist, Revolving Commitment Percentages shall be determined without regard to any Defaulting Bank’s Revolving Commitment.
“S&P”: Standard & Poor’s Ratings Group.
“Schedule Amendment”: each Schedule Amendment, substantially in the form of Exhibit B, executed and delivered pursuant to subsection 15.1.
“Single Employer Plan”: any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.
“Specified Borrower”: the collective reference to the Company and the Subsidiary Borrowers.
“Subsidiary”: as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.
“Subsidiary Borrower”: the collective reference to the Foreign Subsidiary Borrowers and the Domestic Subsidiary Borrowers.
“Subsidiary Guarantee”: each Subsidiary Guarantee, substantially in the form of Exhibit F-2, to be executed and delivered from time to time by any other Domestic Subsidiary pursuant to subsection 11.9, in each case, as the same may be amended, supplemented or otherwise modified from time to time.
“Swing Line Bank”: in respect of any Specified Borrower, each Bank listed as a Swing Line Bank in respect of such Specified Borrower in Schedule III and any other Bank party hereto as a “Swing Line Bank” from time to time.
“Swing Line Commitment”: as to any Swing Line Bank, the obligation of such Swing Line Bank to make Swing Line Loans hereunder in an amount at any one time outstanding not to exceed the amount set forth opposite such Bank’s name on Schedule III under the caption “Swing Line Commitment Amount”, as such amount may be changed from time to time in accordance with the provisions of this Agreement.
“Swing Line Exposure”: at any time, the sum of the aggregate principal amount of all outstanding Swing Line Loans at such time. The Swing Line Exposure of any Bank at any time shall be its Revolving Commitment Percentage of the total Swing Line Exposure at such time.
“Swing Line Limit”: in respect of any Specified Borrower, the amount listed as the Swing Line Limit in respect of such Specified Borrower in Schedule III or the Joinder Agreement for such Specified Borrower, but not in any case for all Specified Borrowers to exceed an aggregate amount equal to $500,000,000.
“Swing Line Loan”: as defined in subsection 4.1.
“Swing Line Rate”: a rate per annum equal to (a) at the sole option of the Specified Borrower requesting such Swing Line Loan, either (i) the Eurocurrency Rate for an Interest Period of one month or such shorter period as may be agreed between the Specified Borrower requesting such Swing Line Loan and the Swing Line Banks or (ii) ABR, plus (b) the Applicable Margin.
“Target Operating Day”: any day that is not (a) a Saturday or Sunday, (b) Christmas Day or New Year’s Day or (c) any other day on which the Trans-European Real-time Gross Settlement Operating System (or any successor settlement system) is not operating (as determined by the Administrative Agent).
“Termination Date”: August 19, 2016, as such date may be extended pursuant to subsection 2.13 hereof.
“Total Assets”: at a particular date, the assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.
“Total Revolving Commitments”: at any time, the aggregate amount of the Revolving Commitments then in effect.
“Total Swing Line Commitments”: at any time, the aggregate amount of the Swing Line

Commitments then in effect.
“Tranche”: the collective reference to Eurocurrency Loans of the same Type in any Currency the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).
“Type”: in respect of any Loan, its character as a Committed Rate Loan, Competitive Advance Loan or Swing Line Loan, as the case may be.
“UCC”: the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.
“Undrawn Revolving Commitment”: as to any Bank at any time, the amount of such Bank’s Revolving Commitment minus the amount of such Bank’s Committed Exposure at such time but not less than zero.
“Uniform Customs”: the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600 as the same may be amended from time to time.
“Withholding Agent”: any Loan Party and the Administrative Agent.
1.2    Other Definitional Provisions.
(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.
(b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP (provided that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein.
(c) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.
(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(e) The phrases “to the knowledge of the Company” and “of which any

Subsidiary is aware” and phrases of similar import when used in this Agreement shall mean to the actual knowledge of a Responsible Officer of the Company or any such Subsidiary, as the case may be.
1.3    Accounting Determinations.
Unless otherwise specified herein, all accounting determinations for purposes of calculating or determining compliance with the terms found in subsection 1.1 or the standards and covenants found in subsection 12.1 and otherwise to be made under this Agreement shall be made in accordance with GAAP applied on a basis consistent in all material respects with that used in preparing the financial statements referred to in subsection 9.1. If GAAP shall change from the basis used in preparing such financial statements, the certificates required to be delivered pursuant to subsection 11.2 demonstrating compliance with the covenants contained herein shall set forth calculations setting forth the adjustments necessary to demonstrate how the Company is in compliance with the financial covenants based upon GAAP as in effect on the Closing Date.

SECTION 2. THE COMMITTED RATE LOANS
2.1    Committed Rate Loans.
(a)    Subject to the terms and conditions hereof, each Bank severally agrees to make loans on a revolving credit basis (“Committed Rate Loans”) to any Specified Borrower from time to time during the Commitment Period; provided, that no Committed Rate Loan shall be made by any Bank if, after giving effect to the making of such Loan and the simultaneous application of the proceeds thereof, (i) the aggregate amount of the Exposure of all the Banks would exceed the aggregate amount of the Revolving Commitments, (ii) the aggregate amount of the Foreign Currency Exposure in respect of any Currency would exceed the Foreign Currency Exposure Sublimit for such Currency (iii) in the case of Committed Rate Loans denominated in an Available Foreign Currency, the aggregate principal amount of Committed Rate Loans outstanding to a Bank in such Currency would exceed the Foreign Currency Revolving Commitment of such Bank in such Currency or (iv) the aggregate amount of the Exposure of a Bank would exceed the Revolving Commitment of such Bank. During the Commitment Period, the Specified Borrowers may use the Revolving Commitments by borrowing, prepaying the Committed Rate Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.
(b)    The Committed Rate Loans may be made in Dollars or any Available Foreign Currency and may from time to time be (i) Committed Rate Eurocurrency Loans, (ii) in the case of Committed Rate Loans in Dollars only, Committed Rate ABR Loans or (iii) a combination thereof, as determined by the relevant Specified Borrower and set forth in the Notice of Borrowing or Notice of Conversion with respect thereto; provided, that no Committed Rate Eurocurrency Loan shall be made after the day that is one month prior to the Termination Date.
2.2    Procedure for Committed Rate Loan Borrowing. Any Specified Borrower may request the Banks to make Committed Rate Loans on any Business Day during the Commitment Period by delivering a Notice of Borrowing. Each borrowing of Committed Rate Loans (other than pursuant to a Swing Line refunding pursuant to subsection 4.4, pursuant to subsection 5.5(c) or pursuant to subsection 6.3) shall be in an amount equal to (a) in the case of Committed Rate ABR Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if the then aggregate undrawn amount of the Revolving Commitments is less than $1,000,000, such lesser amount) and (b) in the case of Committed Rate Eurocurrency Loans, (i) if in Dollars, $5,000,000 or increments of $500,000 thereafter, and (ii) if in any Available Foreign Currency, an amount in such Available Foreign Currency of which the Dollar Equivalent Amount is at least $5,000,000; provided, that any borrowing of Committed Rate Loans may be in an aggregate amount that is equal to the entire unused balance of the Total Revolving Commitment. Upon receipt of any such Notice of Borrowing from a Specified Borrower, the Administrative Agent shall promptly notify each Bank that has a Revolving Commitment in the relevant Currency of receipt of such Notice of Borrowing and of such Bank’s Revolving Borrowing Percentage of the Committed Rate Loans to be made pursuant thereto. Subject to the terms and conditions hereof, each Bank that has a Revolving Commitment in the relevant Currency will make its Revolving Borrowing Percentage of each such borrowing available to the Administrative Agent for the account of such Specified Borrower at the Funding Office, and at or prior to the Funding Time, for the Currency of such Loan in funds immediately available to the Administrative Agent in the applicable Currency. The amounts made available by each Bank will then be made available to such Specified Borrower at the Funding Office, in like funds as received by the Administrative Agent.
2.3    Repayment of Committed Rate Loans; Evidence of Debt.
(a)    Each Specified Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Bank on the Termination Date (or such earlier date on which the Loans become due and payable pursuant to Section 13), the then unpaid principal amount of each Committed Rate Loan made by such Bank to such Specified Borrower. Each Specified Borrower hereby further agrees to pay to the Administrative Agent for the account of each Bank, interest on the unpaid principal amount of the Committed Rate Loans made to such Specified Borrower from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 8.14.
(b)    Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Specified Borrower to such Bank resulting from each Committed Rate Loan of such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time under this Agreement.
(c)    The Administrative Agent shall maintain the Register pursuant to subsection 15.6(b), and a subaccount therein for each Bank, in which shall be recorded (i) the amount of each Committed Rate Loan made hereunder and each Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Specified Borrower to each Bank under Committed Rate Loans and (iii) the amount of any sum received by the Administrative Agent from each Specified Borrower in respect of Committed Rate Loans, and the amount of each Bank’s share thereof.
(d)    The entries made in the Register and the accounts of each Bank maintained pursuant to subsection 2.3(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Specified Borrower therein recorded; provided, however, that the failure of any Bank or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of each Specified Borrower to repay (with applicable interest) the Committed Rate Loans made to such Specified Borrower by such Bank in accordance with the terms of this Agreement. In the event of any conflict between the records maintained by any Bank and the records maintained by the Administrative Agent in such matters, the records of the Administrative Agent shall control in the absence of manifest error.
2.4    Termination or Reduction of Revolving Commitments. The Company shall have the right, upon not less than five Business Days’ notice (which may be conditioned on a refinancing) to the Administrative Agent, to terminate the Revolving Commitments or, from time to time, to reduce the amount of the Revolving Commitments. Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple thereof and shall reduce permanently the Revolving Commitments then in effect; provided that the Revolving Commitments may not be optionally reduced at any time to an amount which is less than the amount of the Exposure of all the Banks at such time; and provided further that the Revolving Commitments may not be reduced to an amount which is less than $50,000,000 unless they are terminated in full. Any reduction or termination of Revolving Commitments of any Bank that is also a Swing Line Bank which would result in the Swing Line Commitment of such Bank exceeding the Revolving Commitment of such Bank shall automatically result in a reduction or termination, as applicable, of the Swing Line Commitment of such Bank, such that the Swing Line Commitment of such Bank does not the exceed the Revolving Commitment of such Bank.
2.5    [reserved].

2.6    [reserved].

2.7    [reserved].

2.8    [reserved].

2.9    [reserved].

2.10    Revolving Commitment Increases. (a) At any time after the Closing Date, provided that no Event of Default shall have occurred and be continuing, the Borrowers may request an increase of the Revolving Commitments in an aggregate amount up to $500,000,000 by notice to the Administrative Agent in writing of the amount (the “Offered Increase Amount”) of such proposed increase (such notice, a “Revolving Commitment Increase Notice”). The Borrowers may offer to any Bank or any bank or other financial institution that is not an existing Bank the opportunity to provide a new Revolving Commitment pursuant to paragraph (b) below, which other bank or other financial institution shall be subject to the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed).
(b)    Any additional bank or financial institution that the Borrowers select to offer the opportunity to provide any portion of the increased Revolving Commitments, and that elects to become a party to this Agreement and provide a Revolving Commitment, shall execute a New Bank Supplement with the Borrowers and the Administrative Agent, substantially in the form of Exhibit K (a “New Bank Supplement”), whereupon such bank or financial institution (a “New Bank”) shall become a Bank for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and Schedule I shall be deemed to be amended to add the name and Revolving Commitment of such New Bank, provided that the Revolving Commitment of any such New Bank shall be in a principal amount not less than $10,000,000.
(c)    Any Bank that accepts an offer to it by the Borrowers to increase its Revolving Commitment pursuant to this subsection 2.10 shall, in each case, execute a Revolving Commitment Increase Supplement with the Borrowers and the Administrative Agent, substantially in the form of Exhibit L (a “Revolving Commitment Increase Supplement”), whereupon such Bank (an “Increasing Bank”) shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Revolving Commitment as so increased, and Schedule I shall be deemed to be amended to so increase the Revolving Commitment of such Bank.
(d)    The effectiveness of any New Bank Supplement or Revolving Commitment Increase Supplement shall be contingent upon receipt by the Administrative Agent of such corporate resolutions of the Borrowers and legal opinions of counsel to the Borrowers as the Administrative Agent shall reasonably request with respect thereto.
(e)    (i)  Except as otherwise provided in subparagraphs (ii) and (iii) of this paragraph (e), if any bank or financial institution becomes a New Bank pursuant to subsection 2.10(b) or any Bank’s Revolving Commitment is increased pursuant to subsection 2.10(c), additional Committed Rate Loans made on or after the date of the effectiveness thereof (the “Re-Allocation Date”) shall be made in accordance with the pro rata provisions of subsection 8.3 based on the Revolving Commitment Percentages (or relevant Foreign Currency Revolving Commitment Percentages, as the case may be) in effect on and after such Re-Allocation Date (except to the extent that any such pro rata borrowings would result in any Bank making an aggregate principal amount of Committed Rate Loans in excess of its Revolving Commitment (or relevant Foreign Currency Revolving Commitment Percentages, as the case may be), in which case such excess amount will be allocated to, and made by, the relevant New Banks and Increasing Banks to the extent of, and in accordance with the pro rata provisions of subsection 8.3 based on, their respective Revolving Commitments (or relevant Foreign Currency Revolving Commitments, as the case may be)). On each Re-Allocation Date, the Administrative Agent shall deliver a notice to each Bank of the adjusted Revolving Commitment Percentages after giving effect to any increase in the Revolving Commitments made pursuant to this subsection 2.10 on such Re-Allocation Date.
(ii)    In the event that on any such Re-Allocation Date there is an unpaid principal amount of Committed Rate ABR Loans, the applicable Borrower shall make prepayments thereof and one or more Borrowers shall make borrowings of Committed Rate ABR Loans and/or Committed Rate Eurocurrency Loans, as the applicable Borrower shall determine, so that, after giving effect thereto, the Committed Rate ABR Loans and Committed Rate Eurocurrency Loans outstanding are held as nearly as may be in accordance with the pro rata provisions of subsection 8.3 based on such new Revolving Commitment Percentage.
(iii)    In the event that on any such Re-Allocation Date there is an unpaid principal amount of Committed Rate Eurocurrency Loans, such Committed Rate Eurocurrency Loans shall remain outstanding with the respective holders thereof until the expiration of their respective Interest Periods (unless the applicable Borrower elects to prepay any thereof in accordance with the applicable provisions of this Agreement), and on the last day of the respective Interest Periods the applicable Borrower shall make prepayments thereof and the applicable Borrowers shall make borrowings of Committed Rate ABR Loans and/or Committed Rate Eurocurrency Loans so that, after giving effect thereto, the Committed Rate ABR Loans and Committed Rate Eurocurrency Loans outstanding are held by all of the Banks as nearly as may be in accordance with the pro rata provisions of subsection 8.3 based on such new Revolving Commitment Percentage.
(iv) In the event that on any such Re-Allocation Date there is any outstanding L/C Exposure, the interests of each L/C Participant shall be adjusted in accordance with the pro rata provisions of subsection 8.3 based on the Revolving Commitment Percentages (or relevant Foreign Currency Revolving Commitment Percentages, as the case may be) in effect on and after such Re-Allocation Date.
(f)    Notwithstanding anything to the contrary in this subsection 2.10, no Bank shall have any obligation to increase its Revolving Commitment unless it agrees to do so in its sole discretion.
2.11    Refunding of Committed Rate Loans Denominated in Available Foreign Currencies.
(a)    Notwithstanding noncompliance with the conditions precedent set forth in subsection 10.2, if any Committed Rate Loans denominated in any Available Foreign Currency (any such Loans, “Specified Loans”) are outstanding on (i) any date on which an Event of Default pursuant to subsection 13(g) shall have occurred with respect to the Company or (ii) any Acceleration Date, then, at 10:00 A.M., New York City time, on the second Business Day immediately succeeding (x) the date on which such Event of Default occurs (in the case of clause (i) above) or (y) such Acceleration Date (in the case of clause (ii) above), the Administrative Agent shall be deemed to have received a notice from the Company pursuant to subsection 2.2 requesting that Committed Rate ABR Loans be made pursuant to subsection 2.1 on such second Business Day in an aggregate amount equal to the Dollar Equivalent Amount of the aggregate amount of all Specified Loans, and the procedures set forth in subsection 2.2 shall be followed in making such Committed Rate ABR Loans. The proceeds of such Committed Rate ABR Loans shall be applied to repay such Specified Loans.
(b)    If, for any reason, Committed Rate ABR Loans may not be made pursuant to paragraph (a) of this subsection 2.11 to repay Specified Loans as required by such paragraph, effective on the date such Committed Rate ABR Loans would otherwise have been made, (i) the principal amount of each relevant Specified Loan shall be converted into Dollars (calculated on the basis of the Exchange Rate as of the immediately preceding Business Day) (“Converted Specified Loans”) and (ii) each Bank severally, unconditionally and irrevocably agrees that it shall purchase in Dollars a participating interest in such Converted Specified Loans in an amount equal to the amount of Committed Rate ABR Loans which would otherwise have been made by such Bank pursuant to paragraph (a) of this subsection 2.11. Each Bank will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation, and the proceeds of such participation shall be distributed by the Administrative Agent to each Bank having such Specified Loans in such amount as will reduce the amount of the participating interest retained by such Bank in the Converted Specified Loans to the amount of the Committed Rate ABR Loans which were to have been made by it pursuant to paragraph (a) of this subsection 2.11. All Converted Specified Loans shall bear interest at the rate which would otherwise be applicable to Committed Rate ABR Loans. Each Bank shall share on a pro rata basis (calculated by reference to its participating interest in such Converted Specified Loans) in any interest which accrues thereon and in all repayments thereof.
(c)    If, for any reason, Committed Rate ABR Loans may not be made pursuant to paragraph (a) of this subsection 2.11 to repay Specified Loans as required by such paragraph and the principal amount of any Specified Loans may not be converted into Dollars in the manner contemplated by paragraph (b) of this subsection 2.11, (i) the Administrative Agent shall determine the Dollar Equivalent Amount of such Specified Loans (calculated on the basis of the Exchange Rate determined as of the Business Day immediately preceding the date on which Committed Rate ABR Loans would otherwise have been made pursuant to said paragraph (a)) and (ii) effective on the date on which Committed Rate ABR Loans would otherwise have been made pursuant to said paragraph (a), each Bank severally, unconditionally and irrevocably agrees that it shall purchase in Dollars a participating interest in such Specified Loans in an amount equal to the amount of Committed Rate ABR Loans which would otherwise have been made by such Bank pursuant to paragraph (a) of this subsection 2.11. Each Bank will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation, and the proceeds of such participation shall be distributed by the Administrative Agent to each relevant Bank having Specified Loans in such amount as will reduce the Dollar Equivalent Amount as of such date of the amount of the participating interest retained by such Bank in such Specified Loans to the amount of the Committed Rate ABR Loans which were to have been made by it pursuant to paragraph (a) of this subsection 2.11. Each Bank shall share on a pro rata basis (calculated by reference to its participating interest in such Specified Loans) in any interest which accrues thereon, in all repayments of principal thereof and in the benefits of any collateral furnished in respect thereof and the proceeds of such collateral.
(d)    If any amount required to be paid by any Bank to any other Bank pursuant to this subsection 2.11 in respect of any Specified Loan is not paid to such Bank on the date such payment is due from such Bank, such obligor Bank shall pay to such obligee Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal funds rate, as quoted by such obligee Bank during the period from and including the date such payment is required to the date on which such payment is immediately available to such obligee Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of an obligee Bank submitted to any obligor Bank through the Administrative Agent with respect to any amounts owing under this subsection (d) shall be conclusive in the absence of manifest error.
2.12    Certain Borrowings of Committed Rate Loans and Refunding of Loans.
(a)    If on any Borrowing Date on which a Specified Borrower has requested the Banks (the “Specified Foreign Currency Banks”) to make Committed Rate Loans denominated in an Available Foreign Currency (the “Requested Specified Loans”) (i) the principal amount of the Requested Specified Loans to be made by any Specified Foreign Currency Bank exceeds the unused amount of the Revolving Commitment of such Specified Foreign Currency Bank in the requested Available Foreign Currency (before giving effect to the making and payment of any Loans required to be made pursuant to this subsection 2.12 on such Borrowing Date), (ii) the principal amount of such Requested Specified Loan, when added to the outstanding principal amount of all other Committed Rate Loans of such Specified Foreign Currency Banks denominated in the Available Foreign Currency in which the Requested Specified Loans are to be made, does not exceed the aggregate amount of such Specified Foreign Currency Banks’ Foreign Currency Revolving Commitments in such requested Available Foreign Currency and (iii) the Dollar Equivalent of the amount of the excess described in the foregoing clause (i) is less than or equal to the aggregate unused amount of the Revolving Commitments of all Banks other than such Specified Foreign Currency Banks (before giving effect to the making and payment of any Loans pursuant to this subsection 2.12 on such Borrowing Date), each Bank other than such Specified Foreign Currency Banks shall make a Committed Rate Loan denominated in Dollars to the Company (or any Specified Borrower identified by the Company) on such Borrowing Date, and the proceeds of such Committed Rate Loans shall be simultaneously applied to repay outstanding Committed Rate Loans denominated in Dollars of such Specified Foreign Currency Banks in each case in amounts such that, after giving effect to (1) such borrowings and repayments and (2) the borrowing from such Specified Foreign Currency Banks of the Requested Specified Loans, the excess described in the foregoing clause (i) will be eliminated. To effect such borrowings and repayments, (x) not later than 12:00 Noon, New York City time, on such Borrowing Date, the proceeds of such Committed Rate Loans denominated in Dollars shall be made available by each Bank other than such Specified Foreign Currency Banks to the Administrative Agent at its office specified in subsection 15.2 in Dollars and in immediately available funds and the Administrative Agent shall apply the proceeds of such Committed Rate Loans denominated in Dollars toward repayment of outstanding Committed Rate Loans denominated in Dollars of such Specified Foreign Currency Banks (as directed by the Company) and (y) concurrently with the repayment of such Loans on such Borrowing Date, (I) such Specified Foreign Currency Banks shall, in accordance with the applicable provisions hereof, make the Requested Specified Loans in an aggregate amount equal to the amount so requested by the relevant Specified Borrower and (II) the relevant Borrower shall pay to the Administrative Agent for the account of the Specified Foreign Currency Banks whose Loans to such Borrower are repaid on such Borrowing Date pursuant to this subsection 2.12 all interest accrued on the amounts repaid to the date of repayment, together with any amounts payable pursuant to subsection 8.8 in connection with such repayment, provided that the Administrative Agent shall have provided notice to the Company prior to the making of such Requested Specified Loans that the making thereof would obligate the Company to pay amounts pursuant to subsection 8.8.
(b)    If any borrowing of Committed Rate Loans is required pursuant to this subsection 2.12, the Company shall notify the Administrative Agent in the manner provided for Committed Rate Loans in subsection 2.2, except that the minimum borrowing amounts and threshold multiples in excess thereof applicable to Committed Rate ABR Loans set forth in subsection 2.2 shall not be applicable to the extent that such minimum borrowing amounts exceed the amounts of Committed Rate Loans required to be made pursuant to this subsection 2.12.
2.13    Extension of Termination Date.
(a)    The Company may, by written notice to the Administrative Agent in the form of Exhibit J-1 (the “Extension Request”) given no earlier than 60 days prior to each anniversary of the Closing Date but no later than 45 days prior to each anniversary of the Closing Date, request that the then applicable Termination Date be extended to the date that is one calendar year after the then applicable Termination Date. Such extension shall be effective with respect to each Bank that, by a written notice in the form of Exhibit J-2 (a “Continuation Notice”) to the Administrative Agent given no later than 20 days prior to the then applicable anniversary of the Closing Date, consents, in its sole discretion, to such extension (each Bank giving a Continuation Notice being referred to herein as a “Continuing Bank” and each Bank other than a Continuing Bank being referred to herein as a “Non-Extending Bank”), provided that (i) such extension shall be effective only if the aggregate Revolving Commitments of the Continuing Banks constitute at least a majority of the Total Revolving Commitments on the date of the Extension Request, (ii) any Bank that fails to submit a Continuation Notice at least 20 days prior to the then applicable anniversary of the Closing Date shall be deemed not to have consented to such extension and shall constitute a Non-Extending Bank and (iii) the Company may give no more than two Extension Requests during the term of this Agreement. No Bank shall have any obligation to consent to any extension of the Termination Date. The Administrative Agent shall notify each Bank of the receipt of an Extension Request promptly after receipt thereof. The Administrative Agent shall notify the Company and the Banks no later than 15 days prior to the then applicable anniversary of the Closing Date which Banks are Continuing Banks and which Banks are Non-Extending Banks, and whether the Administrative Agent has received Continuation Notices from Banks holding Revolving Commitments aggregating at least a majority of the Total Revolving Commitments on the date of the Extension Request.
(b)    The Commitment of each Non-Extending Bank shall terminate at the close of business on the Termination Date in effect prior to the delivery of such Extension Request without giving any effect to such proposed extension. On such Termination Date, the Company shall pay to the Administrative Agent, for the account of each Non-Extending Bank, an amount equal to such Non-Extending Bank’s Loans, together with accrued but unpaid interest and fees thereon and all other amounts then payable hereunder to such Non-Extending Bank. If, however, on or before the applicable Termination Date in effect immediately prior to the effectiveness of the Extension Request pursuant to this subsection 2.13, the Company obtains a Replacement Bank pursuant to subsection 15.1(e) for any such

Non-Extending Bank and such Replacement Bank agrees to the extension of the Termination Date pursuant to this subsection 2.13, then such Replacement Bank shall for all purposes of this subsection 2.13 and this Agreement be deemed to be a Continuing Bank, and the Loans of such Bank shall not be due and payable pursuant to this subsection 2.13(b).
SECTION 3. THE COMPETITIVE ADVANCE LOANS
3.1    Competitive Advance Loans.
(a)    Subject to the terms and conditions hereof, any Specified Borrower may, from time to time during the Commitment Period, request the Banks to offer bids, and any Bank may, in its sole discretion, offer such bids, to make competitive advance loans (“Competitive Advance Loans”) to such Specified Borrower on the terms and conditions set forth in such bids. Each Competitive Advance Loan shall bear interest at the rates, be payable on the dates, and shall mature on the date, agreed between such Specified Borrower and Bank at the time such Competitive Advance Loan is made; provided, that (i) each Competitive Advance Loan shall mature not earlier than 1 day and not later than 180 days, after the date such Competitive Advance Loan is made and (ii) no Competitive Advance Loan shall mature after the Termination Date. During the Commitment Period, the Specified Borrowers may accept bids from Banks from time to time for Competitive Advance Loans, and borrow and repay Competitive Advance Loans, all in accordance with the terms and conditions hereof; provided, that no Competitive Advance Loan shall be made if, after giving effect to the making of such Loan and the simultaneous application of the proceeds thereof, (i) the aggregate amount of the Exposure of all the Banks would exceed the aggregate amount of the Revolving Commitments, or (ii) the aggregate amount of the Foreign Currency Exposure in respect of any Currency would exceed the Foreign Currency Exposure Sublimit for such Currency. Subject to the foregoing, any Bank may, in its sole discretion, make Competitive Advance Loans in an aggregate outstanding amount exceeding the amount of such Bank’s Revolving Commitment.
(b)    The Competitive Advance Loans may be made in Dollars or any Available Foreign Currency, as agreed between the Specified Borrower and Bank in respect thereof at the time such Competitive Advance Loan is made.
3.2    Procedure for Competitive Advance Loan Borrowing.
(a) Any Specified Borrower may request Competitive Advance Loans by delivering a Competitive Advance Loan Request. The Administrative Agent shall notify each Bank promptly by facsimile transmission of the contents of each Competitive Advance Loan Request received by the Administrative Agent. Each Bank may elect, in its sole discretion, to offer irrevocably to make one or more Competitive Advance Loans to the Specified Borrower by delivering a Competitive Advance Loan Offer to the Administrative Agent.
(b) Before the acceptance time set forth in the applicable Competitive Advance Loan Request, the Specified Borrower, in its absolute discretion, shall:
(i)    cancel such Competitive Advance Loan Request by giving

the Administrative Agent telephone notice to that effect, or
(ii)    by giving telephone notice to the Administrative Agent immediately confirmed in writing or by facsimile transmission, subject to the provisions of subsection 3.2(c), accept one or more of the offers made by any Bank or Banks pursuant to subsection 3.2(a) of the amount of Competitive Advance Loans for each relevant maturity date and reject any remaining offers made by Banks pursuant to subsection 3.2(a).
(c) The Specified Borrower’s acceptance of Competitive Advance Loans in response to any Competitive Advance Loan Request shall be subject to the following limitations:
(i)    The amount of Competitive Advance Loans accepted for each maturity date specified by any Bank in its Competitive Advance Loan Offer shall not exceed the maximum amount for such maturity date specified in such Competitive Advance Loan Offer;
(ii)    the aggregate amount of Competitive Advance Loans accepted for all maturity dates specified by any Bank in its Competitive Advance Loan Offer shall not exceed the aggregate maximum amount specified in such Competitive Advance Loan Offer for all such maturity dates;
(iii)    the Specified Borrower may not accept offers for Competitive Advance Loans for any maturity date in an aggregate principal amount in excess of the maximum principal amount requested in the related Competitive Advance Loan Request; and
(iv)    if the Specified Borrower accepts any of such offers, it must accept offers based solely upon pricing for such relevant maturity date and upon no other criteria whatsoever and if two or more Banks submit offers for any maturity date at identical pricing and the Specified Borrower accepts any of such offers but does not wish to (or by reason of the limitations set forth in subsection 3.2(c)(iii) cannot) borrow the total amount offered by such Banks with such identical pricing, the Administrative Agent shall allocate offers from all of such Banks in amounts among them pro rata according to the amounts offered by such Banks (or as nearly pro rata as shall be practicable).
(d) If the Specified Borrower notifies the Administrative Agent that a Competitive Advance Loan Request is cancelled, the Administrative Agent shall give prompt telephone notice thereof to the Banks.
(e) If the Specified Borrower accepts one or more of the offers made by any Bank or Banks, the Administrative Agent promptly shall notify each Bank which has made such a Competitive Advance Loan Offer of (i) the aggregate amount of such Competitive Advance Loans to be made for each maturity date and (ii) the acceptance or rejection of any offers to make such Competitive Advance Loans made by such Bank. Before the Funding Time for the applicable Currency, each Bank whose Competitive Advance Loan Offer has been accepted shall make available to the Administrative Agent for the account of the Specified Borrower at the Funding Office for the applicable Currency the amount of Competitive Advance Loans in the applicable Currency to be made by such Bank, in immediately available funds.
3.3    Repayment of Competitive Advance Loans; Evidence of Debt.
(a)    Each Specified Borrower that borrows any Competitive Advance Loan hereby unconditionally promises to pay to the Bank that made such Competitive Advance Loan on the maturity date, as agreed by such Specified Borrower and Bank (or such earlier date on which all the Loans become due and payable pursuant to Section 13), the then unpaid principal amount of such Competitive Advance Loan. Each Specified Borrower hereby further agrees to pay interest on the unpaid principal amount of the Competitive Advance Loans made by any Bank to such Specified Borrower from time to time outstanding from the date thereof until payment in full thereof at the rate per annum, and on the dates, agreed by such Specified Borrower and Bank at the time such Competitive Advance Loan is made. All payments in respect of Competitive Advance Loans shall be made by such Specified Borrower to the Administrative Agent for the account of the Bank that makes such Competitive Advance Loan to the Payment Office and by the Payment Time for the applicable Currency.
(b)    Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Specified Borrower to such Bank resulting from each Competitive Advance Loan of such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time in respect of Competitive Advance Loans. The entries made in the accounts of each Bank maintained pursuant to this subsection 3.3(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Specified Borrower therein recorded, absent manifest error; provided, however, that the failure of any Bank to maintain any such account, or any error therein, shall not in any manner affect the obligation of each Specified Borrower to repay (with applicable interest) the Competitive Advance Loans made to such Specified Borrower by such Bank in accordance with the terms of this Agreement. In the event of any conflict between the records maintained by any Bank and the records maintained by the Administrative Agent in such matters, the records of the Administrative Agent shall control in the absence of manifest error.
3.4    Prepayments. Unless otherwise agreed by the Bank making a Competitive Advance Loan, upon giving a Notice of Prepayment at the address and time specified in Schedule IV, any Competitive Advance Loan may be optionally prepaid prior to the scheduled maturity date thereof.
SECTION 4. THE SWING LINE LOANS
4.1    Swing Line Loans. Subject to the terms and conditions hereof, each Swing

Line Bank severally agrees to make swing line loans (“Swing Line Loans”) to any Specified Borrower from time to time during the Commitment Period in Dollars; provided, that no Swing Line Loan shall be made if, after giving effect to the making of such Loan and the simultaneous application of the proceeds thereof, (i) the aggregate amount of the Exposure of all the Banks would exceed the aggregate amount of the Revolving Commitments, (ii) the aggregate amount of the Swing Line Loans made by a Swing Line Bank would exceed the Swing Line Commitment of such Swing Line Bank, (iii) the aggregate amount of the Exposure of a Swing Line Bank would exceed the Revolving Commitment of such Bank, (iv) the aggregate amount of all outstanding Swing Line Loans of such Specified Borrower would exceed the Swing Line Limit for such Specified Borrower or (v) the aggregate amount of all outstanding Swing Line Loans would exceed the Swing Line Limit. During the Commitment Period, the Specified Borrowers may borrow and prepay the Swing Line Loans in whole or in part, all in accordance with the terms and conditions hereof.
4.2    Procedure for Swing Line Borrowing. (a) Any Specified Borrower may request any Swing Line Bank to make Swing Line Loans during the Commitment Period on any Business Day by giving to such Swing Line Bank a Notice of Swing Line Borrowing no later than 1:00 p.m., New York City time, on the applicable Borrowing Date, or such later time as may be agreed by such Swing Line Bank, acting in its sole discretion, in respect of such Swing Line Loan. Each borrowing of Swing Line Loans shall be in an amount equal to (a) in the case of ABR Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if the then aggregate undrawn amount of the Swing Line Commitments is less than $1,000,000, such lesser amount) and (b) in the case of Eurocurrency Loans $1,000,000 or increments of $500,000 thereafter; provided, that any borrowing of Swing Line Loans may be in an aggregate amount that is equal to the entire unused balance of the Total Swing Line Commitments. Subject to the terms and conditions hereof, on the Borrowing Date of each Swing Line Loan, the relevant Swing Line Bank shall make the proceeds thereof available to the relevant Specified Borrower in immediately available funds in Dollars by the Funding Time in accordance with the wire instructions for remittance specified by the Specified Borrower in the Notice of Swing Line Borrowing.
(b) Upon the making of any Swing Line Loan, any payment of principal or interest with respect to a Swing Line Loan and on the last Business Day of each month on which a Swing Line Bank has any outstanding Swing Line Loans, such Bank shall deliver to the Administrative Agent a Notice of Swing Line Outstandings.
4.3    Repayment of Swing Line Loans; Evidence of Debt.
(a)    With respect to each Swing Line Loan, each Specified Borrower hereby unconditionally promises to pay to the applicable Swing Line Bank on the earlier of (i) the Termination Date, (ii) the date which is 30 days after the making of such Swing Line Loan, (iii) the date on which such Swing Line Loans become due and payable pursuant to subsection 4.4 and (iv) the date on which all the Loans become due and payable pursuant to Section 13, the then unpaid principal amount of such Swing Line Loan made to such Specified Borrower. Each Specified Borrower hereby further agrees to pay the applicable Swing Line Bank interest on the unpaid principal amount of the Swing Line Loans made to such Specified Borrower from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 8.14.
(b)    Each Swing Line Bank shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Specified Borrower to such

Swing Line Bank resulting from each Swing Line Loan of such Bank from time to time, including the amounts of principal and interest payable and paid to such Swing Line Bank from time to time under this Agreement.
(c)    The Administrative Agent shall maintain the Register pursuant to subsection 15.6(b), and a subaccount therein for each Swing Line Bank, in which shall be recorded (i) the amount of each Swing Line Loan made hereunder and each Interest Period (if any) applicable thereto and (ii) the amount of any principal or interest due and payable or to become due and payable from each Specified Borrower to each Swing Line Bank under Swing Line Loans.
(d)    The entries made in the Register and the accounts of each Swing Line Bank maintained pursuant to subsection 4.3(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of each Specified Borrower therein recorded; provided, however, that the failure of any Swing Line Bank or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of each Specified Borrower to repay (with applicable interest) the Swing Line Loans made to such Specified Borrower by such Swing Line Bank in accordance with the terms of this Agreement. In the event of any conflict between the records maintained by any Swing Line Bank and the records maintained by the Administrative Agent in such matters, the records of the Administrative Agent shall control in the absence of manifest error.
4.4    Allocating Swing Line Loans; Swing Line Loan Participations.
(a)    If any Event of Default shall occur and be continuing, any Swing Line Bank may, in its sole and absolute discretion, direct that the Swing Line Loans owing to it be refunded, by delivering a Notice of Swing Line Refunding. Upon receipt of a Notice of Swing Line Refunding the Administrative Agent shall promptly give notice of the contents thereof to the Banks and, unless an Event of Default described in subsection 13(g) in respect of the Company or the relevant Specified Borrower has occurred, to the Company and the relevant Specified Borrower. Each such Notice of Swing Line Refunding shall be deemed to constitute delivery by such Specified Borrower of a Notice of Borrowing of Committed Rate Eurocurrency Loans in Dollars in the amount of the Swing Line Loans to which it relates, for an Interest Period of one month’s duration. Subject to the terms and conditions hereof, each Bank (including each Swing Line Bank in its capacity as a Bank having a Revolving Commitment) hereby agrees to make a Committed Rate Loan to such Specified Borrower pursuant to Section 2 in Dollars in an amount equal to such Bank’s Revolving Borrowing Percentage of the aggregate amount of the Swing Line Loans to which such Notice of Swing Line Refunding relates. Unless any of the events described in subsection 13(g) in respect of the Company or such Specified Borrower shall have occurred (in which case the procedures of subsection 4.4(b) shall apply), each Bank shall make the amount of such Committed Rate Loan available to the Administrative Agent at the Funding Office, at or prior to the Funding Time, in Dollars in funds immediately available to the Administrative Agent. The proceeds of such Committed Rate Loans shall be immediately made available to such Swing Line Bank by the Administrative Agent and applied by such Swing Line Bank to repay the Swing Line Loans to which such Notice of Swing Line Refunding related.
(b)    If prior to the time a Committed Rate Loan would have otherwise been made pursuant to subsection 4.4(a), one of the events described in subsection 13(g) shall have occurred in respect of the Company or the relevant Specified Borrower, each Bank (other than the relevant Swing Line Bank) shall, on the date such Committed Rate Loan would have been made pursuant to the Notice of Swing Line Refunding referred to in subsection 4.4(a) (the “Refunding Date”), purchase an undivided participating interest in the outstanding Swing Line Loans to which such Notice of Swing Line Refunding related, in an amount equal to (i) such Bank’s Revolving Commitment Percentage times (ii) the aggregate principal amount of such Swing Line Loans then outstanding which were to have been repaid with Committed Rate Loans (the “Swing Line Participation Amount”). On the Refunding Date, (x) each Bank shall transfer to such Swing Line Bank, in immediately available funds, such Bank’s Swing Line Participation Amount, and upon receipt thereof such Swing Line Bank shall, if requested by any Bank, deliver to such Bank a participation certificate dated the date of such Swing Line Bank’s receipt of such funds and evidencing such Bank’s ownership of its Swing Line Participation Amount and (y) the interest rate on the applicable Swing Line Loan will automatically be converted to the applicable Eurocurrency Rate with an Interest Period of one month plus the Applicable Margin for Committed Rate Loans. If any amount required to be paid by any Bank to any Swing Line Bank pursuant to this subsection 4.4 in respect of any Swing Line Participation Amount is not paid to such Swing Line Bank on the date such payment is due from such Bank, such Bank shall pay to such Swing Line Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal funds rate, as quoted by such Swing Line Bank, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Swing Line Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of a Swing Line Bank submitted to any Bank with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.
(c)    Whenever, at any time after the Administrative Agent or any Swing Line Bank has received from any Bank such Bank’s Swing Line Participation Amount, the Administrative Agent or such Swing Line Bank receives any payment on account of the related Swing Line Loans, the Administrative Agent or such Swing Line Bank will distribute to such Bank its Revolving Commitment Percentage of such payment on account of its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank’s participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Administrative Agent or such Swing Line Bank is required to be returned, such Bank will return to the Administrative Agent or such Swing Line Bank any portion thereof previously distributed to it by the Administrative Agent or such Swing Line Bank, as applicable.
(d)    Each Bank’s obligation to make Committed Rate Loans pursuant to subsection 4.4(a) and to purchase participating interests pursuant to subsection 4.4(b) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against any other Bank or any Specified Borrower, or any Specified Borrower may have against any Bank or any other Person, as the case may be, for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Company or any of its Subsidiaries; (iv) any breach of this Agreement by any party hereto; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
SECTION 5. THE LETTERS OF CREDIT
5.1    L/C Commitment.
(a)    As of the Closing Date, the existing letters of credit set forth on Schedule 5.1 shall be deemed Letters of Credit hereunder. Subject to the terms and conditions hereof, each Issuing Bank agrees to issue letters of credit for the account of any Specified Borrower on any Business Day during the Commitment Period in such form as shall be reasonably acceptable to such Issuing Bank; provided, that no Letter of Credit shall be issued if, after giving effect thereto (i) the aggregate amount of the Exposure of all the Banks would exceed the aggregate amount of the Revolving Commitments, (ii) the aggregate amount of the Foreign Currency Exposure in respect of any Currency would exceed the Foreign Currency Exposure Sublimit for such Currency or (iii) the aggregate amount of the L/C Obligations would exceed $100,000,000.
(b)    Each Letter of Credit shall:
(i)    be denominated in Dollars or an Available Foreign Currency and shall be either (A) a standby letter of credit issued to support obligations of a Specified Borrower, contingent or otherwise, to provide credit support for workers’ compensation, other insurance programs and other lawful corporate purposes (a “Standby Letter of Credit”) or (B) a commercial letter of credit issued in respect of the purchase of goods and services in the ordinary course of business of the Company and its Subsidiaries (a “Commercial Letter of Credit”; together with the Standby Letters of Credit, the “Letters of Credit”) and,
(ii)    expire no later than the earlier of 365 days after its date of issuance and 5 Business Days prior to the Termination Date although any such Letter of Credit may be automatically extended for periods of one year from the current or any future expiration date of the Letter of Credit (unless the Issuing Bank elects not to extend such Letter of Credit) and the extended maturity date is not beyond 5 Business Days prior to the Termination Date (it being understood that if the Termination Date is extended pursuant to subsection 2.13, no Letter of Credit shall expire after the Termination Date applicable to the Non-Extending Banks if, after giving effect to the issuance of such Letter of Credit, the aggregate face amount of all Letters of Credit expiring after the Termination Date applicable to the Non-Extending Banks would exceed the aggregate amount of the Commitments of the Continuing Banks).
(c)    Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York or, if acceptable to the Required Banks and the relevant account party, the jurisdiction of the Issuing Office at which such Letter of Credit is issued.

(d)    No Issuing Bank shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Bank or any Bank to exceed any limits imposed by, any change after the date hereof in any applicable Requirement of Law.
5.2    Procedure for Issuance of Letters of Credit under this Agreement. Any Specified Borrower may from time to time request that an Issuing Bank issue a Letter of Credit by delivering to such Issuing Bank at its Issuing Office an Application therefor (with a copy to the Administrative Agent), completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as such Issuing Bank may reasonably request. Upon receipt by an Issuing Bank of any Application, and subject to the terms and conditions hereof, such Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall any Issuing Bank be required to issue any Letter of Credit earlier than five Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Bank and such Specified Borrower. Such Issuing Bank shall advise the Administrative Agent of the terms of such Letter of Credit on the date of issuance thereof and shall promptly thereafter furnish copies thereof and each amendment thereto to the Company and through the Administrative Agent each Bank.
5.3    Fees, Commissions and Other Charges.
(a)    Each Specified Borrower for whose account a Letter of Credit is issued hereunder shall pay to the Administrative Agent, for the account of the Banks (including the Issuing Bank) pro rata according to their Revolving Commitment Percentages, a letter of credit commission with respect to each Letter of Credit, computed at a rate equal to the then Applicable Margin for Committed Rate Eurocurrency Loans on the daily average undrawn face amount of such Letter of Credit. Such commissions shall be payable in arrears on the last Business Day of each March, June, September and December to occur after the date of issuance of each Letter of Credit and on the expiration date of such Letter of Credit and shall be nonrefundable.
(b)    In addition to the foregoing fees and commissions, each Specified Borrower for whose account a Letter of Credit is issued hereunder shall (i) pay or reimburse the Issuing Bank for such normal and customary costs and expenses as are incurred or charged by such Issuing Bank in issuing, effecting payment under, amending or otherwise administering such Letter of Credit and (ii) pay the Issuing Bank such other fees as shall be agreed by the Issuing Bank and such Specified Borrower.
(c)    The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Bank and the Banks all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.
5.4    L/C Participations.
(a)    Each Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Bank to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk, an undivided interest equal to such L/C Participant’s Revolving Commitment Percentage in such Issuing Bank’s obligations and rights under each Letter of Credit issued by such Issuing Bank hereunder and the amount of each draft paid by such Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Bank that, if a draft is paid under any Letter of Credit issued by such Issuing Bank for which the Specified Borrower which is the account party under such Letter of Credit has not reimbursed such Issuing Bank to the full extent required by the terms of this Agreement, such L/C Participant shall pay to such Issuing Bank upon demand at such Issuing Bank’s Issuing Office an amount equal to such L/C Participant’s Revolving Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.
(b)    If any amount required to be paid by any L/C Participant to any Issuing Bank pursuant to subsection 5.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Bank under any Letter of Credit is not paid to such Issuing Bank on the date such payment is due from such L/C Participant, such L/C Participant shall pay to such Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii) (A) in the case of any such payment obligation denominated in Dollars, the daily average Federal funds rate, as quoted by such Issuing Bank, or (B) in the case of any such payment obligation denominated in an Available Foreign Currency, the rate customary in such Currency for settlement of similar inter-bank obligations, as quoted by such Issuing Bank, in each case during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of an Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.
(c)    Whenever, at any time after an Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 5.4(a) the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the account party or otherwise, including by way of set-off or proceeds of collateral applied thereto by such Issuing Bank), or any payment of interest on account thereof, such Issuing Bank will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Bank shall be required to be returned by the Issuing Bank, such L/C Participant shall return to such Issuing Bank the portion thereof previously distributed by such Issuing Bank to it.
5.5    Reimbursement Obligation of the Specified Borrowers.
(a)    Each Specified Borrower for whose account a Letter of Credit is issued hereunder agrees to reimburse the Issuing Bank in respect of such Letter of Credit on each date on which such Issuing Bank notifies such Specified Borrower (with a copy to the Administrative Agent at its address in the Administrative Schedule for Notices of Borrowing

for the applicable Currency) of the date and amount of a draft presented under such Letter of Credit and paid by such Issuing Bank for the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by such Issuing Bank in connection with such payment; provided if any Issuing Bank shall notify the Specified Borrower of a drawing after 2:00 p.m. local time of such Issuing Bank’s Issuing Office on the date of any drawing under a Letter of Credit, the Specified Borrower will not be required to reimburse such Issuing Bank until the next succeeding Business Day. Each such payment shall be made to such Issuing Bank at its Issuing Office in the Currency in which payment of such draft was made and in immediately available funds.
(b)    Interest shall be payable on any and all amounts remaining unpaid by any Specified Borrower under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which is (i) in the case of such amounts payable in Dollars, 2% above the ABR from time to time and (ii) in the case of such amounts payable in any other currency, 2% above the rate reasonably determined by the Issuing Bank as the cost of funding such overdue amount from time to time on an overnight basis.
(c)    Each notice of a drawing under any Letter of Credit denominated in Dollars shall constitute a request by the Specified Borrower for a borrowing pursuant to subsection 2.2 of Committed Rate ABR Loans in the amount of such drawing plus any amounts payable pursuant to subsection 5.5(a)(ii) in respect of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.
5.6    Obligations Absolute.
(a)    The obligations of the Specified Borrowers under this Section 5 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which any Specified Borrower may have or have had against the Issuing Bank or any beneficiary of a Letter of Credit.
(b)    Each Specified Borrower for whose account a Letter of Credit is issued hereunder also agrees with the Issuing Bank in respect of such Letter of Credit that such Issuing Bank shall not be responsible for, and such Specified Borrower’s Reimbursement Obligations under subsection 5.5(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, provided, that reliance upon such documents by such Issuing Bank shall not have constituted gross negligence or willful misconduct of such Issuing Bank or (ii) any dispute between or among such Specified Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of any Specified Borrower against any beneficiary of such Letter of Credit or any such transferee.
(c)    No Issuing Bank shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by such Issuing

Bank’s gross negligence or willful misconduct.
(d)    Each Specified Borrower for whose account a Letter of Credit is issued hereunder agrees that any action taken or omitted by any Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs, shall be binding on such Specified Borrower and shall not result in any liability of such Issuing Bank to such Specified Borrower.
5.7    Letter of Credit Payments. If any draft shall be presented for payment to an Issuing Bank under any Letter of Credit, such Issuing Bank shall promptly notify the account party of the date and amount thereof. The responsibility of the Issuing Bank to the account party in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.
5.8    Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 5, the provisions of this Section 5 shall apply.
SECTION 6. LOCAL CURRENCY FACILITIES
6.1    Terms of Local Currency Facilities.
(a)    Subject to the provisions of this Section 6, the Company may in its discretion from time to time designate any Subsidiary of the Company organized under the laws of any jurisdiction outside the United States as a “Local Currency Borrower” and any Qualified Credit Facility to which such Local Currency Borrower and any one or more Banks (or its affiliates, agencies or branches) is a party as a “Local Currency Facility”, with the consent of each such Bank in its sole discretion, by delivering a Local Currency Facility Addendum to the Administrative Agent and the Banks (through the Administrative Agent) executed by the Company, each such Local Currency Borrower and each such Bank, provided, that on the effective date of such designation no Event of Default shall have occurred and be continuing. Concurrently with the delivery of a Local Currency Facility Addendum, the Company or the relevant Local Currency Borrower shall furnish to the Administrative Agent copies of all documentation executed and delivered by any Local Currency Borrower in connection therewith, together with, if applicable, an English translation thereof. Except as otherwise provided in this Section 6 or in the definition of “Qualified Credit Facility” in subsection 1.1, the terms and conditions of each Local Currency Facility shall be determined by mutual agreement of the relevant Local Currency Borrower(s) and Local Currency Bank(s). The documentation governing each Local Currency Facility shall (i) contain an express acknowledgement that such Local Currency Facility shall be subject to the provisions of this Section 6 and (ii) designate a Local Currency Facility Agent for such Local Currency Facility. Each of the Company and, by agreeing to any Local Currency Facility designation as contemplated hereby, each relevant Local Currency Bank (if any) party thereto which is an affiliate, branch or agency of a Bank, acknowledges and agrees that each reference in this Agreement to any Bank shall, to the extent applicable, be deemed to be a reference to such Local Currency Bank. In the event of any inconsistency between the terms of this Agreement and the terms of any Local Currency Facility, the terms of this Agreement shall prevail.
(b)    The documentation governing each Local Currency Facility shall set forth (i) the maximum amount (expressed in Dollars) available to be borrowed from all Local Currency Banks under such Local Currency Facility (as the same may be reduced from time to time, a “Local Currency Facility Maximum Borrowing Amount”) and (ii) with respect to each Local Currency Bank party to such Local Currency Facility, the maximum Dollar Equivalent Amount available to be borrowed from such Local Currency Bank thereunder (as the same may be reduced from time to time, a “Local Currency Bank Maximum Borrowing Amount”).
(c)    Except as otherwise required by applicable law, in no event shall the Local Currency Banks party to a Local Currency Facility have the right to accelerate the Local Currency Loans outstanding thereunder, or to terminate their commitments (if any) to make such Local Currency Loans prior to the earlier of the stated termination date in respect thereof or the Termination Date, except, in each case, in connection with an acceleration of the Loans or a termination of the Commitments pursuant to Section 13 of this Agreement, provided, that nothing in this paragraph (c) shall be deemed to require any Local Currency Bank to make a Local Currency Loan if the applicable conditions precedent to the making of such Local Currency Loan set forth in the relevant Local Currency Facility have not been satisfied. No Local Currency Loan may be made under a Local Currency Facility if (i) after giving effect thereto, the conditions precedent in subsection 10.2 would not be satisfied or (ii) after giving effect to the making of such Local Currency Loan and the simultaneous application of the proceeds thereof, (A) the aggregate amount of the Exposure of all the Banks would exceed the aggregate amount of the Revolving Commitments, or (B) the amount of such Local Currency Bank’s Committed Exposure would exceed the amount of such Local Currency Bank’s Revolving Commitment.
(d)    The relevant Local Currency Borrower shall furnish to the Administrative Agent copies of any amendment, supplement or other modification (including any change in commitment amounts or in the Local Currency Banks participating in any Local Currency Facility) to the terms of any Local Currency Facility promptly after the effectiveness thereof (together with, if applicable, an English translation thereof). If any such amendment, supplement or other modification to a Local Currency Facility shall (i) add a Local Currency Bank as a Local Currency Bank thereunder or (ii) change the Local Currency Facility Maximum Borrowing Amount or any Local Currency Bank Maximum Borrowing Amount with respect thereto, the Company shall promptly furnish an appropriately revised Local Currency Facility Addendum, executed by the Company, the relevant Local Currency Borrower and the affected Local Currency Banks (or any agent acting on their behalf), to the Administrative Agent and the Banks (through the Administrative Agent).
(e)    The Company may terminate its designation of a facility as a Local

Currency Facility, with the consent of each Local Currency Bank party thereto in its sole discretion, by written notice to the Administrative Agent, which notice shall be executed by the Company, the relevant Local Currency Borrower and each Local Currency Bank party to such Local Currency Facility (or any agent acting on their behalf). Once notice of such termination is received by the Administrative Agent, such Local Currency Facility and the loans and other obligations outstanding thereunder shall immediately cease to be subject to the terms of this Agreement and shall cease to benefit from the Company Guarantee.
6.2    Reporting of Local Currency Outstandings. On the date of the making of any Local Currency Loan having a maturity of 30 or more days to a Local Currency Borrower and on the last Business Day of each month on which a Local Currency Borrower has any outstanding Local Currency Loans, the Local Currency Facility Agent for such Local Currency Borrower, shall deliver to the Administrative Agent a Notice of Local Currency Outstandings. The Administrative Agent will, at the request of any Local Currency Facility Agent, advise such Local Currency Facility Agent of the Exchange Rate used by the Administrative Agent in calculating the Dollar Equivalent Amount of Local Currency Loans under the related Local Currency Facility on any date.
6.3    Refunding of Local Currency Loans.
(a)    Notwithstanding noncompliance with the conditions precedent set forth in subsection 10.2, if any Local Currency Loans are outstanding on (i) any date on which an Event of Default pursuant to subsection 13(g) shall have occurred with respect to the Company, (ii) any Acceleration Date or (iii) any date on which an Event of Default pursuant to subsection 13(a)(ii) shall have occurred and be continuing for three or more Business Days and, in the case of clause (iii) above, any Local Currency Bank party to the affected Local Currency Facility shall have given notice thereof to the Administrative Agent requesting that the Local Currency Loans (“Affected Local Currency Loans”) outstanding thereunder be refunded pursuant to this subsection 6.3, then, at 10:00 A.M., New York City time, on the second Business Day immediately succeeding (x) the date on which such Event of Default occurs (in the case of clause (i) above), (y) such Acceleration Date (in the case of clause (ii) above) or (z) the date on which such notice is received by the Administrative Agent (in the case of clause (iii) above), the Administrative Agent shall be deemed to have received a notice from the Company pursuant to subsection 2.2 requesting that Committed Rate ABR Loans be made pursuant to subsection 2.1 on such second Business Day in an aggregate amount equal to the Dollar Equivalent Amount of the aggregate amount of all Local Currency Loans (in the case of clause (i) or (ii) above) or the Affected Local Currency Loans (in the case of clause (iii) above), and the procedures set forth in subsection 2.2 shall be followed in making such Committed Rate ABR Loans. The proceeds of such Committed Rate ABR Loans shall be applied to repay such Local Currency Loans.
(b)    If, for any reason, Committed Rate ABR Loans may not be made pursuant to paragraph (a) of this subsection 6.3 to repay Local Currency Loans as required by such paragraph, effective on the date such Committed Rate ABR Loans would otherwise have been made, (i) the principal amount of each relevant Local Currency Loan shall be converted into Dollars (calculated on the basis of the Exchange Rate as of the immediately preceding Business Day) (“Converted Local Currency Loans”) and (ii) each Bank severally, unconditionally and irrevocably agrees that it shall purchase in Dollars a participating interest in such Converted Local Currency Loans in an amount equal to the amount of Committed Rate ABR Loans which would otherwise have been made by such Bank pursuant to paragraph (a) of this subsection 6.3 unless such purchase would cause the Exposure of such Bank to exceed the Revolving Commitment of such Bank. Each Bank will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation, and the proceeds of such participation shall be distributed by the Administrative Agent to each relevant Local Currency Bank in such amount as will reduce the amount of the participating interest retained by such Local Currency Bank in the Converted Local Currency Loans to the amount of the Committed Rate ABR Loans which were to have been made by it pursuant to paragraph (a) of this subsection 6.3. All Converted Local Currency Loans shall bear interest at the rate which would otherwise be applicable to Committed Rate ABR Loans. Each Bank shall share on a pro rata basis (calculated by reference to its participating interest in such Converted Local Currency Loans) in any interest which accrues thereon and in all repayments thereof.
        (c)     If, for any reason, Committed Rate ABR Loans may not be made pursuant to paragraph (a) of this subsection 6.3 to repay Local Currency Loans as required by such paragraph and the principal amount of any Local Currency Loans may not be converted into Dollars in the manner contemplated by paragraph (b) of this subsection 6.3, (i) the Administrative Agent shall determine the Dollar Equivalent Amount of such Local Currency Loans (calculated on the basis of the Exchange Rate determined as of the Business Day immediately preceding the date on which Committed Rate ABR Loans would otherwise have been made pursuant to said paragraph (a)) and (ii) effective on the date on which Committed Rate ABR Loans would otherwise have been made pursuant to said paragraph (a), each Bank severally, unconditionally and irrevocably agrees that it shall purchase in Dollars a participating interest in such Local Currency Loans in an amount equal to the amount of Committed Rate ABR Loans which would otherwise have been made by such Bank pursuant to paragraph (a) of this subsection 6.3 unless such purchase would cause the Exposure of such Bank to exceed the Revolving Commitment of such Bank. Each Bank will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation, and the proceeds of such participation shall be distributed by the Administrative Agent to each relevant Local Currency Bank in such amount as will reduce the Dollar Equivalent as of such date of the amount of the participating interest retained by such Local Currency Bank in such Local Currency Loans to the amount of the Committed Rate ABR Loans which were to have been made by it pursuant to paragraph (a) of this subsection 6.3. Each Bank shall share on a pro rata basis (calculated by reference to its participating interest in such Local Currency Loans) in any interest which accrues thereon, in all repayments of principal thereof and in the benefits of any collateral furnished in respect thereof and the proceeds of such collateral.
(d)    If any amount required to be paid by any Bank to any Local Currency Bank pursuant to this subsection 6.3 in respect of any Local Currency Loan is not paid to such Local Currency Bank on the date such payment is due from such Bank, such Bank shall pay to such Local Currency Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal funds rate, as quoted by such Local Currency Bank during the period from and including the date such payment is required to the date on which such payment is immediately available to the Local Currency Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of a Local Currency Bank submitted to any Bank through the Administrative Agent with respect to any amounts owing under this subsection (d) shall be conclusive in the absence of manifest error.
SECTION 7. [RESERVED]
SECTION 8. CERTAIN PROVISIONS APPLICABLE TO THE LOANS AND
LETTERS OF CREDIT
8.1    Facility Fee; Other Fees; Other Payments.
(a) The Company shall pay to the Administrative Agent for the account of each Bank holding a Revolving Commitment a facility fee for the period from and including the Closing Date to, but excluding, the Termination Date, computed at the Facility Fee Rate in effect from time to time on the average daily amount of the Revolving Commitment (used and unused) of such Bank during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date on which the Revolving Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.
(b)    The Company shall pay to the applicable Issuing Bank for its own account a fronting fee of 0.125% per annum on the undrawn and unexpired amount of each Letter of Credit, in each case payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date on which the Revolving Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof or the issuance date, as relevant.
(c)     The Company agrees to pay to the Administrative Agent, for its own account and for the account of the Arrangers and the Banks, the fees in the amounts and on the dates agreed to by such parties in writing prior to the date of this Agreement.
8.2    Computation of Interest and Fees.
(a)     Facility fees and, whenever it is calculated on the basis of the Prime Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest and Letter of Credit commissions shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the relevant Specified Borrower and the Banks of each determination of a Eurocurrency Rate. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. The Administrative Agent shall as soon as practicable notify the relevant Borrower and the Banks of the effective date and the amount of each such change in interest rate.
(b)    Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Banks in the absence of manifest error.
8.3    Pro Rata Treatment and Payments.
(a)    Each payment by the Company on account of any facility fee hereunder and any reduction of the Revolving Commitments of the Banks shall be made pro rata according to the respective Revolving Commitment Percentages of the Banks. Each disbursement of Committed Rate Loans in any Currency shall be made by the Banks holding Revolving Commitments in such Currency pro rata according to the respective Revolving Borrowing Percentages of such Banks. Each payment (including each prepayment) by any Borrower on account of principal of and interest on any Loans in any Currency shall be made pro rata according to the respective principal amounts of the Loans of such Type and Currency of such Borrower then due and owing to the Banks. All payments (including prepayments) to be made by any Borrower hereunder, whether on account of principal, interest, fees, Reimbursement Obligations or otherwise, shall be made without set off or counterclaim. All payments in respect of Swing Line Loans, Committed Rate Loans or Letters of Credit in any Currency shall be made in such Currency and in immediately available funds at the Payment Office (and in the case of Swing Line Loan, to the applicable Swing Line Lender), and at or prior to the Payment Time, for such Type of Loans and such Currency, on the due date thereof. The Administrative Agent shall distribute to the applicable Banks any payments received by the Administrative Agent promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.
(b)    Unless the Administrative Agent shall have been notified in writing by any Bank prior to a Borrowing Date in respect of Committed Rate Loans that such Bank will not make the amount that would constitute its Revolving Borrowing Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Bank is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Bank shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to (A) in the case of any such Committed Rate Loans denominated in Dollars, the daily average Federal funds rate, as quoted by the Administrative Agent, or (B) in the case of any Committed Rate Loans denominated in an Available Foreign Currency, the rate customary in such Currency for settlement of similar inter-bank obligations, as quoted by the Administrative Agent, in each case for the period until such Bank makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Bank with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Bank’s Revolving Borrowing Percentage of such borrowing is not made available to the Administrative Agent by such Bank within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans in such Currency hereunder, on demand, from the relevant Borrower.
8.4    Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Bank to make or maintain Loans or to make or maintain Extensions of Credit to one or more Foreign Subsidiary Borrowers or Local Currency Borrowers contemplated by this Agreement, the commitment of such Bank hereunder to make Loans to such Foreign Subsidiary Borrowers or Local Currency Borrowers, continue Loans to such Foreign Subsidiary Borrowers or Local Currency Borrowers as such, and maintain Extensions of Credit to such Foreign Subsidiary Borrowers or Local Currency Borrowers shall forthwith be cancelled to the extent necessary to remedy or prevent such illegality. Nothing in this subsection 8.4 shall affect the obligation of the Banks to make or maintain Loans to the Company. Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a change in any Requirement of Law, regardless of the date enacted, adopted, issued or implemented.
8.5    Requirements of Law.
(a)    If the adoption of or any change in any Requirement of Law (other than the Certificate of Incorporation and By-Laws or other organizational or governing documents of the Banks) or in the interpretation or application thereof or compliance by any Bank or Issuing Bank with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:
(i)    Shall subject any Bank or Issuing Bank or any corporation controlling such Bank or from which such Bank obtains funding or credit to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit or any Eurocurrency Loan or Local Currency Loan made by it, or change the basis of taxation of payments to such Bank or such corporation in respect thereof (except for (A) Non-Excluded Taxes covered by subsection 8.6, (B) taxes excluded under the first sentence of subsection 8.6(a) and (C) changes in the rate of tax on the overall net income of such Bank or Issuing Bank or such corporation);
(ii)    shall impose, modify or hold applicable any reserve, special deposit, deposit insurance, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Bank or Issuing Bank or any corporation controlling such Bank or Issuing Bank or from which such Bank obtains funding or credit which is not otherwise included in the determination of the Eurocurrency Rate hereunder or the interest rate on such Local Currency Loans under the relevant Local Currency Facility; or

(iii)     shall impose on such Bank or Issuing Bank or any corporation controlling such Bank any other condition;
and the result of any of the foregoing is to increase the cost to such Bank or Issuing Bank or such corporation, by an amount which such Bank or Issuing Bank or such corporation deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans or Local Currency Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Company shall promptly pay such Bank or Issuing Bank, within five Business Days after its demand, any additional amounts necessary to compensate such Bank or Issuing Bank for such increased cost or reduced amount receivable, together with interest on each such amount from the date due until payment in full at a rate per annum equal to the ABR plus 2%. If any Bank or Issuing Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Company, through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Bank or Issuing Bank, through the Administrative Agent, to the Company shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of Loans and all other amounts payable hereunder.
(b)    If any Bank shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Bank or any corporation controlling such Bank or Issuing Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Bank’s or Issuing Bank or such corporation’s capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Bank or Issuing Bank or such corporation could have achieved but for such change or compliance (taking into consideration such Bank’s or Issuing Bank or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Bank or Issuing Bank to be material, then from time to time, after submission by such Bank or Issuing Bank to the Company (with a copy to the Administrative Agent) of a written request therefor (which written request shall be conclusive in the absence of manifest error), the Company shall pay to such Bank or Issuing Bank such additional amount or amounts as will compensate such Bank or Issuing Bank for such reduction.
(c)    In addition to, and without duplication of, amounts which may become payable from time to time pursuant to paragraphs (a) and (b) of this subsection 8.5, each Borrower agrees to pay to each Bank which requests compensation under this paragraph (c) by notice to such Borrower, on the last day of each Interest Period with respect to any Committed Rate Eurocurrency Loan made by such Bank to such Borrower, at any time when such Bank shall be required to maintain reserves against “Eurocurrency liabilities” under Regulation D of the Board (or, at any time when such Bank may be required by the Board or by any other Governmental Authority, whether within the United States or in another relevant jurisdiction, to maintain reserves against any other category of liabilities which includes deposits by reference to which the Eurocurrency Rate is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Bank which includes any such Committed Rate Eurocurrency Loans), an additional amount (determined by such Bank’s calculation or, if an accurate calculation is impracticable, reasonable estimate using such reasonable means of allocation as such Bank shall determine) equal to the actual costs, if any, incurred by such Bank during such Interest Period as a result of the applicability of the foregoing reserves to such Committed Rate Eurocurrency Loans.
(d)    A certificate of each Bank, Issuing Bank, Swing Line Bank or Local Currency Bank setting forth such amount or amounts as shall be necessary to compensate such Bank, Issuing Bank, Swing Line Bank or Local Currency Bank as specified in paragraph (a), (b) or (c) above, as the case may be, and setting forth in reasonable detail an explanation of the basis of requesting such compensation in accordance with paragraph (a), (b) or (c) above, including calculations in detail comparable to the detail set forth in certificates delivered to such Bank in similar circumstances under comparable provisions of other comparable credit agreements, shall be delivered to the relevant Borrower and shall be conclusive absent manifest error. The relevant Borrower shall pay each Bank, Issuing Bank, Swing Line Bank or Local Currency Bank the amount shown as due on any such certificate delivered to it within 10 days after its receipt of the same.
(e)    Failure or delay on the part of any Bank or the Issuing Bank to demand compensation pursuant to this subsection shall not constitute a waiver of such Bank’s or the Issuing Bank’s right to demand such compensation; provided that the Company shall not be required to compensate a Bank or the Issuing Bank pursuant to this subsection for any increased costs or reductions incurred more than six months prior to the date that such Bank or the Issuing Bank, as the case may be, notifies the Company of the event giving rise to such increased costs or reductions and of such Bank’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the event giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.
(f)     Notwithstanding the foregoing provisions of this subsection, a Bank shall not be entitled to compensation pursuant to this subsection in respect of any Competitive Advance Loan if the event that would otherwise entitle it to such compensation shall have been publicly announced prior to submission of the Competitive Advance Loan Offer pursuant to which such Loan was made.
(g)     The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
(h)    Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a change in any Requirement of Law, regardless of the date enacted, adopted, issued or implemented.
8.6    Taxes.
(a)    Unless required by applicable Requirements of Law, all payments made by any Loan Party under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Administrative Agent and each Bank, (i) net income taxes, doing business taxes, branch profits or similar taxes, and franchise taxes imposed on the Administrative Agent or such Bank (including, without limitation for all purposes of this subsection 8.6, each Bank in its capacity as an Issuing Bank or as a Swing Line Bank), as the case may be, as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Administrative Agent or such Bank (excluding a connection arising solely from the Administrative Agent or such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) or any political subdivision or taxing authority thereof or therein, (ii) taxes that are attributable to such Bank’s failure to comply with the requirements of subsection 8.6(e), (iii) United States withholding taxes in effect on the date such Bank becomes a party to this Agreement, except to the extent that such Bank’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the applicable Loan Party with respect to such taxes pursuant to this subsection 8.6(a) and (iv) any taxes imposed by FATCA; provided that, if any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings (“Non-Excluded Taxes”) or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Bank, as determined in good faith by the applicable Withholding Agent, (i) such amounts shall be paid to the relevant Governmental Authority in accordance with applicable law and (ii) the amounts so payable by the applicable Loan Party to the Administrative Agent or such Bank shall be increased to the extent necessary to yield to the Administrative Agent or such Bank (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement as if such withholding or deduction had not been made.
(b)    In addition, the Company or the relevant Loan Party shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)     Whenever any Non-Excluded Taxes or Other Taxes are payable by any Loan Party, as promptly as possible thereafter such Loan Party or the Company shall send to the Administrative Agent for its own account or for the account of the relevant Bank, as the case may be, a certified copy of an original official receipt received by the applicable Loan Party showing payment thereof. If (i) such Loan Party or the Company fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority, (ii) Loan Party or the Company fails to remit to the Administrative Agent the required receipts or other required documentary evidence or (iii) any Non-Excluded Taxes or Other Taxes are imposed directly upon the Administrative Agent or any Bank, such Loan Party and/or the Company shall indemnify the Administrative Agent and such Bank for such amounts and any incremental taxes, interest or penalties that may become payable by the Administrative Agent or such Bank as a result of any such failure, in the case of (i) and (ii), or any such direct imposition, in the case of (iii). The agreements in subsection 8.6(a) shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
(d)    Each Bank shall indemnify the Administrative Agent for the full amount of any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or similar charges imposed by any Governmental Authority that are attributable to such Bank and that are payable or paid by the Administrative Agent, together with all interest, penalties, reasonable costs and expenses arising therefrom or with respect thereto, as determined by the Administrative Agent in good faith (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such taxes, levies, imposts, duties, charges, fees, deductions, withholdings or similar charges and without limiting the obligation of the Loan Parties to do so). A certificate as to the amount of such payment or liability delivered to any Bank by the Administrative Agent shall be conclusive absent manifest error.
(e)    (i) Each Bank (including each Assignee) that is a “United States person” as defined in Section 7701(a)(30) of the Code shall deliver to the Company and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed copies of United States Internal Revenue Service (the “IRS”) Form W-9 (or any successor form) certifying that such Bank is exempt from U.S. federal withholding tax. Each Bank (including each Assignee) that is not a “United States person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Bank”) shall deliver to the Company and the Administrative Agent (or, in the case of a Participant, to the Bank from which the related participation shall have been purchased) (i) two duly completed copies of IRS Form W-8BEN, W-8ECI, W-8IMY (together with any applicable underlying IRS forms) or successor applicable form, as the case may be, (ii) in the case of a Non-U.S. Bank claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit M and the applicable IRS Form W-8 (together with any applicable underlying IRS forms), or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Bank claiming complete exemption from, or a reduced rate of, withholding tax on payments under this Agreement and the other Loan Documents, or (iii) any other form prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of law to permit the Company and the Administrative Agent to determine the withholding or deduction required to be made. Such forms shall be delivered by each Non-U.S. Bank on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation) and from time to time thereafter upon the request of the Company or the Administrative Agent. In addition, each Non-U.S. Bank shall deliver such forms promptly upon the expiration, obsolescence or invalidity of any form previously delivered by such Non-U.S. Bank. Each Non-U.S. Bank shall promptly notify the Company and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this subsection, a Non-U.S. Bank shall not be required to deliver any form pursuant to this subsection that such Non-U.S. Bank is not legally able to deliver.
(ii) Upon the written request of any Borrower, each Bank promptly will provide to such Borrower and to the Administrative Agent, or file with the relevant taxing authority (with a copy to the Administrative Agent) such form, certification or similar documentation (each duly completed, accurate and signed) as is required by the relevant jurisdiction in order to obtain an exemption from, or reduced rate of Non-Excluded Taxes to which such Bank or the Administrative Agent is entitled pursuant to an applicable tax treaty or the law of the relevant jurisdiction; provided, however, such Bank will not be required to (x) disclose information which in its reasonable judgment it deems confidential or proprietary or (y) incur a cost if such cost would, in its reasonable judgment, be substantial in comparison to the cost of the Company under this subsection 8.6 of such Bank’s failure to provide such form, certification or similar documentation. Such Bank shall certify in the case of any such form, certification or similar documentation so provided (to the extent it may accurately and properly do so) that it is entitled to receive payments under this Agreement without deduction or withholding, or at a reduced rate of deduction or withholding of Non-Excluded Taxes. A Bank shall be required to furnish a form under this paragraph (e)(ii) only if it is entitled to claim an exemption from or a reduced rate of withholding under applicable law. A Bank that is not entitled to claim an exemption from or a reduced rate of withholding under applicable law, promptly upon written request of the applicable Borrower, shall inform the applicable Borrower in writing.
(iii) If a payment made to a Bank under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this subsection 8.6(e)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(f)    If any Bank determines, in its sole discretion, that it has received a refund of any Non-Excluded Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this subsection 8.6, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this subsection 8.6 with respect to the Non-Excluded Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Bank and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Loan Party, upon the request of such Bank, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Bank in the event such Bank is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require any Bank to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Loan Party or any other Person.
8.7    Company’s Options upon Claims for Increased Costs and Taxes. In the event that any Affected Bank shall decline to make Loans pursuant to subsection 8.4 or shall have notified the Company that it is entitled to claim compensation pursuant to subsection 8.5 or 8.6, the Company may exercise any one or both of the following options:
(a) The Company may request one or more of the Banks which are not Affected Banks to take over all (but not part) of any Affected Banks’ then outstanding Loans and to assume all (but not part) of any Affected Bank’s Revolving Commitments and/or Swing Line Commitments, if any, and obligations hereunder, and if applicable, under any Local Currency Facility. If one or more Banks shall so agree in writing (collectively, the “Assenting Banks”; individually, an “Assenting Bank”) with respect to an Affected Bank, (i) the Revolving Commitments and/or Swing Line Commitments, if any, of each Assenting Bank and the obligations of such Assenting Bank under this Agreement shall be increased by its respective Allocable Share of the Revolving Commitments and/or Swing Line Commitments, as applicable, and of the obligations of such Affected Bank under this Agreement and if applicable, under any Local Currency Facility and (ii) each Assenting Bank shall make Loans to the Company, according to such Assenting Bank’s respective Allocable Share of the Revolving Commitments and/or Swing Line Commitments, as applicable, in an aggregate principal amount equal to the outstanding principal amount of the Loans and, if applicable, Local Currency Loans and Swing Line Loans, of such Affected Bank, on a date mutually acceptable to the Assenting Banks, such Affected Bank and the Company. The proceeds of such Loans, together with funds of the Company, shall be used to prepay the Loans, and if applicable, Local Currency Loans and/or Swing Loans, of such Affected Bank, together with all interest accrued thereon and all other amounts owing to such Affected Bank hereunder (including any amounts payable pursuant to subsection 8.8 in connection with such prepayment), and, upon such assumption by the Assenting Bank and prepayment by the Company, such Affected Bank shall cease to be a “Bank” for purposes of this Agreement and shall no longer have any obligations or rights hereunder (other than any obligations or rights which according to this Agreement shall survive the termination of this Agreement).
(b) The Company may designate a Replacement Bank to assume the Revolving Commitments and/or Swing Line Commitments, if any, and the obligations of any such Affected Bank hereunder and if applicable, under any Local Currency Facility, and to purchase the outstanding Loans of such Affected Bank and such Affected Bank’s rights hereunder and with respect thereto, without recourse upon, or warranty by, or expense to, such Affected Bank (unless such Affected Bank agrees otherwise), for a purchase price equal to the outstanding principal amount of the Loans and, if applicable, Local Currency Loans and/or Swing Loans, of such Affected Bank plus (i) all interest accrued and unpaid thereon and all other amounts owing to such Affected Bank hereunder and (ii) any amount which would be payable to such Affected Bank pursuant to subsection 8.8, and upon such assumption and purchase by the Replacement Bank, such Replacement Bank, if it is not already a Bank, shall be deemed to be a “Bank” for purposes of this Agreement and such Affected

Bank shall cease to be a “Bank” for purposes of this Agreement and shall no longer have any obligations or rights hereunder (other than any obligations or rights which according to this Agreement shall survive the termination of this Agreement).
8.8    Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan or Committed Rate Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default and as a result of the provisions of subsection 2.11 or 2.12), (b) the conversion of any Eurocurrency Loan other than on the last day of an Interest Period therefor, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable hereunder and is revoked in accordance herewith), (d) the failure to borrow any Competitive Advance Loan after accepting the Competitive Advance Loan Offer to make such Loan, or (e) the assignment as a result of a request by the Company pursuant to subsection 8.7 of any Eurocurrency Loan other than on the last day of an Interest Period therefor or of any Competitive Advance Loan, then, in any such event, the Company shall compensate each Bank for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, the loss to any Bank attributable to any such event shall be deemed to include an amount determined by such Bank to be equal to the excess, if any, of (i) the amount of interest that such Bank would pay for a deposit equal to the principal amount of such Bank denominated in the Currency of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Eurocurrency Rate for such Currency for such Interest Period, over (ii) the amount of interest that such Bank would earn on such principal amount for such period if such Bank were to invest such principal amount for such period at the interest rate that would be bid by such Bank (or an affiliate of such Bank) for deposits denominated in such Currency from other banks in the eurocurrency market at the commencement of such period. The Company shall also compensate each relevant Bank for any loss, cost or expense suffered by such Bank as a result of the conversion, pursuant to subsection 2.11(b), of the Currency in which a Loan is denominated, or the purchase or sale, pursuant to subsection 2.11(c), of a participating interest in any Loan. A certificate of any Bank setting forth any amount or amounts that such Bank is entitled to receive pursuant to this subsection shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Bank the amount shown as due on any such certificate within 10 days after receipt thereof.
8.9    Determinations. In making the determinations contemplated by subsections 8.5, 8.6 and 8.8, each Bank may make such estimates, assumptions, allocations and the like that such Bank in good faith determines to be appropriate. Upon request of the Company, each Bank shall furnish to the Company, at any time after demand for payment of an amount under subsection 8.5(a) or 8.8, a certificate outlining in reasonable detail the computation of any amounts owing. Any certificate furnished by a Bank shall be binding and conclusive in the absence of manifest error.
8.10    Change of Lending Office. If an event occurs with respect to any Bank that makes operable the provisions of subsection 8.4 or entitles such Bank to make a claim under subsection 8.5 or 8.6, such Bank shall, if requested in writing by the Company, to the extent not inconsistent with such Bank’s internal policies, use reasonable efforts to (a) designate another office or offices for the making and maintaining of its Loans or (b) obtain a different source of funds or credit, as the case may be, the designation or obtaining of which will eliminate such operability or reduce materially the amount such Bank is so entitled to claim, provided that such designation or obtaining would not, in the sole discretion of such Bank, result in such Bank incurring any costs unless the Company has agreed to reimburse such Bank therefor.
8.11    Company Controls on Exposure; Calculation of Exposure; Prepayment if Exposure exceeds Revolving Commitments.
(a)     The Company will implement and maintain internal accounting controls to monitor the borrowings and repayments of Loans by the Borrowers and the issuance of and drawings under Letters of Credit, with the object of preventing any request for an Extension of Credit that would result in (i) the Exposure of the Banks being in excess of the Revolving Commitments, or (ii) the Foreign Currency Exposure in respect of any Currency exceeding the Foreign Currency Exposure Sublimit for such Currency, and of promptly identifying and remedying any circumstance where, by reason of changes in exchange rates, (A) the aggregate amount of the Exposure exceeds the Revolving Commitments, or (B) the amount of the Foreign Currency Exposure in respect of any Currency exceeds the Foreign Currency Exposure Sublimit for such Currency. In the event that at any time the Company determines that (i) the aggregate amount of the Exposure of the Banks exceeds the aggregate amount of the Revolving Commitments by more than 5%, or (ii) the amount of the Foreign Currency Exposure in respect of any Currency exceeds the Foreign Currency Exposure Sublimit for such Currency, the Company will, as soon as practicable but in any event within five Business Days of making such determination, make or cause to be made such repayments or prepayments of Loans as shall be necessary to cause (A) the aggregate amount of the Exposure of the Banks to no longer exceed the Revolving Commitments, and (B) the amount of the Foreign Currency Exposure in respect of any Currency not to exceed the Foreign Currency Exposure Sublimit for such Currency.
(b)     The Administrative Agent will calculate the aggregate amount of the Exposure of the Banks from time to time, and in any event not less frequently than once during each calendar month. In making such calculations, the Administrative Agent will rely on the information most recently received by it from the Swing Line Banks in respect of outstanding Swing Line Loans, from Banks in respect of outstanding Competitive Advance Loans, from Local Currency Facility Agents in respect of outstanding Local Currency Loans and Issuing Banks in respect of L/C Obligations. Upon making each such calculation, the Administrative Agent will inform the Company and the Banks of the results thereof.
(c)    In the event that on any date the Administrative Agent calculates that (i) the aggregate amount of the Exposure of the Banks exceeds the aggregate amount of the Revolving Commitments by more than 5%, or (ii) the Foreign Currency Exposure in respect of any Currency exceeds the Foreign Currency Exposure Sublimit for such Currency, the Administrative Agent will give notice to such effect to the Company. After receipt of any such notice, the Company will, as soon as practicable but in any event within five Business Days of receipt of such notice, make or cause to be made such repayments or prepayments of Loans as shall be necessary to cause (i) the aggregate amount of the Exposure of the Banks to no longer exceed the Revolving Commitments, or (ii) the Foreign Currency Exposure in any respect of any Currency not to exceed the Foreign Currency Exposure Sublimit for such Currency.

(d)    If at any time the Committed Exposure of any Bank exceeds such Bank’s Revolving Commitment, upon demand of such Bank, the Company will within one Business Day prepay Loans in such amounts that after giving effect to such prepayment the Committed Exposure of such Bank does not exceed its Revolving Commitment.
(e)    Any prepayment required to be made pursuant to this subsection 8.11 shall be accompanied by payment of amounts payable, if any, pursuant to subsection 8.8 in respect of the amount so prepaid.
8.12    Conversion and Continuation Options.
(a)    By giving a Notice of Conversion, any Specified Borrower may elect from time to time (i) to convert such Specified Borrower’s Committed Rate Eurocurrency Loans in Dollars to Committed Rate ABR Loans or (ii) to convert such Specified Borrower’s Committed Rate ABR Loans to Committed Rate Eurocurrency Loans in Dollars. Upon receipt of any Notice of Conversion the Administrative Agent shall promptly notify each relevant Bank thereof. All or any part of Committed Rate Eurocurrency Loans outstanding in Dollars or Committed Rate ABR Loans may be converted as provided herein, provided that (i) no Committed Rate ABR Loan may be converted into a Committed Rate Eurocurrency Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Banks have determined that such a conversion is not appropriate and (ii) no Committed Rate ABR Loan may be converted into a Committed Rate Eurocurrency Loan after the date that is one month prior to the relevant Termination Date.
(b)    By giving a Notice of Continuation, any Specified Borrower may continue all or any part of such Specified Borrower’s Committed Rate Eurocurrency Loans as Committed Rate Eurocurrency Loans in the same Currency for one or more different additional Interest Periods.
(c)    Any Specified Borrower may convert Committed Rate Loans outstanding in Dollars or one Available Foreign Currency to Committed Rate Loans in Dollars or a different Currency by repaying such Loans in the first Currency and borrowing Loans of such different Currency in accordance with the applicable provisions of this Agreement.
(d)    If any Specified Borrower shall fail to timely give a Notice of Continuation or a Notice of Conversion in respect of any of such Specified Borrower’s Committed Rate Eurocurrency Loans with respect to which an Interest Period is expiring, such Specified Borrower shall be deemed to have given a Notice of Continuation for an Interest Period of one month.
8.13    Minimum Amounts of Tranches. All borrowings of Committed Rate Loans and Swing Line Loans, all conversions and continuations of Committed Rate Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of (i) in the case of Eurocurrency Loans or Committed Rate Loans comprising each Tranche in Dollars shall be not less than $5,000,000, (ii) in the case of ABR Loans or Committed Rate Loans comprising each Tranche in Dollars shall not be less than $1,000,000 and (iii) Committed Rate Loans comprising each Tranche in any Available Foreign Currency shall be not less than the Dollar Equivalent Amount in such Currency of $5,000,000; provided that any borrowing of Committed Rate Loans may be in an aggregate amount that is equal to the entire unused balance of the Total Revolving Commitments and any borrowing of Swing Line Loans may be in an aggregate amount that is equal to the entire unused balance of the Total Swing Line Commitments.
8.14    Interest Rates and Interest Payment Dates.
(a)    Each Eurocurrency Loan shall bear interest for each day during each

Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Margin.
(b)    Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.
(c)    Each Swing Line Loan shall bear interest at the Swing Line Rate applicable to such Swing Line Loan.
(d)    If all or a portion of (i) the principal amount of any Swing Line Loan or Committed Rate Loan or (ii) any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of overdue interest, the rate described in paragraph (b) of this subsection plus 2%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).
(e)    Interest on Swing Line Loans and Committed Rate Loans shall be payable in arrears on each Interest Payment Date; provided, that interest accruing pursuant to paragraph (d) of this subsection shall be payable from time to time on demand.
8.15    Inability to Determine Interest Rate. If on or prior to the date on which the Eurocurrency Rate is determined for any Interest Period in respect of any Eurocurrency Loan in any Currency:
(a)    the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that, by reason of circumstances affecting the relevant market generally, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for such affected Currency or such affected Interest Period, or
(b)    on the Business Day prior to the first day of the applicable Interest Period, the Administrative Agent shall have received notice from Banks having Revolving Commitments comprising at least 25% of the Total Revolving Commitments (or, in the case of Loans denominated in an Available Foreign Currency, Banks having at least 25% of the Foreign Currency Revolving Commitments in such Available Foreign Currency) that the Eurocurrency Rate determined or to be determined for such affected Interest Period will not adequately and fairly reflect the cost to such Banks (as conclusively certified by such Banks) of making or maintaining their affected Committed Rate Loans during such affected Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Company and the Banks as soon as practicable thereafter. If such notice is given (x) any Eurocurrency Loans requested to be made in such affected Currency on the first day of such affected Interest Period shall be made as ABR Loans in Dollars in the Dollar Equivalent Amount, (y) any Committed Rate Loans that were to have been converted on the first day of such affected Interest Period from ABR Loans to Eurocurrency Loans shall be continued as ABR Loans and (z) any Eurocurrency Loans in such affected Currency that were to have been continued as such shall be converted, on the first day of such Interest Period, to ABR Loans in Dollars in the Dollar Equivalent Amount. Until such notice has been withdrawn by the Administrative Agent, no further Eurocurrency Loans in such affected Currency shall be made, converted to or continued as such.
8.16    Optional Prepayments. By giving a Notice of Prepayment (which may be conditioned on a refinancing), any Specified Borrower may, at any time and from time to time, prepay Committed Rate Loans or Swing Line Loans made to such Specified Borrower, in whole or in part, without premium or penalty (except as provided in subsection 8.8). Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Bank thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 8.8. Partial prepayments shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof or an aggregate principal Dollar Equivalent Amount of at least $1,000,000 for Loans denominated in a Foreign Currency.
8.17    Defaulting Banks. Notwithstanding any provision of this Agreement to the contrary, if any Bank becomes a Defaulting Bank, then the following provisions shall apply for so long as such Bank is a Defaulting Bank:
(a)    fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Bank pursuant to subsection 8.1(a);
(b)    the Revolving Commitment and Exposure of such Defaulting Bank shall not be included in determining whether the Required Banks have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to subsection 15.1); provided, that this clause (b) shall not apply to the vote of a Defaulting Bank in the case of an amendment, waiver or other modification requiring the consent of such Bank or each Bank directly affected thereby;
(c)    if any Swing Line Exposure or L/C Exposure exists at the time such Bank becomes a Defaulting Bank then:
(i) all or any part of the Swing Line Exposure and L/C Exposure of such Defaulting Bank shall be reallocated among the non-Defaulting Banks in accordance with their respective Revolving Commitment Percentages but only to the extent that (x) the sum of the Exposures of all non-Defaulting Banks does not exceed the total of all non-Defaulting Banks’ Revolving Commitments and (y) the Exposure of each non-Defaulting Bank does not exceed such non-Defaulting Banks’ Revolving Commitment;
(ii)    if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Company (or applicable Specified Borrower) shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Swing Line Exposure and (y) second, cash collateralize for the benefit of the Issuing Banks only the Borrowers’ obligations corresponding to such Defaulting Bank’s L/C Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 13 for so long as such

L/C Exposure is outstanding;
(iii)    if the Company (or applicable Specified Borrower) cash collateralizes any portion of such Defaulting Bank’s L/C Exposure pursuant to clause (ii) above, no Loan Party shall be required to pay any fees pursuant to subsection 5.3(a) with respect to such Defaulting Bank’s L/C Exposure during the period such Defaulting Bank’s L/C Exposure is cash collateralized;
(iv)    if the L/C Exposure of the non-Defaulting Banks is reallocated pursuant to clause (i) above, then the fees payable to the Banks pursuant to subsection 5.3(a) shall be adjusted in accordance with such non-Defaulting Banks’ Revolving Commitment Percentages; and
(v)    if all or any portion of such Defaulting Bank’s L/C Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Banks or any other Bank hereunder, all fees payable under subsection 5.3(a) with respect to such Defaulting Bank’s L/C Exposure shall be payable to the Issuing Banks in accordance with their percentages of the L/C Exposure until and to the extent that such L/C Exposure is reallocated and/or cash collateralized;
(d)    so long as such Bank is a Defaulting Bank, (i) participating interests in any newly made Swing Line Loan shall be allocated among non-Defaulting Banks in a manner consistent with subsection 8.17(c)(i) (and such Defaulting Bank shall not participate therein) and each Swing Line Bank shall continue to fund Swing Line Loans in accordance with and subject to Section 4 so long as and to the extent the related Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Banks in accordance with subsection 8.17(c)(i) and (ii) participating interests in any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Banks in a manner consistent with subsection 8.17(c)(i) (and such Defaulting Bank shall not participate therein) and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is reasonably satisfied that the Defaulting Bank’s then outstanding L/C Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Banks and/or cash collateral will be provided by the Company (or applicable Specified Borrower) in accordance with subsection 8.17(c); and
(e)    the Company may designate a Replacement Bank to assume the Revolving Commitments and/or Swing Line Commitments, if any, and the obligations of any Bank that becomes a Defaulting Bank, and to purchase the outstanding Loans of such Defaulting Bank and such Defaulting Bank’s rights hereunder and with respect thereto, without recourse upon, or warranty by, or expense to, such Defaulting Bank (unless such Defaulting Bank agrees otherwise), for a purchase price equal to the outstanding principal amount of the Loans of such Defaulting Bank plus (i) all interest accrued and unpaid thereon and all other amounts owing to such Defaulting Bank hereunder and (ii) any amount which would be payable to such Defaulting Bank pursuant to subsection 8.8 (assuming that all Loans of such Defaulting Bank were prepaid on the date of such assumption), and upon such assumption and purchase by the Replacement Bank, such Replacement Bank, if it is not already a Bank, shall be deemed to be a “Bank” for purposes of this Agreement and such Defaulting Bank shall cease to be a “Bank” for purposes of this Agreement and shall no longer have any obligations or rights hereunder (other than any obligations or rights which according to this Agreement shall survive the termination of this Agreement).
If a Bankruptcy Event with respect to a Bank Parent of any Bank shall occur following the date hereof and for so long as such event shall continue, such Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless such Issuing Bank, as the case may be, shall have entered into arrangements with the Loan Parties or such Bank, satisfactory to such Issuing Bank, as the case may be, to defease any risk to it in respect of such Bank hereunder.
In the event that the Administrative Agent, the Company, each Swing Line Bank and each Issuing Bank agrees that a Defaulting Bank has adequately remedied all matters that caused such Bank to be a Defaulting Bank, then the Swing Line Exposure and L/C Exposure of the Banks shall be readjusted to reflect the inclusion of such Bank’s Revolving Commitment and on such date such Bank shall purchase at par such of the Loans of the other Banks (and, only if such Bank is a Swing Line Bank, Swing Line Loans) as the Administrative Agent shall determine may be necessary in order for such Bank to hold such Loans in accordance with its Revolving Commitment Percentage and, if such Bank is a Swing Line Bank, Swing Line Commitment Percentage.
SECTION 9. REPRESENTATIONS AND WARRANTIES
To induce the Syndication Agents, the Administrative Agent and the Banks to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Company and each Subsidiary Borrower (insofar as the representations and warranties by such Subsidiary Borrower relate to it) hereby represents and warrants to each Agent, the Administrative Agent and each Bank that:
9.1    Financial Condition. The audited consolidated balance sheets of the Company and its consolidated Subsidiaries as at December 31, 2010 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Ernst & Young LLP, copies of which have heretofore been furnished to each Bank or will be furnished to each Bank that has not already received such copies, present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidating balance sheet of the Company and its consolidated Subsidiaries as at June 30, 2011 and the related unaudited consolidating statement of operations and retained earnings for the portion of the fiscal year ended on June 30, 2011, present fairly the consolidating financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidating results of their operations for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither the Company nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or referred to in the notes thereto. During the period from June 30, 2011 to and including the Closing Date, there has been no sale, transfer or other disposition by the Company or any of its consolidated Subsidiaries of any material part of their consolidated business or property and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Company and its consolidated Subsidiaries at June 30, 2011 except as disclosed in writing to the Banks prior to the Closing Date or disclosed in any of the Company’s filings with the Securities and Exchange Commission prior to the date hereof.
9.2    No Change
Since December 31, 2010 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.
9.3    Corporate Existence; Compliance with Law. The Company and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or other power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing could not reasonably be expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
9.4    Corporate Power; Authorization; Enforceable Obligations. Each of the Company and its Subsidiaries has the corporate or other power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the execution, delivery and performance of the Credit Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents. This Agreement has been, and each other Credit Document to which the Company or any of its Subsidiaries is a party will be, duly executed and delivered on behalf of the Company or such Subsidiary, as the case may be. This Agreement constitutes, and each other Credit Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Company or any of its Subsidiaries party thereto enforceable against the Company or such Subsidiary, as the case may be, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
9.5    No Legal Bar. The execution, delivery and performance of the Credit Documents to which the Company or any of its Subsidiaries is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Company or of any of its Subsidiaries (except for violations of Contractual Obligations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect) and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation, except for the Liens expressly permitted by subsection 12.3.
9.6    No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or against any of its or their respective properties or revenues with respect to any of the Credit Documents or any of the transactions contemplated hereby or thereby.
9.7    No Default. No Default or Event of Default has occurred and is continuing.
9.8    Ownership of Property; Liens. Each of the Company and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, except where the failure to have such title or such leasehold interest, as the case may be, could not reasonably be expected to have a Material Adverse Effect, and none of such property is subject to any Lien except as permitted by subsection 12.3.
9.9    Intellectual Property. Each of the Company and each of its Subsidiaries owns, or is licensed to use, all domestic and foreign trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted (the “Intellectual Property”) except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending or, to the knowledge of the Company, has been threatened by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property which could reasonably be expected to have a Material Adverse Effect, nor does the Company know of any valid basis for any such claim. The use of such Intellectual Property by the Company and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
9.10    Local Currency Facilities. Schedule 9.10 sets forth, as of the Closing Date, all Local Currency Facilities (including the Local Currency Borrower, Local Currency Banks, Local Currency Facility Agent, Local Currency Facility Maximum Borrowing Amount and Local Currency Bank Maximum Borrowing Amount with respect thereto).
9.11    Taxes. Each of the Company and its consolidated Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Company, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any unfiled tax returns for taxes, and unpaid taxes, fees and other charges, (a) the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its consolidated Subsidiaries, as the case may be, or (b) which in each case, individually or in the aggregate, would not cause the Company and its consolidated Subsidiaries to have a liability in excess of $20,000,000 or the Dollar Equivalent

Amount thereof); no notice of tax Lien has been filed, and, to the knowledge of the Company, no claim is being asserted by any taxing authority, with respect to any such tax, fee or other charge except for claims the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its consolidated Subsidiaries, as the case may be, and claims for amounts which, in the aggregate, do not exceed $20,000,000.
9.12    Federal Regulations. No part of the proceeds of any Loans will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the regulations of such Board of Governors. If requested by any Bank or the Administrative Agent, the Company will furnish to the Administrative Agent and each Bank a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.
9.13    ERISA. Each Plan which is intended to be qualified under Section 401(a) (or 403(a) as appropriate) of the Code and each related trust agreement, annuity contract or other funding instrument which is intended to be tax-exempt under Section 501(a) of the Code is so qualified and tax-exempt and has been so qualified and tax-exempt during the period from its adoption to date. No event has occurred in connection with which the Company or any Commonly Controlled Entity or any Plan, directly or indirectly, could reasonably be expected to be subject to any material liability under ERISA, the Code or any other law, regulation or governmental order or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which the Company or a Subsidiary has agreed to indemnify or is required to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirements of, any such statute, regulation or order. No Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Single Employer Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. Excluding those arrangements set forth on Schedule 9.13, the present value of all accrued benefits under each Single Employer Plan maintained by the Company or any Commonly Controlled Entity or for which the Company or any Commonly Controlled Entity has or could have any liability (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by more than 10%. Neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Single Employer Plan or Multiemployer Plan, and neither the Company nor any Commonly Controlled Entity could reasonably be expected to become subject to any liability under ERISA if the Company or any such Commonly Controlled Entity were to withdraw completely from all Single Employer Plans or Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No Multiemployer Plan is in Reorganization or Insolvent, and neither the Company nor any Commonly Controlled Entity has received notice that any Multiemployer Plan is in “endangered” or “critical” condition (within the meaning of Section 432 of the Code or Section 305 of ERISA). The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the unfunded liability of the Company and each Commonly Controlled Entity for benefits under all unfunded retirement or severance plans, programs, policies or other arrangements (including, without limitation, post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA)), whether or not funded, does not, in the aggregate, exceed $15,000,000 (excluding those arrangements set forth on Schedule 9.13).
9.14    Investment Company Act; Other Regulations. Neither the Company nor any Subsidiary of the Company is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. Neither the Company nor any Subsidiary of the Company is subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.
9.15    Subsidiaries. The outstanding stock and securities (or other evidence of ownership) of the Subsidiaries, partnerships or joint ventures owned by the Company and its Subsidiaries are owned by the Company and its Subsidiaries free and clear of all Liens, warrants, options or rights of others of any kind whatsoever except for Liens permitted by subsection 12.3. Schedule 9.15 is a complete list of all Subsidiaries that, as of the Closing Date, are required to execute a Subsidiary Guarantee pursuant to subsection 11.9.
9.16    Accuracy and Completeness of Information. No document furnished or statement made in writing to the Banks by the Company in connection with the negotiation, preparation or execution of this Agreement or any of the other Credit Documents contains any untrue statement of a material fact, or omits to state any such material fact necessary in order to make the statements contained therein not misleading, in either case which has not been corrected, supplemented or remedied by subsequent documents furnished or statements made in writing to the Banks. All other written information, reports and other papers and data with respect to the Company and its Subsidiaries (other than financial statements), furnished to the Banks by the Company, or on behalf of the Company, were (a) in the case of those not prepared for delivery to the Banks, to the Company’s knowledge, at the time the same were so furnished, complete and correct in all material respects for the purposes for which the same were prepared and (b) in the case of those prepared for delivery to the Banks, to the Company’s knowledge, complete and correct in all material respects, or have been subsequently supplemented by other information, reports or other papers or data, to the extent necessary to give the Banks a true and accurate knowledge of the subject matter in all material respects, it being understood that financial projections as to future events are not to be viewed as facts and that actual results may differ from projected results.
9.17    Purpose of Loans; Revolving Commitments. The proceeds of the Loans and Letters of Credit shall be used by the Company for general corporate purposes of the Company and, to the extent permitted hereunder, its Subsidiaries, including working capital in the ordinary course of business, letters of credit, repayment, prepayment or purchase of long-term indebtedness and acquisitions, and the Commitments may be used by the Company as backup for its commercial paper program, as applicable.
9.18    Environmental Matters. Except as set forth on Schedule 9.18 or insofar as there is no reasonable likelihood of a Material Adverse Effect arising from any combination of facts or circumstances inconsistent with any of the following:
(a)    The facilities and properties owned or operated by the Company or any of its Subsidiaries (the “Properties”) do not contain, and to the knowledge of the Company or its Subsidiaries, have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any applicable Environmental Law.
(b)    The Properties and all operations at the Properties are in compliance with all applicable Environmental Laws, and there is no contamination at, under or to the knowledge of the Company about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Company or any of its Subsidiaries (the “Business”) which could materially interfere with the continued operation of the Properties.
(c)    Neither the Company nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Company or any of its Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened.
(d)    To the knowledge of the Company or any of its Subsidiaries, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.
(e)    No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Company or any of its Subsidiaries, threatened, under any Environmental Law to which the Company or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other analogous administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.
(f)    There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Company or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under any applicable Environmental Laws.
SECTION 10. CONDITIONS PRECEDENT
10.1    Conditions to Closing Date. The occurrence of the Closing Date, and the agreement of each Bank to make the initial Extension of Credit requested to be made by it on or after the Closing Date, shall be subject to the satisfaction, on or prior to September 15, 2011, of the following conditions precedent:
(a)    Credit Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Company and each Subsidiary that will be a Subsidiary Borrower party hereto on the Closing Date, (ii) a

Company Guarantee executed and delivered by a duly authorized officer of the Company and (iii) a Subsidiary Guarantee, executed and delivered on behalf of each Domestic Subsidiary listed on Schedule 9.15 by a duly authorized officer of such Domestic Subsidiary.
(b)    Corporate Proceedings of each Loan Party. The Administrative Agent shall have received copies of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each Loan Party (except any Foreign Subsidiary Borrower) authorizing (i) the execution, delivery and performance of each Credit Document to which it is a party and (ii) in the case of each Borrower (except any Foreign Subsidiary Borrower), the borrowings contemplated hereunder, certified by the Secretary, an Assistant Secretary, or the Vice President and General Counsel of such Loan Party as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.
(c)    Fees and Expenses. The Administrative Agent shall have received or shall substantially simultaneously with the closing receive the fees and expenses to be received on or prior to the Closing Date pursuant to subsection 8.1(c).
(d)    Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:
(i)    the executed legal opinion of Milbank, Tweed, Hadley & McCloy LLP, counsel to the Company and the Subsidiary Borrowers, substantially in the form of Exhibit G-1, with such modifications therein as shall be reasonably requested or approved by the Administrative Agent; and
(ii)     the executed legal opinion of Peter S. Brown, general counsel of the Company, substantially in the form of Exhibit G-2, with such modifications therein as shall be reasonably requested or approved by the Administrative Agent.
Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement and the other Credit Documents as the Administrative Agent may reasonably require.
(e)    No Material Litigation. No litigation, inquiry, injunction or restraining order shall be pending, entered or threatened (including any proposed statute, rule or regulation) which in the reasonable judgment of any Bank could have a Material Adverse Effect.
(f)    Existing Credit Agreement. Any principal, interest, fees or other amounts owing or accrued and unpaid under the Existing Credit Agreement to any Person which is a Bank under (and as defined in) the Existing Credit Agreement (but not including any Local Currency Facility that is set forth on Schedule 9.10) shall have been (or shall be substantially simultaneously with the closing) paid in full to such Person, all letters of credit issued under the Existing Credit Agreement shall have been (or shall be substantially simultaneously with the closing) returned, cancelled or deemed issued hereunder pursuant to subsection 5.1(a) and all “Commitments” under and as defined in the Existing Credit Agreement shall have been (or shall be substantially simultaneously with the closing) terminated. Each Bank party hereto (in its capacity as a Bank under the Existing Credit Agreement), the Administrative Agent (in its capacity as the Administrative Agent under the Existing Credit Agreement) and each Loan Party (in its capacity as a Loan Party under the Existing Credit Agreement) hereby agree that all “Commitments” as defined in the Existing Credit Agreement shall be terminated upon the satisfaction of all other conditions to closing set forth in this subsection 10.1 without the need of the giving of any notice thereof and that any requirement for a notice of prepayment pursuant to subsection 8.16 of the Existing Credit Agreement is hereby waived.
(g)    Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Administrative Agent.
10.2    Conditions to Each Extension of Credit. The agreement of each Bank to make any Extension of Credit requested to be made by it on any date (including, without limitation, its initial Extension of Credit, but excluding any Committed Rate Loan made pursuant to a Notice of Swing Line Refunding, pursuant to subsections 5.5(c) or 6.3 or pursuant to subsection 8.12(c) if the Dollar Equivalent Amount thereof is not increased) is subject to the satisfaction of the following conditions precedent:
(a)    Representations and Warranties. Each of the representations and warranties made by the Company and its Subsidiaries in or pursuant to the Credit Documents (other than subsections 9.2 and 9.6) shall be true and correct in all material respects on and as of such date as if made on and as of such date except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties are true and correct as of such earlier date.
(b)    No Default. No Default or Event of Default shall have occurred and be continuing on such date after giving effect to the Extension of Credit requested to be made on such date.
(c)    Hong Kong Dollar Borrowing. In the case of the first requested borrowing in Hong Kong Dollars subsequent to the Closing Date, the Administrative Agent shall have received such additional information as reasonably requested by the Administrative Agent to comply with applicable “know your customer” and regulatory requirements in connection with the making of Loans in Hong Kong Dollars.
(d)    Borrowing Certificate. In the case of the first requested borrowing subsequent to the Closing Date, the Administrative Agent shall have received a certificate of the Company, dated as of such date, substantially in the form of Exhibit E, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, executed by any Responsible Officer of the Company.
(e)    Foreign Subsidiary Borrowers. In the case of the first requested borrowing by each Foreign Subsidiary Borrower, the Company shall deliver to the Administrative Agent (i) on or prior to such date a copy of the resolutions (or other comparable document under applicable law), in form and substance satisfactory to the Administrative Agent, of the Board of Directors of such Foreign Subsidiary Borrower authorizing (1) the execution, delivery and performance of each Credit Document to which it is a party and (2) the borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary or other authorized officer of such Foreign Subsidiary Borrower as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions (or other comparable document under applicable law) thereby certified have not been amended, modified, revoked or rescinded and (ii) five (5) Business Days prior to such date any additional information requested by the Banks in connection with subsection 15.17.
Each request for an Extension of Credit by any Borrower shall constitute a representation and warranty by the Company and such Borrower that as of the date of such Extension of Credit the conditions contained in this subsection 10.2 have been satisfied.
SECTION 11. AFFIRMATIVE COVENANTS
The Company hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding and unpaid or any Loan or any other amount is owing to any Bank, any Agent or the Administrative Agent hereunder or under any Local Currency Facility, the Company shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:
11.1    Financial Statements. Furnish to the Administrative Agent:
(a)    as soon as available, but in any event within the earlier of (i) 120 days after the end of each fiscal year of the Company or (ii) 30 days after the date on which such financial statements are required to be filed with the Securities and Exchange Commission under the Securities Act of 1933, a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of operations and shareholders equity and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young or other independent certified public accountants of nationally recognized standing reasonably acceptable to the Required Banks; provided that the Company may in lieu of furnishing such financial statements furnish to the Administrative Agent its Form 10-K filed with the Securities and Exchange Commission or any successor or analogous Governmental Authority for such year;
(b)    as soon as available, but in any event within the earlier of (i) 120 days after the end of each fiscal year of the Company or (ii) 30 days after the date on which consolidated financial statements for the relevant period are required to be filed with the Securities and Exchange Commission under the Securities Act of 1933, the unaudited consolidating balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related unaudited consolidating statements of operations of the Company and its consolidated Subsidiaries, setting forth in each case in comparative form the figures for the previous year, certified pursuant to subsection 11.2(b) by a Responsible Officer as fairly presenting the consolidating financial condition and results of operations of the Company and its consolidated Subsidiaries;
(c)    as soon as available, but in any event within the earlier of (i) 60 days after the end of each of the first three quarterly periods of each fiscal year of the Company or (ii) 15 days after the date on which such financial statements are required to be filed with the Securities and Exchange Commission under the Securities Act of 1933, the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations and shareholders’ equity and of cash flows of the Company and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for such quarter of the previous year, certified by a Responsible Officer as fairly presenting in all material respects when considered in relation to the consolidated financial statements of the Company and its consolidated Subsidiaries (subject to normal year-end audit adjustments); provided that the Company may in lieu of furnishing such unaudited consolidated balance sheet furnish to the Administrative Agent its Form 10-Q filed with the Securities and Exchange Commission or any successor or analogous Governmental Authority for the relevant quarterly period; and
(d)    as soon as available, but in any event within the earlier of (i) 60 days after the end of each of the first three quarterly periods of each fiscal year of the Company or (ii) 15 days after the date on which consolidated financial statements for the relevant period are required to be filed with the Securities and Exchange Commission under the Securities Act of 1933, the unaudited consolidating balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidating statements of operations of the Company and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, in the case of the unaudited consolidating balance sheet setting forth in comparative form the figures for the previous year (but not the corresponding figures for such quarter of the previous year) and in the case of the statements of operations setting forth in comparative form the figures for such quarter of the previous year, certified by a Responsible Officer as fairly presenting the consolidating financial condition and results of operations of the Company and its consolidated Subsidiaries (subject to normal year-end audit adjustments).
The financial statements to be furnished pursuant to this subsection 11.1 shall fairly present the consolidated (or consolidating) financial position and results of operations of the Company and its consolidated Subsidiaries in accordance with GAAP (subject, in the case of subsections 11.1(c) and (d), to normal year-end audit adjustments and the absence of complete footnotes) applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or Responsible Officer, as the case may be, and disclosed therein). Any information available on the website of the Company at www.arrow.com or filed with the Securities and Exchange Commission under the Securities Act of 1933 and available on www.sec.gov shall be deemed to have been furnished to the Administrative Agent upon the giving of notice by the Company to the Administrative Agent that such information has been made available on any of such websites.
11.2    Certificates; Other Information. Furnish to the Administrative Agent (or in the case of paragraph (h) below, the applicable Bank):

(a)    concurrently with the delivery of the financial statements referred to in subsection 11.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;
(b)    concurrently with the delivery of the financial statements referred to in subsections 11.1(a) and 11.1(b), a certificate of a Responsible Officer substantially in the form of Exhibit H;
(c)    concurrently with the delivery of the financial statements referred to in subsection 11.1(c), a certificate of a Responsible Officer (i) stating that, to the best of such Responsible Officer’s knowledge, the Company has observed and performed all of its covenants and other agreements contained in this Agreement and the other Credit Documents to which it is a party to be observed or performed by it, (ii) that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified therein and (iii) setting forth calculations supporting compliance with subsections 12.1(a) and (b);
(d)    as soon as delivered, a copy of the letter, addressed to the Company, of the certified public accountants who prepared the financial statements referred to in subsection 11.1(a) for such fiscal year and otherwise referred to as a “management letter”;
(e)    within five days after the same are sent, copies of all financial statements and reports which the Company sends to its stockholders generally, and within five days after the same are filed, copies of all financial statements and reports which the Company or any of its Subsidiaries may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;
(f)    concurrently with the delivery of the financial statements referred to in subsections 11.1(a) and 11.1(c), a certificate of a Responsible Officer setting forth the name of each Foreign Subsidiary Borrower and each outstanding Swing Line Loan, Competitive Advance Loan, Local Currency Loan made and Letter of Credit issued to the Foreign Subsidiary Borrowers as of the date of such financial statements;
(g)    promptly following request by the Administrative Agent thereof, copies of any documents described in Sections 101(k) or 101(l) of ERISA that the Company or any Commonly Controlled Entity may request with respect to any Multiemployer Plan; provided, that if the Company or any Commonly Controlled Entity has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, then, upon reasonable request of the Administrative Agent, the Company and/or the Commonly Controlled Entities shall promptly make a request for such documents or notices from such administrator or sponsor and the Company shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof; and
(h)    promptly, such additional documents, instruments, legal opinions or financial and other information as the Administrative Agent or any Bank may from time to time reasonably request.
Any information available on the website of the Company at www.arrow.com or filed with the Securities and Exchange Commission under the Securities Act of 1933 and available on www.sec.gov shall be deemed to have been furnished to the Administrative Agent (or Bank, if applicable) upon the giving of notice by the Company to the Administrative Agent (or Bank, if applicable) that such information has been made available on any of such websites.
11.3    Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, including, without limitation, all obligations in respect of taxes, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be, or where the failure to pay, discharge or otherwise satisfy could not reasonably be expected to have a Material Adverse Effect.
11.4    Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 12.4; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
11.5    Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Bank, upon written request, full information as to the insurance carried.
11.6    Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which the entries are, in all material respects, full, true and correct in conformity with sound business practice and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and, upon reasonable notice under the circumstances, permit representatives of the Administrative Agent to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants.
11.7    Notices. Promptly, after the Company becomes aware thereof, give notice to the Administrative Agent of:
(a)    the occurrence of any Default or Event of Default;
(b)    any (i) default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, which in either case of clauses (i) or (ii), if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect or cause a Default or an Event of Default;
(c)    any litigation or proceeding affecting the Company or any of its Subsidiaries (i) in which the amount involved is $20,000,000 or more and not covered by insurance or (ii) in which injunctive or similar relief is sought which could reasonably be expected to have a Material Adverse Effect;
(d)    the following events: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan, the termination (other than a standard termination under Section 4041(b) of ERISA) of or withdrawal from any Single Employer Plan or Multiemployer Plan, or the Reorganization or Insolvency of any Multiemployer Plan, or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Single Employer Plan or Multiemployer Plan with respect to the withdrawal from or the termination (other than a standard termination under Section 4041(b) of ERISA) of any Single Employer Plan or Multiemployer Plan, or the Reorganization or Insolvency of any Multiemployer Plan; and
(e)    any change, development or event involving a prospective change, which has had or could reasonably be expected to have a Material Adverse Effect.
Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.
11.8    Environmental Laws.
(a)    Comply with, and take all reasonable efforts to ensure compliance by all tenants and subtenants, if any, in all material respects with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and undertake all reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.
(b)    Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect.
11.9    Additional Subsidiary Guarantees. In the event that any Domestic Subsidiary (with assets accounting for more than 5% of Total Assets) which is not a Guarantor shall own any assets or generate any revenues (excluding any Domestic Subsidiary the sole activities of which consist of entering into one or more Permitted Receivables Securitizations), take all actions necessary to cause such Domestic Subsidiary to execute and deliver a Subsidiary Guarantee, within 30 days of the occurrence of such event.
11.10    Foreign Subsidiary Borrowers. Within 45 days after the Closing Date, the Company shall deliver to the Administrative Agent (i) an executed Foreign Subsidiary Opinion of counsel to each Foreign Subsidiary Borrower that is a party to this Agreement on the Closing Date if the aggregate Exposure of such Foreign Subsidiary Borrower owing to all Banks as of the Closing Date exceeds $20,000,000 and (ii) a copy of all documentation with respect to all Local Currency Facilities.
SECTION 12. NEGATIVE COVENANTS
The Company hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding and unpaid or any other amount is owing to any Bank, any Agent or the Administrative Agent hereunder, any other Credit Document or under any Local Currency Facility:
12.1    Financial Condition Covenants. The Company shall not:
(a)    Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio on the last day of any fiscal quarter ending after the Closing Date to exceed a ratio of 4.00 to 1.00.
(b)    Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Company ending with any fiscal quarter ending after the Closing Date to be less than a ratio of 3.00 to 1.00.
12.2    Limitation on Indebtedness of Subsidiaries. The Company shall not permit any of its Subsidiaries to, and the Subsidiaries shall not, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness, except (a) any Indebtedness of Subsidiaries pursuant to any of the Credit Documents, (b) any Indebtedness of any Domestic Subsidiary otherwise permitted hereunder so long as such Domestic Subsidiary shall have executed and delivered to the Administrative Agent a Subsidiary Guarantee and such Subsidiary Guarantee shall be in full force and effect, (c) cash pooling arrangements in connection with cash management systems entered into by the Company or any Subsidiaries in the ordinary course of business; provided that such arrangements do not have a negative balance, (d) Indebtedness in respect of drafts on Italian banks with regard to working capital needs in the ordinary course of business, (e) Indebtedness of any Foreign Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (provided that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement), (f) Indebtedness of any Foreign Subsidiary owing to the Company or any other Subsidiary, (g) Indebtedness outstanding on the date hereof and specified on Schedule 12.2 and any refinancings, refundings, renewals or extensions thereof (without increasing the principal amount thereof, or shortening the maturity of the principal amount thereof), (h) Indebtedness consisting of liabilities of any Subsidiary in respect of a Permitted Receivables Securitization in an aggregate amount up to $1,200,000,000, (i) any other Indebtedness of Foreign Subsidiaries in an aggregate amount not to exceed $350,000,000 in addition to Indebtedness of Foreign Subsidiaries outstanding on the Closing Date and specified on Schedule 12.2 and (j) any other Indebtedness in an aggregate amount not to exceed $50,000,000.
12.3    Limitation on Liens. The Company shall not, and shall not permit any of its Domestic Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:
(a)    Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Domestic Subsidiaries, as the case may be, in conformity with GAAP;
(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;
(c)    pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;
(d)    deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(e)    easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or such Domestic Subsidiary;
(f)    Liens created in connection with Indebtedness incurred pursuant to subsection 12.2(h);
(g)    any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
(h)    Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided that (i) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (ii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iii) such security interests shall not apply to any other property or assets of the Company or any Subsidiary;
(i)    any Lien on a bank account of the Company or any Subsidiary arising in connection with the cash pooling arrangements referred to in subsection 12.2(c);
(j)    Liens arising out of any judgment or award (i) with respect to which an appeal or proceeding for review is being prosecuted in good faith bv appropriate proceedings diligently conducted, and with respect to which a stay of execution is in effect; and (ii) that does not constitute an Event of Default under clause (i) of Section 13; and
(k)    Liens (not otherwise permitted hereunder) which secure obligations not exceeding (as to the Company and all Domestic Subsidiaries) a Dollar Equivalent Amount equal to $50,000,000 at any time outstanding.
12.4    Limitation on Fundamental Changes. The Company shall not, and shall not permit any of its Domestic Subsidiaries to, directly or indirectly, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:
(i)    any Subsidiary may be merged or consolidated with or into the Company (provided that the Company shall be the continuing or surviving corporation) or with or into any one or more wholly-owned Domestic Subsidiaries; and
(ii)    any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) (a) to the Company or any other wholly owned Domestic Subsidiary or (b) to any other Person if the Company would be permitted to sell such assets directly to such Person under this subsection 12.4.
12.5    Limitations on Payments. For the period from and including the Closing Date until and including the first fiscal quarter end on which the Consolidated Leverage Ratio for the period of four consecutive quarters ending on such date is less than 3.5 to 1.0 (before and after giving effect to such restricted payment), the Company shall not, and shall not permit any of its Subsidiaries to, make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of any Loan Party, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Loan Party (collectively, “Restricted Payments”), except that (v) the Company or any Subsidiary may purchase all or any portion of the minority equity interests in any Subsidiary less than wholly-owned (directly or indirectly) by the Company, (w) any Subsidiary or Loan Party may make Restricted Payments to any other Loan Party, (x) any Loan Party may make Restricted Payments consisting solely of

Capital Stock of such Loan Party, (y) the Company may make Restricted Payments with the proceeds (with carryover of excess proceeds from the current fiscal year to the following fiscal year) from the exercise of stock options in each fiscal year of the Company and (z) any Loan Party may make payments related to restricted stock or performance shares for employee compensation and employee share option plan related purchases in an aggregate amount not to exceed $30,000,000 in each fiscal year of the Company.
12.6    Limitations on Acquisitions. The Company shall not, and shall not permit any of its Subsidiaries to, purchase any assets constituting a business unit of, or the Capital Stock of, any Person, or make any investment in or loan or advance to any joint venture except for investments in Existing Joint Ventures in an aggregate amount not to exceed $50,000,000, Permitted Joint Ventures and Permitted Acquisitions; provided that immediately prior to and after giving effect to such Permitted Acquisition:
(a)    no Default or Event of Default shall have occurred and be continuing; and
(b)    such Permitted Joint Ventures and Permitted Acquisitions are funded (i) with common stock of the Company; or (ii) cash or other consideration, so long as, at the time of and after giving pro forma effect to such Permitted Joint Venture or Permitted Acquisitions funded with consideration other than common stock of the Company, either (A) the Consolidated Leverage Ratio is less than or equal to 4.00 to 1.00 or (B) the Company has Liquidity of at least $450,000,000; provided that the criteria set forth under this clause (b)(ii) shall not be a condition to consummation of Permitted Joint Ventures or Permitted Acquisitions for aggregate consideration not exceeding $50,000,000 in each fiscal year of the Company.
12.7    Limitation on Negative Pledge Clauses. The Company shall not, and shall not permit any of its Subsidiaries to, enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the obligations of the Loan Parties under the Credit Documents, other than (a) this Agreement and the other Credit Documents, (b) conditions imposed by law, regulation, court order, rule or decree, (c) agreements relating to Property encumbered by Liens permitted by subsection 12.3 as long as such agreements apply only to the Property encumbered by such Liens, any inventory or goods, the sale of which may give rise to a "Receivable" (as such term is defined in the Permitted Receivables Agreement) or the assignment of any right to receive income in respect of such inventory or goods, (d) restrictions contained in the Arrow Note Documents or any other evidence of Indebtedness so long as not materially more restrictive in the aggregate than the Arrow Note Documents, (e) any agreement relating to Property of a Subsidiary that is in effect at the time such Person becomes a Subsidiary (provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary), (f) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (g) any agreement evidencing Indebtedness of any Foreign Subsidiary permitted by subsection 12.2 so long as such agreement does not restrict any Lien securing any Property of the Company or any Domestic Subsidiary, (h) agreements with suppliers to the Company or any Subsidiary relating to any inventory supplied by such suppliers and (i) any restrictions in Hedging Agreements that require the granting of liens to the counterparty thereunder on an equal and ratable basis with Liens securing the obligations of the Loan Parties under the Credit Documents.
12.8    Limitation on Restrictions on Subsidiary Distributions. The Company shall not, and shall not permit any of its Subsidiaries to, enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Company or any other Subsidiary, (b) make investments in the Company or any other Subsidiary or (c) transfer any of its assets to the Company or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Credit Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (iii) conditions imposed by law, regulation, court order, rule or decree, (iv) restrictions relating to any special purpose entity under any Permitted Receivables Securitization, (v) any restriction imposed on any Subsidiary that is in effect at the time such Person becomes a Subsidiary (provided that such restriction was not entered into in contemplation of such Person becoming a Subsidiary) and (vi) any restriction in any agreement evidencing Indebtedness of any Foreign Subsidiary permitted by subsection 12.2.
SECTION 13. EVENTS OF DEFAULT
If any of the following events shall occur and be continuing:
(a)    (i) Any Specified Borrower shall fail to pay any principal of any Loan or any Reimbursement Obligation owing by it when due (whether at the stated maturity, by acceleration or otherwise) in accordance with the terms hereof; or (ii) any Local Currency Borrower shall fail to pay any principal of on any Local Currency Loan when due in accordance with the applicable terms of the relevant Local Currency Facility; or (iii) any Specified Borrower or Local Currency Borrower shall fail to pay any interest on any Loan or Local Currency Loan or any fee or any other amount payable hereunder or under any Local Currency Facility, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or
(b)    Any representation or warranty made or deemed made by the Company or any Subsidiary herein or in any other Credit Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Credit Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or
(c)    The Company or any Subsidiary shall default in the observance or performance of any agreement contained in Section 12 and, with respect to subsections 12.2 and 12.3, such default shall continue unremedied for a period of 20 days; or
(d)    The Company or any Subsidiary shall default in the observance or performance of any other agreement contained in this Agreement or any other Credit Document (other than as provided in paragraphs (a) through (c) of this subsection), and such default shall continue unremedied for a period of 30 days after the Company has knowledge thereof; or

(e)    Any of the Credit Documents shall cease, for any reason, to be in full force and effect, or the Company shall so assert in writing (except for the termination of any Local Currency Facility if all Local Currency Loans and other amounts owing thereunder are paid in full); or
(f)    The Company or any of its consolidated Subsidiaries shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans and Reimbursement Obligations) or in the payment of any Guarantee Obligation or in connection with any Permitted Receivables Securitization, in each case with an outstanding principal amount in excess of a Dollar Equivalent Amount equal to $50,000,000 when due beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness, Guarantee Obligation or Permitted Receivables Securitization or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or
(g)    (i) Any Specified Borrower, or any Subsidiary that, directly or indirectly, accounts for more than 5% of Total Assets, at any date shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company or any such Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Specified Borrower or any Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against any Specified Borrower or any Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or
(h)    (i) Any Person shall engage in any non-exempt “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan; (ii) any failure to meet applicable minimum funding standards (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity; (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Banks, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iv) any Single Employer Plan or Multiemployer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Banks is likely to, incur any liability in connection with the termination of or withdrawal from a Single Employer Plan or Multiemployer Plan or the Insolvency or Reorganization of a Multiemployer Plan; or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to subject the Company to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Company; or
(i)    One or more judgments or decrees (other than those related to the litigation listed on Schedule 13(i); provided that the aggregate amount of such judgments shall not exceed $50,000,000) shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of a Dollar Equivalent Amount equal to $50,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or
(j)    The Company Guarantee or any Subsidiary Guarantee shall cease, for any reason, to be in full force and effect (other than, in the case of any Subsidiary Guarantee, in accordance with the terms thereof) or any Guarantor party thereto shall so assert; or
(k)    A Change in Control shall occur;
then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (g) above with respect to any Specified Borrower or Guarantor, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall become immediately due and payable and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Banks, the Administrative Agent may, or upon the request of the Required Banks, the Administrative Agent shall, by notice to the Company declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Banks, the Administrative Agent may, or upon the request of the Required Banks, the Administrative Agent shall, by notice to the Company, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding sentence, the applicable Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of Letters of Credit issued for its account. Each Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Banks and the L/C Participants, a security interest in such cash collateral to secure all obligations of such Borrower under this Agreement and the other Loan Documents. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the applicable Borrower hereunder. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the applicable Borrower hereunder shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the applicable Borrower. The Borrowers shall execute and deliver to the Administrative Agent, for the account of the Issuing Banks and the L/C Participants, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account.
Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.
SECTION 14. THE ADMINISTRATIVE AGENT; THE SYNDICATION AGENTS; THE ARRANGERS
14.1    Appointment. Each Bank hereby irrevocably designates and appoints JPMorgan Chase Bank, N.A., as the Administrative Agent of such Bank under this Agreement and the other Credit Documents, and each such Bank irrevocably authorizes JPMorgan Chase Bank, N.A., as the Administrative Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent.
14.2    Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.
14.3    Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Credit Document (except for its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure of the Company to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement (other than conditions precedent set forth in subsection 10.1) or any other Credit Document, or to inspect the properties, books or records of the Company.
14.4    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex, email or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks or all of the Banks, as may be required hereunder, as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected from liability to the Banks in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Banks or all of the Banks, as may be required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and their respective successors and assigns.
14.5    Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Banks. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks or all of the Banks, as may be required hereunder; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.
14.6    Non-Reliance on Administrative Agent and Other Banks. Each Bank expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to make its Loans hereunder and enter into this Agreement and the other Credit Documents to which it is or will be a party. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Company and its Subsidiaries which may come into the possession of the Administrative Agent and any Issuing Bank or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.
14.7    Indemnification. The Banks agree to indemnify the Administrative Agent and each Issuing Bank in their respective capacities as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to their respective Revolving Commitment Percentages in effect on the date on which indemnification is sought under this subsection (or, if indemnification is sought after the date upon which the Revolving Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Revolving Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent or any Issuing Bank in any way relating to or arising out of this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or any Issuing Bank under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent’s or Issuing Bank’s, as the case may be, gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans, the Reimbursement Obligations and all other amounts payable hereunder.
14.8    Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company and any of its Subsidiaries as though the Administrative Agent were not the Administrative Agent hereunder and under the other Credit Documents. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Bank and may exercise the same as though it were not the Administrative Agent, and the terms “Bank” and “Banks” shall include the Administrative Agent in its individual capacity.

14.9    Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Banks; provided that any such resignation shall not be effective until a successor agent has been appointed and approved in accordance with this subsection 14.9, and such successor agent has accepted its appointment. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Credit Documents, then the Required Banks shall appoint from among the Banks a successor administrative agent for the Banks, which successor agent shall be approved by the Company (which approval shall not be unreasonably withheld or delayed or be required during the existence of an Event of Default), whereupon such successor administrative agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Credit Documents.
14.10    The Arrangers and Syndication Agents. Each Bank acknowledges that none of the Arrangers and the Syndication Agents, in such respective capacity, shall have any duties or responsibilities, or shall incur any liabilities, under this Agreement or the other Credit Documents. None of the Arrangers and the Syndication Agents, in such respective capacity, shall have or deemed to have any fiduciary relationship with any Bank.
SECTION 15. MISCELLANEOUS
15.1    Amendments and Waivers.
(a)    Neither this Agreement nor any other Credit Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Banks may, or, with the written consent of the Required Banks, the Administrative Agent may, from time to time, (i) enter into with the Loan Parties party thereto written amendments, supplements or modifications to this Agreement and the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Banks or of the Loan Parties hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Banks or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the aggregate amount or extend the expiration date of any Bank’s Commitment, in each case without the consent of each Bank directly affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Banks, or consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement and the other Credit Documents or amend, modify or waive subsection 8.3(a) or 15.6(a), or amend, modify or waive any other provision hereof specifying the number or percentage of Banks required to waive, amend or modify any rights hereunder or any determination granting consent hereunder, or release any Subsidiary from its Subsidiary Guarantee or release the Company from the Company Guarantee, in each case without the written consent of all the Banks, or (iii) amend, modify or waive any provision of Section 14 without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Company, the Subsidiary Borrowers, the Banks, the Syndication Agents, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Company, the Banks and the Administrative Agent shall be restored to their former position and rights hereunder and under any other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.
(b)    In addition to amendments effected pursuant to the foregoing paragraph (a), Schedules II, III and IV may be amended as follows:
(i)    (A) Schedule II will be amended to add Subsidiaries of the Company as additional Subsidiary Borrowers upon (A) execution and delivery by the Company, any such Subsidiary Borrower and the Administrative Agent, of a Joinder Agreement providing for any such Subsidiary to become a Subsidiary Borrower, and (B) delivery to the Administrative Agent of (1) if reasonably requested by the Administrative Agent, a legal opinion in respect of such additional Subsidiary Borrower and (2) such other documents with respect thereto as the Administrative Agent shall reasonably request. Notwithstanding the provisions of this subsection 15.1(b)(i), if at any time after the Closing Date the Company intends to amend Schedule II to add an additional Foreign Subsidiary Borrower the Company shall, upon not less than 15 Business Days’ notice,  deliver to the Administrative Agent a designation letter duly executed by the Company and such respective Foreign Subsidiary which shall designate such Foreign Subsidiary as a Foreign Subsidiary Borrower for purposes of this Agreement. The Administrative Agent shall promptly notify each Bank of each such designation by the Company and the identity of the respective Foreign Subsidiary.  If the Company shall designate as a Foreign Subsidiary Borrower hereunder any Subsidiary not organized under the laws of the United States or any State thereof, any Bank may, with notice to the Administrative Agent and the Company, fulfill its Commitment by causing an Affiliate of such Bank to act as the Bank in respect of such Foreign Subsidiary Borrower.
(B)    As soon as practicable after receiving notice from the Administrative Agent of the Company’s intent to designate a Foreign Subsidiary as a Foreign Subsidiary Borrower, and in any event at least 10 Business Days prior to the delivery of an executed Joinder Agreement pursuant to this subsection 15.1(b)(i), for a designated Foreign Subsidiary Borrower that is organized under the laws of a jurisdiction other than of the United States or a political subdivision thereof, any Bank that may not legally lend to, establish credit for the account of and/or do any business whatsoever with such designated Foreign Subsidiary Borrower directly or through an Affiliate of such Bank as provided in the immediately preceding paragraph (a “Protesting Bank”) shall so notify the Company and the Administrative Agent in writing. With respect to each Protesting Bank, the Company shall, effective on or before the date that such designated Foreign Subsidiary Borrower shall have the right to borrow hereunder, (A) notify the Administrative Agent and such Protesting Bank of the designation of a Replacement Bank to assume the Revolving Commitments and/or Swing Line Commitments, if any, and the obligations of such Protesting Bank in accordance with clause (e) below, (B) notify the Administrative Agent and such Protesting Bank that the Revolving Commitments and/or Swing Line Commitments of such Protesting Bank shall be terminated; provided that such Protesting Bank shall have received payment of an amount equal to the outstanding principal of its Loans and/or L/C Obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or the relevant designated Foreign Subsidiary Borrower (in the case of all other amounts), or (C) cancel its request to designate such Foreign Subsidiary as a Foreign Subsidiary Borrower hereunder.
(ii)    Schedule II will be amended to remove any Subsidiary as a Subsidiary Borrower upon (A) execution and delivery by the Company of a Schedule Amendment providing for such amendment, (b) repayment in full of all outstanding Loans of such Subsidiary Borrower and (c) cash collateralization of all outstanding Letters of Credit issued for the account of such Subsidiary Borrower.
(iii)    Schedule III will be amended to designate other Banks as additional or replacement Swing Line Banks or additional Issuing Banks, upon execution and delivery by the Company, the Administrative Agent and such additional or replacement Swing Line Bank or additional Issuing Bank, as the case may be, of a Schedule Amendment providing for such amendment. In the case of any replacement of a Swing Line Bank pursuant to a Schedule Amendment, the existing Swing Line Bank replaced pursuant thereto shall cease to be a Swing Line Bank upon the effectiveness of such Schedule Amendment and the repayment of all Swing Line Loans owing to such replaced Swing Line Bank.
(iv)     Schedule III will be amended to change administrative information with respect to Swing Line Banks or Issuing Banks, upon execution and delivery by the Company, the Administrative Agent and Swing Line Bank or Issuing Bank, as the case may be, of a Schedule Amendment providing for such amendment.
(v)    Schedule IV will be amended to change administrative information contained therein (other than any interest rate definition, Funding Time, Payment Time or notice time contained therein) or to add Available Foreign Currencies (and related interest rate definitions and administrative information), upon execution and delivery by the Company and the Administrative Agent of a

Schedule Amendment providing for such amendment.
(vi)    Schedule IV will be amended to conform any Funding Time, Payment Time or notice time contained therein to then-prevailing market practices, upon execution and delivery by the Company, the Required Banks and the Administrative Agent of a Schedule Amendment providing for such amendment.
(vii)    Schedule IV will be amended to change any interest rate definition contained therein, upon execution and delivery by the Company, all the Banks and the Administrative Agent of a Schedule Amendment providing for such amendment.
(c)    The Administrative Agent shall give prompt notice to each Bank of any amendment effect pursuant to subsection 15.1(b).
(d)    Notwithstanding the provisions of this subsection 15.1, any Local Currency Facility may be amended, supplemented or otherwise modified in accordance with its terms so long as after giving effect thereto either (i) such Local Currency Facility ceases to be a “Local Currency Facility” and the Company so notifies the Administrative Agent or (ii) the Local Currency Facility continues to meet the requirements of a Local Currency Facility set forth herein.
(e)    The Company may designate a Replacement Bank to assume the Revolving Commitments and/or Swing Line Commitments, if any, and the obligations of any Bank (an “Objecting Bank”) that is a Protesting Bank under clause (b) above or refuses to consent to (x) an amendment, supplement or waiver that both requires the consent of all the Banks in order to become effective and is acceptable to one or more other Banks constituting the Required Banks or (y) any Extension Request, and to purchase the outstanding Loans of such Objecting Bank and such Objecting Bank’s rights hereunder and with respect thereto, without recourse upon, or warranty by, or expense to, such Objecting Bank (unless such Objecting Bank agrees otherwise), for a purchase price equal to the outstanding principal amount of the Loans of such Objecting Bank plus (i) all interest accrued and unpaid thereon and all other amounts owing to such Objecting Bank hereunder and (ii) any amount which would be payable to such Objecting Bank pursuant to subsection 8.8 (assuming that all Loans of such Objecting Bank were prepaid on the date of such assumption), and upon such assumption and purchase by the Replacement Bank, such Replacement Bank, if it is not already a Bank, shall be deemed to be a “Bank” for purposes of this Agreement and such Objecting Bank shall cease to be a “Bank” for purposes of this Agreement and shall no longer have any obligations or rights hereunder (other than any obligations or rights which according to this Agreement shall survive the termination of this Agreement).
15.2    Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or five days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Company, the Subsidiary Borrowers and the Administrative Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Loans:

The Company:	Arrow Electronics, Inc.
50 Marcus Drive
Melville, New York 11747
Attention: Treasurer, Arrow Electronics
Telecopy: +1-631-847-2170
Telephone: +1-631-847-5680

The Administrative Agent:	JPMorgan Chase Bank, N.A.
383 Madison Avenue, 24th Floor
New York, New York 10179
Attention: Peter Thauer Email: peter.thauer@jpmorgan.com
Telecopy: (212) 270-5127
Telephone: (212) 270-6289

with a copy to:	JPMorgan Chase Bank, N.A.
1111 Fannin, 10th Floor
Houston, Texas 77002
Attention: Talitha Humes
Talitha.l.humes@jpmorgan.com Telecopy: +1-713-750-2878
Telephone: +1-713-427-6190

The Subsidiary Borrowers:	c/o Arrow Electronics, Inc
50 Marcus Drive
Melville, New York 11747
Attention: Treasurer, Arrow Electronics
Telecopy: +1-631-847-2170
Telephone: +1-631-847-5680
; provided that any Notice of Borrowing, Notice of Swing Line Borrowing, Notice of Continuation, Notice of Conversion, Notice of Swing Line Outstandings, Notice of Swing Line Refunding, Notice of Local Currency Outstandings, Notice of Prepayment, or any notice pursuant to subsections 2.4, 5.2 or 8.16 shall not be effective until received.
15.3    No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
15.4    Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the other Credit Documents and the making of the Loans hereunder and the issuance of Letters of Credit.
15.5    Payment of Expenses.
The Company agrees (a) to pay or reimburse the Administrative Agent and each

Arranger for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of counsel to the Administrative Agent and each Arranger, (b) to pay or reimburse each Bank and the Administrative Agent and any Issuing Bank for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents upon the occurrence of an Event of Default, including, without limitation, the fees and disbursements of counsel to the Administrative Agent and to the several Banks and any Issuing Bank (including the allocated fees and expenses of in-house counsel), and (c) to pay, indemnify, and hold each Bank, each Agent, each Arranger and the Administrative Agent and any Issuing Bank harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Credit Documents and any such other documents, and (d) to pay, indemnify, and hold each Bank, each Agent, each Arranger and the Administrative Agent and any Issuing Bank (and their respective directors, officers, employees and agents) (collectively, the “indemnified person”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Company, any of its Subsidiaries or any of the Properties (it being understood that costs and expenses incurred in connection with the enforcement or preservation of rights under this Agreement and the other Credit Documents shall be paid or reimbursed in accordance with clause (b) above rather than this clause (d)) (all the foregoing in this clause (d), collectively, the “indemnified liabilities”), provided, that the Company shall have no obligation hereunder to any indemnified person with respect to indemnified liabilities to the extent such indemnified liabilities are found by final, nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such indemnified person. Without limiting the foregoing, and to the extent permitted by applicable law, the Company agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any indemnified person. Any payments required to be made by the Company under this subsection 15.5 shall be made within 30 days of the demand therefor. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.
15.6    Successors and Assigns; Participations and Assignments.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) no Specified Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Bank (and any attempted assignment or transfer by a Specified Borrower without such consent shall be null and void) and (ii) no Bank may assign or otherwise transfer its rights or obligations hereunder except in accordance with this subsection.
(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any

Bank may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitments and/or Swing Line Commitments, if any, and the Loans at the time owing to it) with the prior written consent of:
(A) the Company (such consent not to be unreasonably withheld), provided that no consent of the Company shall be required for an assignment to a Bank, an affiliate of a Bank, an Approved Fund (as defined below) or, if an Event of Default under subsections 13(a), 13(c) or 13(g) has occurred and is continuing, any other Person; and

(B) the Administrative Agent; and

(C) the Issuing Bank and each Swing Line Bank (in the case of assignments of the Revolving Commitments)

(ii) Assignments shall be subject to the following additional conditions:
(A) except in the case of an assignment to a Bank, an affiliate of a Bank or an Approved Fund or an assignment of the entire remaining amount of the assigning Bank’s Revolving Commitments and/or Swing Line Commitments or Loans under any Facility, the amount of the Revolving Commitments and/or Swing Line Commitments or Loans of the assigning Bank subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Company and the Administrative Agent otherwise consent, provided that (1) no such consent of the Company shall be required if an Event of Default under subsection 13(a), 13(c) or 13(g) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Bank and its affiliates or Approved Funds, if any; provided further that after giving effect to any such assignment, the transferor Bank’s aggregate Dollar Equivalent Amount of its Local Currency Bank Maximum Borrowing Amount under all Local Currency Facilities may not exceed its Revolving Commitment hereunder

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

(C) after giving effect to any such assignment, the transferor or transferee Bank’s Swing Line Commitment, if any, may not exceed its Revolving Commitment hereunder and any purported assignment which would result in the transferor or transferee Bank’s Swing Line Commitment, if any, exceeding its Revolving Commitment hereunder shall not be effective; and

(D) the Assignee, if it shall not be a Bank, shall deliver to the Administrative Agent an administrative questionnaire.

For the purposes of this subsection 15.6, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Bank, (b) an affiliate of a Bank or (c) an entity or an affiliate of an entity that administers or manages a Bank.
(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of subsections 8.5, 8.6, 8.8 and 15.5). Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this subsection 15.6 shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with paragraph (c) of this subsection.
(iv) The Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amount (and stated interest) of the Loans and L/C Obligations owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Company, the Administrative Agent, the Issuing Bank and the Banks shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, the Issuing Bank and any Bank, at any reasonable time and from time to time upon reasonable prior notice.
(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Bank and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Bank hereunder), the processing and recordation fee referred to in paragraph (b) of this subsection and any written consent to such assignment required by paragraph (b) of this subsection, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(c)    (i) Any Bank may, without the consent of any Loan Party, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Bank’s rights and obligations under this Agreement (including all or a portion of its Revolving Commitments and the Loans owing to it); provided that (A) such Bank’s obligations under this Agreement shall remain unchanged, (B) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Company, the Administrative Agent, the Issuing Bank and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. Any agreement pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Bank will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Bank directly affected thereby pursuant to the proviso to the second sentence of subsection 15.1(a) and (2) directly affects such Participant. Subject to paragraph (c)(ii) of this subsection, each Participant shall be entitled to the benefits, and subject to the limitations, of subsections 8.5, 8.6 and 8.8 to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to paragraph (b) of this subsection. To the extent permitted by law, each Participant also shall be entitled to the benefits of subsection 15.7(b) as though it were a Bank, provided such Participant shall be subject to subsection 15.7(a) as though it were a Bank. Each Bank that sells a participation, acting solely for this purpose as an agent of the Company, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Credit Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive, and such Bank, each Loan Party and the Administrative Agent shall treat each person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.
(ii) A Participant shall not be entitled to receive any greater payment under subsection 8.5 or 8.6 than the applicable Bank would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. No Participant shall be entitled to the benefits of subsection 8.6 unless such Participant complies with such subsection as if it were a Bank.
(d)    Any Bank may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this subsection shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Bank from any of its obligations hereunder or substitute any such pledgee or Assignee for such Bank as a party hereto.
(e)    The Company, upon receipt of written notice from the relevant Bank, agrees to issue Notes to any Bank requiring Notes to facilitate transactions of the type described in paragraph (d) above.
(f)    Notwithstanding the foregoing, any Conduit Bank may assign any or all of the Loans it may have funded hereunder to its designating Bank without the consent of the Company or the Administrative Agent and without regard to the limitations set forth in subsection 15.6(b). Each of the Company, each Bank and the Administrative Agent hereby confirms that it will not institute against a Conduit Bank or join any other Person in instituting against a Conduit Bank any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Bank; provided, however, that each Bank designating any Conduit Bank hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Bank during such period of forbearance.
15.7    Adjustments; Set-off.
(a)    If any Bank (a “benefitted Bank”) shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations then due and owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in subsection 13(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of such other Bank’s Loans or the Reimbursement Obligations then due and owing to it, or interest thereon, such benefitted Bank shall purchase for cash from the other Banks a participating interest in such portion of each such other Bank’s Loan or the Reimbursement Obligations owing to it, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each of the Company and the Subsidiary Borrowers agrees that each Bank so purchasing a portion of another Bank’s Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion.
(b)    In addition to any rights and remedies of the Banks provided by law, each Bank shall have the right, without prior notice to the Company or any Subsidiary Borrower, any such notice being expressly waived by the Company and the Subsidiary Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by the Company hereunder or under this Agreement or the other Credit Documents (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank or any branch or agency thereof to or for the credit or the account of the Company or such Subsidiary Borrower, as the case may be. Each Bank agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.
15.8    Power of Attorney. Each Subsidiary Borrower hereby grants to the Company an irrevocable power of attorney to act as its attorney-in-fact with regard to matters relating to this Agreement, the Applications and each other Credit Document, including, without limitation, execution and delivery of any amendments, supplements, waivers or other modifications hereto or thereto, receipt of any notices hereunder or thereunder and receipt of service of process in connection herewith or therewith. Each Subsidiary Borrower hereby explicitly acknowledges that the

Administrative Agent and each Bank has executed and delivered this Agreement and each other Credit Document to which it is a party, and has performed its obligations under this Agreement and each other Credit Document to which it is a party, in reliance upon the irrevocable grant of such power of attorney pursuant to this subsection 15.8. The power of attorney granted by each Subsidiary Borrower hereunder is coupled with an interest.
15.9    Judgment.
(ga) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding the day on which final judgment is given.
(gb) The obligation of the Company or any Subsidiary Borrower in respect of any sum due to any Bank or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement or the other Credit Documents (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by such Bank or the Administrative Agent (as the case may be) of any sum adjudged to be so due in the Judgment Currency such Bank or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to such Bank or the Administrative Agent (as the case may be) in the Agreement Currency, the Company or such Subsidiary Borrower (as the case may be) agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or the Administrative Agent (as the case may be) against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to any Bank or the Administrative Agent (as the case may be), such Bank or the Administrative Agent (as the case may be) agrees to remit to the Company or such Subsidiary Borrower (as the case may be) such excess.
15.10    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by email, electronic copy or telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.
15.11    Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
15.12    Integration. This Agreement and the other Credit Documents represent the agreement of the Company, the Subsidiary Borrowers, the Syndication Agents, the Administrative Agent and the Banks with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Bank relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.
15.13    GOVERNING LAW. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS (OTHER THAN ANY LOCAL CURRENCY FACILITY) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS (OTHER THAN ANY LOCAL CURRENCY FACILITY) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
15.14    Submission To Jurisdiction; Waivers.
(a)    Each of the Company and the Subsidiary Borrowers hereby irrevocably and unconditionally:
(i)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;
(ii)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(iii)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in subsection 15.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;
(iv)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and
(v)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.
(b)    Each Subsidiary Borrower hereby irrevocably appoints the Company as its agent for service of process in any proceeding referred to in subsection 15.14(a) and agrees that service of process in any such proceeding may be made by mailing or delivering a copy thereof to it care of the Company at its address for notice set forth in subsection 15.2.

15.15    Acknowledgements. Each of the Company and the Subsidiary Borrowers hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;
(b)    none of the Syndication Agents, Arrangers, the Administrative Agent or any Bank has any fiduciary relationship with or duty to the Company and the Subsidiary Borrowers arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between the Syndication Agents, the Administrative Agent and the Banks, on one hand, and the Company and the Subsidiary Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
(c)    no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Banks or among the Company and the Subsidiary Borrowers and the Banks.
15.16    WAIVERS OF JURY TRIAL. THE COMPANY, THE SUBSIDIARY BORROWERS, THE SYNDICATION AGENTS, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
15.17    USA Patriot Act. Each Bank hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Act”), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Bank to identify each Borrower in accordance with the Act.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
ARROW ELECTRONICS, INC.

By: /s/ Michael J. Taunton
Name: Michael J. Taunton
Title: Vice President and Treasurer

ARROW CENTRAL EUROPE GMBH

By: /s/ Paul J. Reilly
Name: Paul J. Reilly
Title: Director

ARROW ASIA PAC LTD.

By: /s/ Paul J. Reilly
Name: Paul J. Reilly
Title: Director

COMPONENTS AGENT (CAYMAN) LTD.

By: /s/ Paul J. Reilly
Name: Paul J. Reilly
Title: Director

ARROW ASIA DISTRIBUTION LIMITED

By: /s/ Paul J. Reilly
Name: Paul J. Reilly
Title: Director

ARROW ELECTRONICS (CI) LTD

By: /s/ Paul J. Reilly
Name: Paul J. Reilly
Title: Director

Lender signature page to the Arrow Electronics 2011 Credit Agreement, dated as of the date first above written

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, as an Agent and as a Bank

By: /s/ Peter B. Thauer
Name: Peter B. Thauer
Title: Executive Director

Lender signature page to the Arrow Electronics 2011 Credit Agreement, dated as of the date first above written
BANK OF AMERICA, N.A.,
as a Syndication Agent and as a Bank

By: /s/ Michael Schultz
Name: Michael Schultz
Title: Vice President

THE BANK OF NOVA SCOTIA,
as a Syndication Agent and as a Bank

By: /s/ Eugene Dempsey
Name: Eugene Dempsey
Title: Director

BNP PARIBAS,
as a Syndication Agent and as a Bank

By: /s/ Michael A. Kowalczuk
Name: Michael A. Kowalczuk
Title: Director

By: /s/ Richard Pace
Name: Richard Pace
Title: Director

THE BANK OF TOKYO MITSUBISHI UFJ, LTD.,
as a Syndication Agent and as a Bank

By: /s/ Ken Egusa
Name: Ken Egusa
Title: Vice President

Lender signature page to the Arrow Electronics 2011 Credit Agreement, dated as of the date first above written

Wells Fargo Bank, N.A., as a Bank
By: /s/ Joe Mynatt
Name: Joe Mynatt
Title: Managing Director

Lender signature page to the Arrow Electronics 2011 Credit Agreement, dated as of the date first above written

HSBC Bank USA, National Association, as a Bank
By: /s/ David Wagstaff
Name: David Wagstaff
Title: Managing Director

Lender signature page to the Arrow Electronics 2011 Credit Agreement, dated as of the date first above written

Goldman Sachs Bank USA, as a Bank
By: /s/ Mark Walton
Name: Mark Walton
Title: Authorized Signatory

Lender signature page to the Arrow Electronics 2011 Credit Agreement, dated as of the date first above written

Mizuho Corporate Bank, Ltd., as a Bank
By: /s/ Raymond Ventura
Name: Raymond Ventura
Title: Deputy General Manager

Lender signature page to the Arrow Electronics 2011 Credit Agreement, dated as of the date first above written

Morgan Stanley Bank, N.A., as a Bank
By: /s/ Sherrese Clarke
Name: Sheresse Clarke
Title: Authorized Signatory

Lender signature page to the Arrow Electronics 2011 Credit Agreement, dated as of the date first above written

Sovereign Bank, as a Bank
By: /s/ Ravi Kacker
Name: Ravi Kacker
Title: Senior Vice President

Lender signature page to the Arrow Electronics 2011 Credit Agreement, dated as of the date first above written

Danske Bank A/S, Denmark, Sweden Branch, as a Bank
By: /s/ Henrik Huttemeier
Name: Henrik Huttemeier
Title:

For any Bank requiring a second signature line:

By: /s/ Paolo Bartoletti
Name: Paolo Bartoletti
Title:

Lender signature page to the Arrow Electronics 2011 Credit Agreement, dated as of the date first above written

Bank of China, New York Branch, as a Bank

By: /s/ Shiqiang Wu
Name: Shiqiang Wu
Title: General Manager

SCHEDULE I
BANKS AND COMMITMENTS

Bank	Dollar Revolving Commitment Amount	Euro Revolving Commitment Amount (Dollar Equivalent Amount)	Pounds Sterling Revolving Commitment Amount (Dollar Equivalent Amount)	Hong Kong Dollar Revolving Commitment Amount (Dollar Equivalent Amount)	Swedish Kroner Revolving Commitment Amount (Dollar Equivalent Amount)

JPMORGAN CHASE BANK, N.A.	$136,000,000	$34,000,000	$22,666,666.67	$12,142,857.14	$12,477,064.22

BANK OF AMERICA, N.A.	$136,000,000	$34,000,000	$22,666,666.67	$12,142,857.14	$12,477,064.22

BNP PARIBAS	$136,000,000	$34,000,000	$22,666,666.67	$12,142,857.14	$12,477,064.22

THE BANK OF NOVA SCOTIA	$136,000,000	$34,000,000	$22,666,666.67	$12,142,857.14	$12,477,064.22

THE BANK OF TOYKO-MITSUBISHI UFJ, LTD.	$136,000,000	$34,000,000	$22,666,666.67	$12,142,857.14	$12,477,064.22

WELLS FARGO BANK, N.A.	$80,000,000	$20,000,000	$13,333,333.33	$7,142,857.14	$7,339,449.54

HSBC BANK, NATIONAL ASSOCIATION	$80,000,000	$20,000,000	$13,333,333.33	$7,142,857.14	$7,339,449.54

GOLDMAN SACHS BANK USA	$80,000,000	$20,000,000	$13,333,333.33	$7,142,857.14	$7,339,449.54

MIZUHO CORPORATE BANK, LTD.	$80,000,000	$20,000,000	$13,333,333.33	-0-	-0-

MORGAN STANLEY BANK, N.A.	$70,000,000	$17,500,000	$11,666,666.67	$6,250,000	$6,422,018.36

DANSKE BANK A/S, DENMARK, SWEDEN BRANCH	$50,000,000	$12,500,000	$8,333,333.33	$4,464,285.72	$4,587,155.96

SOVEREIGN BANK	$50,000,000	$12,500,000	$8,333,333.33	$4,464,285.72	$4,587,155.96

BANK OF CHINA, NEW YORK BRANCH	$30,000,000	$7,500,000	$5,000,000	$2,678,571.44	-0-

TOTAL:	$1,200,000,000	$30,000,000	$200,000,000	$100,000,000	$100,000,000

SCHEDULE II
SUBSIDIARY BORROWERS

FOREIGN SUBSIDIARY BORROWERS

Name and Address:	Jurisdiction of Incorporation:
Arrow Central Europe GmbH Max-Planck StraBe 1-3 D-63303 Dreieich Germany	Germany
Arrow Asia Pac Ltd. 20/F Tower II, Ever Gain Plaza 88 Container Port Road, Kwai Chung Hong Kong	Hong Kong
Components Agent (Cayman) Ltd. Century Yard, Cricket Square, Hutchins Drive PO Box 2681 GT George Town, Grand Cayman British West Indies	British West Indies
Arrow Asia Distribution Limited 20/F Tower II, Ever Gain Plaza 88 Container Port Road Kwai Chung Hong Kong	Hong Kong
Arrow Electronics (CI) Ltd. Regatta Office Park West Bay Road PO Box 3116 Grand Cayman, KY1-1205 Cayman Islands	British West Indies

Schedule III

Certain Information Concerning Swing Line Loans and Letters of Credit

I.    Issuing Banks and Issuing Offices

Name of Issuing Bank	Issuing Office	Currency
JPMorgan Chase Bank, N.A. c/o JPMorgan Treasury Services	10420 Highland Manor Drive 4th Floor Tampa, Florida 33610-9128, United States Attention: James Alonzo, Standby LC Dept. (T) 813-432-6339 (F) 813-432-5161	All Available Currencies
Bank of America, N.A.	Bank of America (as LC Issuing Agent) Remy David Ph: 925-675-8416 Fax: 888-217-4730 Remedios.A.David@baml.com Bank of America N.A. Credit Services Concord, CA	All Available Currencies

II.    Swing Line Limits

Borrower	Swing Line Limit
ARROW ELECTRONICS, INC.	$500,000,000
ARROW CENTRAL EUROPE GMBH	$500,000,000
ARROW ASIA PAC LTD.	$500,000,000
COMPONENTS AGENT (CAYMAN) LTD.	$500,000,000
ARROW ASIA DISTRIBUTION LIMITED	$500,000,000
ARROW ELECTRONICS (CI) LTD	$500,000,000

III.    Swing Line Commitments

Swing Line Bank	Swing Line Commitment Amount	Borrowers
JPMorgan Chase Bank, N.A.	$100,000,000	All Borrowers
Bank of America, N.A.	$100,000,000	All Borrowers
BNP Paribas	$100,000,000	All Borrowers
The Bank of Nova Scotia	$100,000,000	All Borrowers
The Bank of Tokyo-Mitshubishi UFJ, LTD.	$100,000,000	All Borrowers

IV.    Swing Line Banks – Addresses of Funding/Payment Offices

A. JPMorgan Chase Bank, N.A.

JPMorgan Chase Bank, N.A.
1111 Fannin, 10th Floor
Houston, Texas 77002
Attention: Talitha Humes
Talitha.l.humes@jpmorgan.com
Telecopy: +1-713-750-2878
Telephone: +1-713-427-6190

Bank Name: JPMorgan Chase Bank, N.A.
ABA/Routing No.: 021000021
Account Name: Arrow Electronics
Account No.: 9008113381H0043
Attention: Talitha Humes/Jeremy Jones
Reference: Arrow Electronics

B. Bank of America:

Contact Information:
Remy David
2001 Clayton Road, 2nd Floor
Mailcode: CA4-702-02-25
Concord, CA  94520
Phone #: 925-675-8416
Fax #: 888-217-4730
Email:  remedios.a.david@baml.com

Payment Instruction:
Bank of America NA
ABA 026009593
Account Number: 3750836479
Account Name: Credit Services
Ref:  Arrow Electronics

C. BNP Paribas:

Legal Adress for BNP Paribas:
787 Seventh Ave. The Equitable Tower
New York, NY 10019

Loans Operation Contact Information:
Cathy Markos Prahalias
Tel. 514-285-6042
Fax. 201-850-4059
Email. SFLS.Support@americas.bnpparibas.com

Wire instructions:
Pay to: BNP Paribas NY
ABA: 026 007 689
Benef: Loan Servicng Clearing Account
Account # 10313000103
Ref. Arrow Electronics

D. Bank of Nova Scotia

Loan Admin Contact:	Kathy Williams
Direct No:	416
Telephone No:	212
Fax Number:	212
Email:	kathy_williams@scotiacapital.com

The Bank of Nova Scotia
Global Wholesale Services
720 King Street West, Toronto
Mailing Address
44 King Street West
Toronto, Ontario
Canada M5H 1H1

BANK NAME:	The Bank of Nova Scotia-New York
ABA:	2,600,253
ACCOUNT NAME:	BANK OF NOVA SCOTIA - DIVERSIFIED CENTRAL
ACCOUNT #:	618233
ATTENTION:	US CORPORATE LOANS
REFERENCE:	ARROW ELECTRONICS INC
LEGAL ENTITY NAME:	THE BANK OF NOVA SCOTIA

E. The Bank of Tokyo-Mitsubishi UFJ, Ltd.

Dolores Ruland
The Bank of Tokyo-Mitsubishi UFJ, Ltd.
1251 Avenue of the Americas
New York, NY 10020-1104
(T) 201-413-8629
(F) 201-521-2304
druland@us.mufg.jp

The Bank of Tokyo-Mitsubishi UFJ, Ltd.
ABA#026 009 632
Account# 97770191
Attention: Loan Operations Department
Reference: Arrow Electronics, Inc.

SCHEDULE IV

ADMINISTRATIVE SCHEDULE

COMMITTED RATE LOANS/SWING LINE LOANS

Interest Rates for Each Currency

Dollars:

ABR Loans: ABR

Eurocurrency Loans:

a) Committed Rate Loans
for any Interest Period in respect of any Tranche, the rate for deposits in Dollars for a period beginning on the first day of such Interest Period and ending on the last day of such Interest Period which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, on the date which is two Business Days prior to the first day of such Interest Period. In the event that such rate does not appear on such page, the Eurocurrency Rate shall be determined by reference to such other comparable publicly available service for displaying Eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 a.m., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank Eurodollar market where its Eurodollar and foreign currency exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

b) Swing Line Loans
the rate at which the applicable Swing Line Bank is offered Dollar deposits at or about 11:00 a.m., New York City time, on the first day of such Interest Period in the interbank Eurodollar market where its Eurodollar and foreign currency exchange operations are then being conducted for delivery on such first day of such Interest Period for the number of days comprised therein.

Euros:

Eurocurrency Loans:

for any Interest Period in respect of any Tranche, the rate for deposits in Euros for a period beginning on the first day of such Interest Period and ending on the last day of such Interest Period published by the British Bankers’ Association as its Interest Settlement Rate displayed on Telerate Page 3750 (or, if no such quotation appears on such Telerate Page, on the appropriate Reuters Screen) as of 11:00 a.m., London time, on the date which is two Business Days prior to the first day of such Interest Period.

In the event that such rate does not appear on such page, the Eurocurrency Rate shall be determined by reference to the rate at which the Administrative Agent is offered euro deposits at or about 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period in the interbank Eurodollar market where its Eurodollar and foreign currency exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

Pounds Sterling:

Eurocurrency Loans:

for any Interest Period in respect of any Tranche, the rate for deposits in Pounds Sterling for a period beginning on the first day of such Interest Period and ending on the last day of such Interest Period published by the British Bankers’ Association as its Interest Settlement Rate on Telerate Page 3750 (or, if no such quotation appears on such Telerate Page, on the appropriate Reuters Screen) as of 11:00 a.m., London time, on the date which is two Business Days prior to the first day of such Interest Period.

In the event that such rate does not appear on such page, the Eurocurrency Rate shall be determined by reference to the rate at which the Administrative Agent is offered Pound Sterling deposits at or about 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period in the interbank Eurodollar market where its Eurodollar and foreign currency exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

Hong Kong Dollars:

Eurocurrency Loans:

for any Interest Period in respect of any Tranche, the rate for deposits in Hong Kong Dollars for a period beginning on the first day of such Interest Period and ending on the last day of such Interest Period, the official HIBOR fixing from the Hong Kong Association of banks (HKAB) which appears on Bloomberg page HIBO as of 11:30 a.m., Hong Kong time, on the date which is the first day of such Interest Period.

In the event that such rate does not appear on such page, the Eurocurrency Rate shall be determined by reference to the rate at which the Administrative Agent is offered Hong Kong Dollar deposits at or about 11:30 a.m., Hong Kong time, on the date which is the first day of such Interest Period for the number of days comprised therein.

Swedish Kroner:

Eurocurrency Loans:

for any Interest Period in respect of any Tranche, the rate for deposits in Swedish Kroners for a period beginning on the first day of such Interest Period and ending on the last day of such Interest Period which appears on the Reuters Screen LIBOR02 Page as of 11:00 a.m., London time, on the date which is two Business Days prior to the first day of such Interest Period.

In the event that such rate does not appear on such page, the Eurocurrency Rate shall be determined by reference to the rate at which the Administrative Agent is offered Swedish Kroner deposits at or about 11:00 a.m., London time, two Business

Days prior to the beginning of such Interest Period in the interbank Eurodollar market where its Eurodollar and foreign currency exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

Funding Office, Funding Time, Payment Office, Payment Time for Each Currency for Committed Rate Loans.

Dollars:

Funding Office:	JPMorgan Chase Bank, N.A. 1111 Fannin, 10th Floor Houston, Texas 77002

Funding Time:	11:00 a.m., New York City time on the Borrowing Date for Eurocurrency Loans
4:00 p.m., New York City time on the Borrowing Date for ABR Loans

Payment Office:	JPMorgan Chase Bank, N.A. 1111 Fannin, 10th Floor Houston, Texas 77002

Payment Time:	12:00 noon, New York City time

Euros:

1.Funding Office:

J.P.Morgan Europe Limited
125 London Wall, London EC2Y 5AJ

Correspondent Bank: J.P.MORGAN AG (Swift ID: CHASDEFXXXX)
Account: J.P. MORGAN EUROPE LIMITED (Swift ID: CHASGB22XXX)
Account Number: DE93501108006001600037

Funding Time:	1:00 p.m., London time on the Borrowing Date

Payment Office:

J.P.Morgan Europe Limited
125 London Wall, London EC2Y 5AJ

Correspondent Bank: J.P.MORGAN AG (Swift ID: CHASDEFXXXX)
Account: J.P. MORGAN EUROPE LIMITED (Swift ID: CHASGB22XXX)
Account Number: DE93501108006001600037

Payment Time:	1:00 p.m., London time

Pounds Sterling:

2.Funding Office:

J.P.Morgan Europe Limited
125 London Wall , London EC2Y 5AJ

Correspondent Bank: Pay direct to
Account: J.P. MORGAN EUROPE LIMITED (Swift ID: CHASGB22XXX)
Account Number: GB82CHAS60924203043504
Local Clearing Code: 405206

Funding Time:	1:00 p.m., London time on the Borrowing Date

Payment Office:

J.P.Morgan Europe Limited
125 London Wall, London EC2Y 5AJ

Correspondent Bank: Pay direct to
Account: J.P. MORGAN EUROPE LIMITED (Swift ID: CHASGB22XXX)
Account Number: GB82CHAS60924203043504
Local Clearing Code: 405206

Payment Time:	1:00 p.m., London time on the Borrowing Date

Hong Kong Dollars:

3. Funding Office:

20th Floor, Chater House, 8 Connaught Road, Central, Hong Kong
Account Name: JPMorgan Chase Bank, N.A. Hong Kong Branch

BIC Code: CHASHKHH
CHATS Code: 007
(Note : please make payment by Local CHATS)

Funding Time:	2:00 p.m., Hong Kong time on the Borrowing Date

Payment Office:	20th Floor, Chater House, 8 Connaught Road, Central, Hong Kong

Payment Time:	2:00 p.m., Hong Kong time

Swedish Kroner:

4.Funding Office:

J.P.Morgan Europe Limited
125 London Wall, London EC2Y 5AJ

Correspondent Bank: SKANDINAVISKA ENSKILDA BANKEN (Swift ID: ESSESESSXXX)
Account: J.P. MORGAN EUROPE LIMITED (Swift ID: CHASGB22XXX)
Account Number: 52018519395

Account of:    J.P. Morgan Europe Limited
Account No:    5201-8519395
Skandinaviska Banken Enskllda Banken, Stockholm

Funding Time:	9:00 a.m., London time on the Borrowing Date

Payment Office:

J.P.Morgan Europe Limited
125 London Wall, London EC2Y 5AJ

Correspondent Bank: SKANDINAVISKA ENSKILDA BANKEN (Swift ID: ESSESESSXXX)
Account: J.P. MORGAN EUROPE LIMITED (Swift ID: CHASGB22XXX)
Account Number: 52018519395

Payment Time:	9:00 a.m., London time

C    Funding Office, Funding Time, Payment Office, Payment Time for Swing Line Loans.

Funding Office:	Funding Office of applicable Swing Line Bank as set forth on Schedule III

Funding Time:	4:00 p.m., New York City time on the Borrowing Date

Payment Office:	Payment Office of applicable Swing Line Bank as set forth on Schedule III

Payment Time:	4:00 p.m., New York City time

Notice of Borrowing:

Dollars:

Deliver to:	JPMorgan Chase Bank, N.A. 1111 Fannin, 10th Floor Houston, Texas 77002 Attention: Talitha Humes
Talitha.l.humes@jpmorgan.com
Telephone No: (713) 427-6190
Fax No: (713) 750-2878

Time:

(i) ABR Loans--Not later than 12:00 noon, New York City time, on the Borrowing Date

(ii) Eurocurrency Loans--Not later than 12:00 noon, New York City time, three Business Days prior to the Borrowing Date.

Information Required: Name of Borrower, amount to be borrowed, whether ABR Loans or Eurocurrency Loans, amounts of each such type, and Interest Periods for Eurocurrency Loans and wire instructions for remittance of drawdown proceeds.

Available Foreign Currencies (except Hong Kong Dollars):

1. Deliver to:     J.P. Morgan Europe Limited
125 London Wall
London, EC2Y 5AJ
Attention: Steve Clarke
Telephone No: 011-44-207-777 2353
Fax No: 011-44-207-777 2360

2. Time:
Not later than 11:00 A.M., London time, three Business Days prior to the Borrowing Date.

3.	Information Required:
Name of Borrower, amount to be borrowed, and Interest Periods and wire instruction for remittance of drawdown proceeds.

Hong Kong Dollars:

1. Deliver to:

JPMorgan Chase Bank, N.A.  acting through its Hong Kong Branch
20thFloor., Chater House, 8 Connaught Road,
Central, Hong Kong
Attn : Sara Wong / Jennifer Yu
Tel : (852) 2800 6024 / 2800 1916
Fax : (852) 2836 9672
Email : sara.ny.wong@jpmorgan.com / jennifer.cc.yu@jpmorgan.com

With a copy to:
Asia Loan Operation
Fax : 91 22 66466865
email : asia.loan.operations@jpmorgan.com

2. Time:

Not later than 11:00 A.M., Hong Kong time, four Business Days prior to the Borrowing Date.

Notice of Swing Line Borrowing:

1. Deliver to:	Funding Office of applicable Swing Line Bank as set forth on Schedule III

2. Time:
Not later than 1:00 p.m., New York City time, on the Borrowing Date, or such later time as may be agreed by the applicable Swing Line Bank, acting in its sole discretion.

3. Information Required: Name of Borrower, amount to be borrowed, whether ABR Loans or Eurocurrency Loans, amounts of each such type, and Interest Periods for Eurocurrency Loans and wire instructions for remittance of drawdown proceeds.

Notice of Continuation; Notice of Prepayment

Dollars:

Deliver to:
a) Committed Rate Loans
JPMorgan Chase Bank, N.A.
1111 Fannin, 10th Floor
Houston, Texas 77002
Attention: Talitha Humes
Talitha.l.humes@jpmorgan.com
Telephone No: (713) 427-6190
Fax No: (713) 750-2878

b) Swing Line Loans
Lending Office of applicable Swing Line Bank as set forth on Schedule III
Time:

a) Committed Rate Loans
(i) ABR Loans -- Not later than 12:00 Noon, New York City time, on the prepayment date

(ii) Eurocurrency Loans -- Not later than 12:00 noon, New York City time, three Business Days prior to the last day of the current Interest Period for continuations or the prepayment date, as the case may be.

b) Swing Line Loans
Not later than 4 p.m., New York City time, on the prepayment date

Information Required:

Name of Borrower, amount to be prepaid or (in the case of Committed Rate Loans) continued, as the case may be, whether Swing Line Loans or Committed Rate Loans, whether ABR Loans or Eurocurrency Loans, amounts of each such Type, and Interest Periods for Eurocurrency Loans to be continued.

Available Foreign Currencies:

1. Deliver to:	a) Available Foreign Currency Other Than Hong Kong Dollars

J.P. Morgan Europe Limited
125 London Wall
London, EC2Y 5AJ
Attention: Steve Clarke
Telephone No: 011-44-207-777 2353
Fax No: 011-44-207-777 2360

b) Hong Kong Dollars

JPMorgan Chase Bank, N.A.  acting through its Hong Kong Branch
20thFloor., Chater House, 8 Connaught Road,
Central, Hong Kong
Attn : Sara Wong / Jennifer Yu
Tel : (852) 2800 6024 / 2800 1916
Fax : (852) 2836 9672
Email : sara.ny.wong@jpmorgan.com / jennifer.cc.yu@jpmorgan.com

With a copy to:
Asia Loan Operation
Fax : 91 22 66466865
email : asia.loan.operations@jpmorgan.com

2. Time:

Not later than 11:00 A.M., London time, three Business Days prior to the last day of the current Interest Period for continuations or the prepayment date, as the case may be; provided that with respect to Hong Kong Dollars, notice shall be given not later than 11:00 A.M., Hong Kong time, four Business Days prior to the last day of the current Interest Period for continuations or the prepayment date, as the case may be.

3.	Information Required:

Name of Borrower, amount to be continued or prepaid, as the case may be, whether ABR Loans or Eurocurrency Loans, amounts of each such Type, and Interest Periods for Eurocurrency Loans to be continued.

COMPETITIVE ADVANCE LOANS

Competitive Advance Loan Request by Company

Deliver to:	JPMorgan Chase Bank, N.A. 1111 Fannin, 10th Floor Houston, Texas 77002 Attention: Talitha Humes
Talitha.l.humes@jpmorgan.com
Telephone No: (713) 427-6190
Fax No: (713) 750-2878

2. Delivery time:    By 9:30 A.M., New York City time, on the date on which Competitive Advance Loan Offers are requested.

3. Information to be set forth:
Name of Borrower.
Amount and Currency of Competitive Advance Loan.
Date of Competitive Advance Loan.
Maturity Date.
Interest Payment Dates.
Date on which Competitive Advance Loan Offers are due.

Competitive Advance Loan Offer to Company

Deliver to:	JPMorgan Chase Bank, N.A. 1111 Fannin, 10th Floor Houston, Texas 77002 Attention: Talitha Humes
Talitha.l.humes@jpmorgan.com
Telephone No: (713) 427-6190
Fax No: (713) 750-2878

Delivery time: By 11:00 A,M. New York City time on date set forth in Competitive Advance Loan Request.

Information to be set forth:
Name of Bank.
Amount and Currency of Competitive Advance Loan offered for each maturity date.
interest rate.
If Competitive Advance Loans may not be prepaid.

NOTICE OF SWING LINE REFUNDING

A.Deliver to:    JPMorgan Chase Bank, N.A.
1111 Fannin, 10th Floor
Houston, Texas 77002
Attention: Talitha Humes
Talitha.l.humes@jpmorgan.com
Telephone No: (713) 427-6190
Fax No: (713) 750-2878

Information to be set forth:
Name of Borrower
Number of Swing Line Loans
Amount of each Swing Line Loan
Date of each Swing Line Loan

NOTICE OF SWING LINE OUTSTANDINGS

i.	Deliver to:
JPMorgan Chase Bank, N.A.
1111 Fannin, 10th Floor
Houston, Texas 77002
Attention: Talitha Humes
Talitha.l.humes@jpmorgan.com
Telephone No: (713) 427-6190
Fax No: (713) 750-2878

ii.	Information to be set forth:

Name of Borrower
Number of Swing Line Loans
Amount of each Swing Line Loan
Date of each Swing Line Loan
Outstanding Interest

NOTICE OF LOCAL CURRENCY OUTSTANDINGS

Deliver to:	JPMorgan Chase Bank, N.A. 1111 Fannin, 10th Floor Houston, Texas 77002 Attention: Talitha Humes
Talitha.l.humes@jpmorgan.com
Telephone No: (713) 427-6190
Fax No: (713) 750-2878

Delivery time:
By close of business in London on the date of making of each Local Currency Loan and on the last Business Day of each month on which the applicable Local Currency Borrower has outstanding any Local Currency Loans.

Information to be set forth:
Name of Borrower
Amount and Currency of outstanding Local Currency Loans

EXHIBIT A TO
CREDIT AGREEMENT

FORM OF JOINDER AGREEMENT
JOINDER AGREEMENT, dated as of the date set forth below, entered into pursuant to the FIVE YEAR CREDIT AGREEMENT, dated as of August [__], 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein being used herein as therein defined), among ARROW ELECTRONICS, INC., the Subsidiary Borrowers from time to time parties thereto, the several Banks from time to time parties thereto, BNP PARIBAS, BANK OF AMERICA, N.A., THE BANK OF NOVA SCOTIA and THE BANK OF TOKYO-MITSHIBISHI UFJ, LTD., as Syndication Agents, J.P. MORGAN SECURITIES LLC, BNP PARIBAS SECURITIES CORP., MERILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, THE BANK OF NOVA SCOTIA and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Joint Lead Arrangers and Joint Bookrunners, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
W I T N E S S E T H:
WHEREAS, the parties to this Joinder Agreement wish to amend Schedule II to the Credit Agreement in the manner hereinafter set forth; and
WHEREAS, this Joinder Agreement is entered into pursuant to subsection 15.1(b) of the Credit Agreement;
NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:
1.Each of the undersigned Subsidiaries of the Company hereby acknowledges that it has received and reviewed a copy (in execution form) of the Credit Agreement, and agrees to:

(a)	join the Credit Agreement as a Subsidiary Borrower;

(b)	be bound by all covenants, agreements and acknowledgements attributable to a Subsidiary Borrower in the Credit Agreement; and

(c)	perform all obligations required of it by the Credit Agreement.
2.Each of the undersigned Subsidiaries of the Company hereby represents and warrants that the representations and warranties with respect to it contained in, or made or deemed made by it in, Section 9 of the Credit Agreement are true and correct on the date hereof.
3.The address and jurisdiction of incorporation of each undersigned Subsidiary of the Company is set forth in Annex I to this Joinder Agreement.
4.THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Schedule 1.1

Existing Joint Ventures

Arrow-Altech Holdings (Pty) Limited, a South African company, and its subsidiaries.

Marubun-Arrow Asia Limited, a British Virgin Islands company, and its subsidiaries.

Marubun-Arrow USA, LLC, a Delaware limited liability company.

Schedule 5.1

Existing Letters of Credit

Reference Number	Issuing Bank	Outstanding Amount	Expiry/Maturity Date	Beneficiary Name
P231580	JPMorgan Chase Bank, N.A.	$4,400,000	September 27, 2011 Evergreen clause	Hartford Fire Insurance Company
3053001	Bank of America	$150,000	February 12, 2012 Evergreen clause	Board of County Commissioners of Arapahoe County
3053002	Bank of America	$793,271	February 12, 2012 Evergreen clause	Board of County Commissioners of Arapahoe County
68052525	Bank of America	$54,154	August 18, 2011	TS 405 Lexington Owner, L.L.C. c/o Tishman Speyer Properties
68058347	Bank of America	$594,459	12/31/2011	Bank of America, Rossana Spaziani
68058348	Bank of America	$297,229.5	12/31/2011	Bank of America, Mara Barbetti
68058349	Bank of America	$297,229.5	12/31/2011	Bank of America, Marco Barbetti
68058350	Bank of America	$1,783,377	12/31/2011	Bank of America, Mario Barbetti
TOTAL $8,369,720.00

Schedule 9.10

Outstanding Local Currency Loans

None.

Schedule 9.13

Excluded ERISA Arrangements

1.    Extended Separation Benefits

The Company maintains a broad-based program to shelter employees at all levels from any adverse consequences which might result from a change in control of the Company. A change in control is defined in the program to include such time that any person becomes the beneficial owner, directly or indirectly, of 30% or more of the combined voting power of the Company's voting securities or certain changes occur in the constitution of the Company's Board of Directors. Pursuant to a policy adopted by the Board of Directors in 1998, the period of salary continuation normally extended to employees whose employment is terminated as a result of a workforce reduction or reorganization (which period ranges from six to 24 weeks depending upon the length of service with the Company) is tripled if employment is terminated by the Company (other than for cause) as a result of a change in control. In addition to this policy, the Company has entered into employment agreements with certain management-level employees, pursuant to which among other matters, such employees will receive one year's compensation and continuation for up to one year of medical and life insurance benefits if their employment is terminated by the Company (other than for cause) within 12 months following a change in control. The Company also has agreements with a number of divisional and group vice presidents who are not executive officers, which provide such vice presidents with a multiple of their annualized includible compensation (as defined in the Internal Revenue Code) and continuation for up to three years of medical, life and other welfare benefits if their employment is terminated by the Company (other than for cause), if their responsibilities or base salaries are materially diminished, or if certain other adverse changes occur within 24 months following a change in control. Arrow’s executive officers have entered into employment and change of control agreements. Under the employment agreements, if the executive is terminated without cause, the executive will continue to receive, through the end of the then-remaining term of the agreement, all base salary and benefits (such as life, health, and disability insurance) and cause the immediate vesting of any unvested stock options which would have vested through the then-remaining term of the agreement. The executive is also entitled to certain restricted units or shares and, in some instances, performance units or shares. Under the change of control agreements, if the executive’s employment is terminated (i) without cause by Arrow or (ii) for good reason by the executive after a change in control, the eligible terminated executive is entitled to receive: (i) all unpaid salary through the date of termination (as defined in the employment agreement) and all earned and unpaid benefits and awards (including both cash and stock components); (ii) a lump-sum payment of 2.99 times the executive’s annualized includable compensation as defined in Internal Revenue Code Section 280G(d)(1); and (iii) continuation of coverage under the Company’s then current medical plan until the executive reaches 65 years of age (or otherwise becomes eligible for Medicare) or begins receiving equivalent benefits from a new employer. In addition, all stock options vest immediately and the executive may be entitled to restricted units or shares, and performance shares or shares. The amounts payable pursuant to such agreements to the executive officers and to the other vice presidents will be reduced, if necessary, to avoid excise tax under Section 4999 of the Code.

2.    Unfunded Pension Plan

The Company maintains the Unfunded Pension Plan for Selected Executives of the

Company ("SERP"). Under the SERP, the Company's Board of Directors determines those employees who are eligible to participate in the SERP and the amount of their maximum annual pension upon retirement on or after attaining age 60. Approximately 25 current and former executives are designated participants in the SERP. The gross SERP benefit is calculated by multiplying 2.5% of final average performance-based compensation (salary and annual incentive) by the participant’s years of credited service (up to a maximum of 18 years). Final average compensation is the highest average of any three years during the participant’s final five years of service. The gross benefit is reduced by 50% of the Social Security benefit and the projected benefit of the Company’s 401(k) matching contributions. The benefits provided under the SERP are payable as a life annuity with 60 payments guaranteed, commencing at age 60, assuming continued employment through normal retirement.

3.    Wyle Executive Severance Obligations

In connection with the acquisition of the Wyle Group of Companies, the Company has severance obligations under agreements with certain existing Wyle executives. Those severance obligations could constitute severance arrangements for purposes of ERISA.

4. Executive Deferred Compensation Plan

The company maintains an Executive Deferred Compensation Plan for approximately 450 highly paid U.S. executives, of which approximately 100 employees participate. The Plan allows eligible executives to voluntarily elect to defer a portion of their salary (up to 80%) and bonus/commissions (up to 100%). Deferrals must be for a minimum of two years. At the end of the deferral period participants may elect to have deferrals distributed to them in either lump sum or installment payments over a designated number of years. Deferrals will be paid out in a lump sum distribution if termination precedes retirement/long term disability. Deferrals can be invested among different deemed investment options. All deferrals and any earnings on those deferrals are general unsecured obligations of the company.

5.    Wyle SERP Plan

The company maintains an unfunded pension plan for approximately 19 former executives of the Wyle Group of Companies. This plan provides for payment equal to the excess of the amounts such executives would normally be expected to receive under the terms of the Wyle qualified plan, over the maximum amounts allowed by ERISA under the qualified plan.

6.    Wyle Defined Benefit Plan

The company is responsible for retirement benefits for certain employees the Wyle provided under a defined benefit plan.  Benefits under that plan were frozen as of December 31, 2000. The company makes contributions to the plan so that minimum contribution requirements, as determined by government regulations, are met.

Schedule 9.15

Subsidiary Guarantors

Arrow Electronics (UK), Inc.
Arrow Enterprise Computing Solutions, Inc.

Schedule 9.18

Environmental Matters

In connection with the 2000 purchase of Wyle from the VEBA Group ("VEBA"), the company assumed certain of the then outstanding obligations of Wyle, including Wyle's 1994 indemnification of the purchasers of its Wyle Laboratories division for environmental clean-up costs associated with any then existing contamination or violation of environmental regulations. Under the terms of the company's purchase of Wyle from VEBA, VEBA agreed to indemnify the company for costs associated with the Wyle environmental indemnities, among other things. The company is aware of two Wyle Laboratories facilities (in Huntsville, Alabama and Norco, California) at which contaminated groundwater was identified. Each site will require remediation, the final form and cost of which is undetermined.

Wyle Laboratories has demanded indemnification from the company with respect to the work at both sites (and in connection with the litigation discussed below), and the company has, in turn, demanded indemnification from VEBA. VEBA merged with a publicly-traded, German conglomerate in June 2000. The combined entity, now known as E.ON AG, remains responsible for VEBA's liabilities. E.ON AG acknowledged liability under the terms of the VEBA contract in connection with the Norco and Huntsville sites and made an initial, partial payment. Neither the company's demands for subsequent payments nor its demand for defense and indemnification in the related litigation and other costs associated with the Norco site were met.

In October 2005, the company filed suit against E.ON AG in the Frankfurt am Main Regional Court in Germany. The suit seeks indemnification, contribution, and a declaration of the parties' respective rights and obligations in connection with the Riverside County litigation (discussed below) and other costs associated with the Norco site. In its answer to the company's claim filed in March 2009 in the German proceedings, E.ON AG filed a counterclaim against the company for approximately $16,000,000. The company believes it has reasonable defenses to the counterclaim and plans to defend its position vigorously. The company believes that the ultimate resolution of the counterclaim will not materially adversely impact the company's consolidated financial position, liquidity, or results of operations. The litigation is currently suspended while the company engages in a court-facilitated mediation with E.ON AG. The mediation commenced in December 2009 and is ongoing.

The company was named as a defendant in several suits related to the Norco facility, all of which were consolidated for pre-trial purposes. In January 2005, an action was filed in the California Superior Court in Riverside County, California (Gloria Austin, et al. v. Wyle Laboratories, Inc. et al.). Approximately 90 plaintiff landowners and residents sued a number of defendants under a variety of theories for unquantified damages allegedly caused by environmental contamination at and around the Norco site. Also filed in the Superior Court in Riverside County were Jimmy Gandara, et al. v. Wyle Laboratories, Inc. et al. in January 2006, and Lisa Briones, et al. v. Wyle Laboratories, Inc. et al. in May 2006; both of which contain allegations similar to those in the Austin case on behalf of approximately 20 additional plaintiffs. All of these matters have now been resolved to the satisfaction of the parties.

The company was also named as a defendant in a lawsuit filed in September 2006 in the United States District Court for the Central District of California (Apollo Associates, L.P., et anno. v. Arrow Electronics, Inc. et al.) in connection with alleged contamination at a third site, an industrial building formerly leased by Wyle Laboratories, in El Segundo, California. The lawsuit was settled, though the possibility remains that government entities or others may attempt to involve the company in further characterization or remediation of groundwater issues in the area.

Characterization of the extent of contaminated soil and groundwater continues at the site in Huntsville, Alabama. Under the direction of the Alabama Department of Environmental Management, approximately $3,000,000 was spent to date. The pace of the ongoing remedial investigations, project management and regulatory oversight is likely to increase somewhat and though the complete scope of the activities is not yet known, the company currently estimates additional investigative and related expenditures at the site of approximately $500,000 to $1,000,000. The nature and scope of both feasibility studies and subsequent remediation at the site has not yet been determined, but assuming the outcome includes source control and certain other measures, the cost is estimated to be between $2,500,000 and $4,000,000.

Despite the amount of work undertaken and planned to date, the company is unable to estimate any potential costs in addition to those discussed above because the complete scope of the work is not yet known, and, accordingly, the associated costs have yet to be determined.

In October 2003, the company entered into a consent decree with Wyle Laboratories and the California Department of Toxic Substance Control (the "DTSC") in connection with the Norco site. In April 2005, a Remedial Investigation Work Plan was approved by DTSC that provided for site-wide characterization of known and potential environmental issues. Investigations performed in connection with this work plan and a series of subsequent technical memoranda continued until the filing of a final Remedial Investigation Report early in 2008. The development of a final Remedial Action Work Plan is ongoing. Approximately $30,000,000 was expended to date on project management, regulatory oversight, and investigative and feasibility study activities. The company currently estimates that the additional cost of project management and regulatory oversight will range from $400,000 to $500,000. Project management and regulatory oversight include costs incurred by Wyle Laboratories and project consultants for project management and costs billed by DTSC to provide regulatory oversight. Ongoing remedial investigations (including costs related to soil and groundwater investigations), and the preparation of a final remedial investigation report are projected to cost between $400,000 to $700,000.

Work is under way pertaining to the remediation of contaminated groundwater at certain areas on the Norco site and of soil gas in a limited area immediately adjacent to the site. In 2008, a hydraulic containment system was installed to capture and treat groundwater before it moves into the adjacent offsite area. Approximately $10,000,000 was expended on remediation to date, and it is anticipated that these activities, along with the initial phases of the treatment of contaminated groundwater in the offsite area and remaining Remedial Action Work Plan costs, will give rise to an additional estimated $12,700,000 to $24,500,000.

Despite the amount of work undertaken and planned to date, the company is unable to estimate any potential costs in addition to those discussed above because the complete scope of the work under the consent decree is not yet known, and, accordingly, the associated costs have yet to be determined.

Schedule 12.2

Existing Foreign Subsidiary Indebtedness

Borrower	Amount	Description	Lender
Arrow Central Europe GmbH	$221,000	Capital Leases
AE Petsche	$32,000	Capital Leases	Various
Converge	$110,000	Capital Leases	Various
Nu Horizons	$218,000	Capital Leases	Various
Shared Technologies	$1,650,000	Capital Leases	Various
DNS	$71,000	Capital Leases	Various
Logix	$65,000	Capital Leases	Various
Arrow Brazil	$135,000	Loans	Various
Arrow/Rapac	$2,170,000	Loans	Various
Arrow, Korea	$12,386,000	Loans	Various
ECS Europe	$15,500,000	Loans	Various
Converge	$80,000	Loans	Various
Richardson China	$27,841,000	Loans	Various
Arrow EMEASA	$475,000	Loans	Various

Schedule 13(i)

Disclosed Litigation

None.

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered in New York, New York by its proper and duly authorized officer as of the date set forth below.
Dated:________________    [NAME OF SUBSIDIARY],
    as a Subsidiary Borrower
By:__________________________
Name:
Title:

ARROW ELECTRONICS, INC.

                            By:__________________________
                             Name:
                             Title:

ACKNOWLEDGED AND AGREED TO:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:__________________________
Name:
Title:

ANNEX I

[Insert administrative information concerning Subsidiaries]

EXHIBIT B TO
    CREDIT AGREEMENT

FORM OF SCHEDULE AMENDMENT

SCHEDULE AMENDMENT, dated as of the date set forth below, entered into pursuant to the FIVE YEAR CREDIT AGREEMENT, dated as of August [__], 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein being used herein as therein defined), among ARROW ELECTRONICS, INC., the Subsidiary Borrowers from time to time parties thereto, the several Banks from time to time parties thereto, BNP PARIBAS, BANK OF AMERICA, N.A., THE BANK OF NOVA SCOTIA and THE BANK OF TOKYO-MITSHIBISHI UFJ, LTD., as Syndication Agents, J.P. MORGAN SECURITIES LLC, BNP PARIBAS SECURITIES CORP., MERILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, THE BANK OF NOVA SCOTIA and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Joint Lead Arrangers and Joint Bookrunners, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
W I T N E S S E T H:
WHEREAS, the parties to this Schedule Amendment wish to amend Schedule [II] [III] [IV], as specified in Annex I hereto, to the Credit Agreement in the manner hereinafter set forth; and
WHEREAS, this Schedule Amendment is entered into pursuant to subsection 15.1(b) of the Credit Agreement;
NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:
1    Schedule [II][III] [IV], as specified in Annex I hereto, is hereby amended as set forth in Annex I hereto.
2    The Company hereby represents and warrants that, after giving effect to the amendments effected hereby, the representations and warranties contained in Section 9 of the Credit Agreement are true and correct on the date hereof.
3    THIS SCHEDULE AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, each of the undersigned has caused this Schedule Amendment to be duly executed and delivered in New York, New York by its proper and duly authorized officer as of the date set forth below.

Dated:_________________
ARROW ELECTRONICS, INC.

By:__________________________
Name:
Title:

ACKNOWLEDGED AND AGREED TO:

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:__________________________
Name:
Title:

[NAMES OF OTHER PARTIES, IF ANY, REQUIRED PURSUANT TO SUBSECTION 15.1(b)]

ANNEX I

[Describe amendments]

EXHIBIT C TO
    CREDIT AGREEMENT

[FORM OF LOCAL CURRENCY FACILITY ADDENDUM]
LOCAL CURRENCY FACILITY ADDENDUM
To:    JPMorgan Chase Bank, N.A., as Administrative Agent

From:     Arrow Electronics, Inc.
4    This Local Currency Facility Addendum is being delivered to you pursuant to subsection 6.1 of the FIVE YEAR CREDIT AGREEMENT, dated as of August [__], 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein being used herein as therein defined), among ARROW ELECTRONICS, INC., the Subsidiary Borrowers from time to time parties thereto, the several Banks from time to time parties thereto, BNP PARIBAS, BANK OF AMERICA, N.A., THE BANK OF NOVA SCOTIA and THE BANK OF TOKYO-MITSHIBISHI UFJ, LTD., as Syndication Agents, J.P. MORGAN SECURITIES LLC, BNP PARIBAS SECURITIES CORP., MERILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, THE BANK OF NOVA SCOTIA and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Joint Lead Arrangers and Joint Bookrunners, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
5    The effective date (the “Effective Date”) of this Local Currency Facility Addendum will be __________ __, 20__
6    Please be advised that, as of the Effective Date, the credit facility described below is hereby designated as a “Local Currency Facility” for the purposes of the Credit Agreement.

Type of Facility:1/
Additional Local Currenc(y)(ies):
Local Currency Facility Maximum Borrowing Amount:		$
Local Currency Banks:	Name of Bank	Local Currency Bank Maximum Borrowing Amount
$
List of Documentation Governing Local Currency Facility (the “Documentation”):2/

7    Arrow Electronics, Inc. hereby represents and warrants that (i) the Documentation complies in all respects with the requirements of Section 6 of the Credit Agreement and (ii) _____ of _____ 3/ contains an express acknowledgement that such Local Currency Facility shall be subject to the provisions of Section 6 of the Credit Agreement.
ARROW ELECTRONICS, INC.

By ___________________________
Title:
Accepted and Acknowledged:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By ________________________________
Title:

1 Insert short description of terms of Local Currency Facility.
2 Copies of the Documentation must accompany the Local Currency Facility Addendum, together with, if applicable, an English translation thereof.
3 Provide citation to relevant provision from the Documentation.

EXHIBIT E TO
    CREDIT AGREEMENT

FORM OF
BORROWING CERTIFICATE

Pursuant to subsection 10.2(d) of the FIVE YEAR CREDIT AGREEMENT, dated as of August [__], 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein being used herein as therein defined), among ARROW ELECTRONICS, INC., the Subsidiary Borrowers from time to time parties thereto, the several Banks from time to time parties thereto, BNP PARIBAS, BANK OF AMERICA, N.A., THE BANK OF NOVA SCOTIA and THE BANK OF TOKYO-MITSHIBISHI UFJ, LTD., as Syndication Agents, J.P. MORGAN SECURITIES LLC, BNP PARIBAS SECURITIES CORP., MERILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, THE BANK OF NOVA SCOTIA and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Joint Lead Arrangers and Joint Bookrunners, and JPMORGAN CHASE BANK, N.A., as Administrative Agent, the Company hereby certifies as follows:
8    The representations and warranties of the Company set forth in the Credit Agreement (other than subsections 9.2 and 9.6 thereof) and each of the other Credit Documents are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties are true and correct as of such earlier date;
9    No Default or Event of Default has occurred and is continuing as of the date hereof or will occur after giving effect to the making of the Loans on the date hereof and the consummation of each of the transactions contemplated by the Credit Documents; and
10    There are no liquidation or dissolution proceedings pending or to the knowledge of the Company threatened against the Company, any Domestic Subsidiary that (directly or indirectly) accounts for more than 5% of Total Assets or any Subsidiary Borrower, nor to the knowledge of the Company has any other event occurred affecting or threatening the existence of the Company, any Subsidiary Borrower, or any of the Company’s

Subsidiaries, except as permitted by the Credit Agreement.
Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement and used herein are so used as so defined.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed on its behalf by the undersigned on and as of the __ day of August, 2011.
ARROW ELECTRONICS, INC.

By: _____________________
Name:
Title:
Date: ____________

EXHIBIT F-1 TO
    CREDIT AGREEMENT
FORM OF COMPANY GUARANTEE
GUARANTEE, dated as of August __, 2011, made by ARROW ELECTRONICS, INC., a New York corporation (the “Guarantor”), in favor of JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the several banks and other financial institutions (the “Banks”) parties to the FIVE YEAR CREDIT AGREEMENT, dated as of August [__], 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein being used herein as therein defined), among ARROW ELECTRONICS, INC., the Subsidiary Borrowers from time to time parties thereto, the several Banks from time to time parties thereto, BNP PARIBAS, BANK OF AMERICA, N.A., THE BANK OF NOVA SCOTIA and THE BANK OF TOKYO-MITSHIBISHI UFJ, LTD., as Syndication Agents, J.P. MORGAN SECURITIES LLC, BNP PARIBAS SECURITIES CORP., MERILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, THE BANK OF NOVA SCOTIA and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Joint Lead Arrangers and Joint Bookrunners, and the Administrative Agent.
W I T N E S S E T H:
WHEREAS, pursuant to the Credit Agreement, the Banks have severally agreed to make loans to, and issue and participate in letters of credit for the account of, the Subsidiary Borrowers upon the terms and subject to the conditions set forth therein; and
WHEREAS, pursuant to the Local Currency Facilities, the Local Currency Banks have severally agreed, and will agree, to make loans to the Local Currency Borrowers upon the terms and subject to the conditions set forth therein; and
WHEREAS, it is a condition precedent to the obligation of the Banks to make their respective loans and other extensions of credit to the Subsidiary Borrowers and the Local Currency Borrowers under the Credit Agreement and the Local Currency Facilities, respectively, that the Guarantor shall have executed and delivered this Guarantee to the Administrative Agent for the ratable benefit of the Banks; and
WHEREAS, the Guarantor is the parent of each Subsidiary Borrower and Local Currency Borrower, and it is to the advantage of Guarantor that the Banks make their loans and other extensions of credit to the Subsidiary Borrowers and the Local Currency Borrowers;
NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Arrangers and the Banks to enter into the Credit Agreement and the Local Currency Facilities, and to induce the Banks to make their respective loans to the Subsidiary Borrowers and the Local Currency Borrowers under the Credit Agreement and the Local Currency Facilities, respectively, the Guarantor hereby agrees with the Administrative Agent, for the ratable benefit of the Banks, as follows:
Defined Terms.    (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
15.19    As used herein, “Obligations” means the collective reference to the unpaid principal of and interest on the Loans to Subsidiary Borrowers and on the Local Currency Loans and all other obligations and liabilities of the Subsidiary Borrowers and Local Currency Borrowers to the Administrative Agent and the Banks (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement or any applicable Local Currency Facility after the maturity of the Loans or the Local Currency Loans and interest accruing at the then applicable rate provided in the Credit Agreement or any applicable Local Currency Facility after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Subsidiary Borrower or Local Currency Borrower whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any Local Currency Facility or any other Credit Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Banks that are required to be paid by the Guarantor, any Subsidiary Borrower or any Local Currency Borrower pursuant to the terms of the Credit Agreement, any Local Currency Facility, this Agreement or any other Credit Document).
15.20    The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and section and paragraph references are to this Guarantee unless otherwise specified.
15.21    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
SECTION 16. Guarantee.      1.1 The Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the ratable benefit of the Banks and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by each Subsidiary Borrower and each Local Currency Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.
16.1    The Guarantor further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent or any Bank in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the Obligations are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto the Subsidiary Borrowers and the Local

Currency Borrowers or any of them may be free from any Obligations.
16.2    No payment or payments made by any Subsidiary Borrower, any Local Currency Borrower or any other Person or received or collected by the Administrative Agent or any Bank from any Subsidiary Borrower, any Local Currency Borrower or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments (other than payments made by the Guarantor in respect of the Obligations or payments received or collected from the Guarantor in respect of the Obligations), remain liable for the Obligations until the Obligations are paid in full and the Commitments are terminated.
16.3    The Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Bank on account of its liability hereunder, it will notify the Administrative Agent and such Bank in writing that such payment is made under this Guarantee for such purpose.
SECTION 17. Right of Set-off. Upon the occurrence of any Event of Default, the Administrative Agent and each Bank is hereby irrevocably authorized at any time and from time to time without notice to the Guarantor, any such notice being expressly waived by the Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Bank to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Administrative Agent or such Bank may elect, against or on account of the obligations and liabilities of the Guarantor to the Administrative Agent or such Bank hereunder and claims of every nature and description of the Administrative Agent or such Bank against the Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any Credit Document or otherwise, as the Administrative Agent or such Bank may elect, whether or not the Administrative Agent or such Bank has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Bank shall notify the Guarantor promptly of any such set-off and the application made by the Administrative Agent or such Bank, as the case may be, of the proceeds thereof; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Bank under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Bank may have.
SECTION 18. Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder, or any set-off or application of funds of the Guarantor by the Administrative Agent or any Bank, the Guarantor shall not be entitled to exercise any right of subrogation arising in respect of any of the rights of the Administrative Agent or any Bank against a Subsidiary Borrower or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Bank for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from a Subsidiary Borrower in respect of payments made by the Guarantor hereunder, until all amounts owing to the Administrative Agent and the Banks by such Subsidiary Borrower on account of the Obligations and on account of all other obligations of the Guarantor to the Administrative Agent and the Banks under the Credit Documents are paid in full and the Commitments are terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations and such other amounts shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Administrative Agent and the Banks, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Administrative Agent, if required), to be applied against the Obligations and the other obligations of the Guarantor under the Credit Documents, whether matured or unmatured, in such order as the Administrative Agent may determine.
SECTION 19. Amendments, etc. with respect to the Obligations; Waiver of Rights. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any Bank may be rescinded by the Administrative Agent or such Bank, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Bank, and the Credit Agreement and the other Credit Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Banks or all the Banks, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Bank for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Bank shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against the Guarantor, the Administrative Agent or any Bank may, but shall be under no obligation to, make a similar demand on any Subsidiary Borrower or any Local Currency Borrower or any other guarantor, and any failure by the Administrative Agent or any Bank to make any such demand or to collect any payments from any Subsidiary Borrower or any Local Currency Borrower or any such other guarantor or any release of any Subsidiary Borrower or any Local Currency Borrower or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Bank against the Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
SECTION 20. Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Bank upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between any Subsidiary Borrower or any Local Currency Borrower or the Guarantor, on the one hand, and the Administrative Agent and the Banks, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon any Subsidiary Borrower or any Local Currency Borrower or the Guarantor with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement, any Local Currency Facility or any other Credit Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Bank, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Subsidiary Borrower or any Local Currency Borrower against the Administrative Agent or any Bank, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Subsidiary Borrower or any Local Currency Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Subsidiary Borrower or any Local Currency Borrower for the Obligations, or of the Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent and any Bank may, but shall be under no obligation to, pursue such rights and remedies as it may have against any Subsidiary Borrower or any Local Currency Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Bank to pursue such other rights or remedies or to collect any payments from any Subsidiary Borrower or any Local Currency Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of any Subsidiary Borrower or any Local Currency Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Bank against the Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the Banks, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantor under this Guarantee shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement any Subsidiary Borrower or any Local Currency Borrower may be free from any Obligations.
SECTION 21. Confirmation. (a) Each Joinder Agreement delivered by the Guarantor to the Administrative Agent shall constitute a confirmation by the Guarantor that the Obligations guaranteed hereby include all Obligations of each Subsidiary Borrower named in such Joinder Agreement.

(b) Each Local Currency Facility Addendum delivered by the Guarantor to the Administrative Agent shall constitute a confirmation by the Guarantor that the Obligations guaranteed hereby include all Obligations of each Local Currency Borrower under each Local Currency Facility named in such Local Currency Facility Addendum.

SECTION 22. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Subsidiary Borrower or any Local Currency Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Subsidiary Borrower or any Local Currency Borrower or any substantial part of its respective property, or otherwise, all as though such payments had not been made.
SECTION 23. Payments. The Guarantor hereby agrees that the Obligations will be paid to the Administrative Agent without set-off or counterclaim in the Currency in which they are denominated at the office for payment thereof set forth in the Credit Agreement or the applicable Local Currency Facility, as the case may be.
23.1    The obligation of the Guarantor in respect of any sum due to any Bank or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of the Credit Agreement, any Local Currency Facility or the other Credit Documents (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by such Bank or the Administrative Agent (as the case may be) of any sum adjudged to be so due in the Judgment Currency such Bank or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to such Bank or the Administrative Agent (as the case may be) in the Agreement Currency, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or the Administrative Agent (as the case may be) against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to any Bank or the Administrative Agent (as the case may be), such Bank or the Administrative Agent (as the case may be) agrees to remit to the Guarantor such excess.
SECTION 24. Counterparts. This Guarantee may be executed in any number of counterparts, and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which taken together shall constitute one and the same instrument.
SECTION 25. Authority of Administrative Agent. The Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the

Banks, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Banks with full and valid authority so to act or refrain from acting, and the Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.
SECTION 26. Notices. All notices, requests and demands to or upon the Administrative Agent, any Bank or the Guarantor to be effective shall be in writing (or by telex, telecopy or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made (a) when delivered by hand or (b) if given by mail, when deposited in the mails by certified mail, return receipt requested, or (c) if by telex, telecopy or similar electronic transfer, when sent and receipt has been confirmed, addressed as follows:
(a)    if to the Administrative Agent or any Bank, at its address or transmission number for notices provided in subsection 15.2 of the Credit Agreement; and
(b)    if to the Guarantor, at its address or transmission number for notices provided in subsection 15.2 of the Credit Agreement.
The Administrative Agent, each Bank and the Guarantor may change its address and transmission numbers for notices by notice in the manner provided in this Section.
SECTION 27. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 28. Integration. This Guarantee represents the agreement of the Guarantor with respect to the subject matter hereof and there are no promises or representations by the Administrative Agent or any Bank relative to the subject matter hereof not reflected herein.
SECTION 29. Amendments in Writing; No Waiver; Cumulative Remedies. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Administrative Agent, provided that any provision of this Guarantee may be waived by the Administrative Agent and the Banks in a letter or agreement executed by the Administrative Agent or by telecopy, email, facsimile or other electronic transmission from the Administrative Agent.
29.1    Neither the Administrative Agent nor any Bank shall by any act (except by a written instrument pursuant to Section 15(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Bank, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Bank would otherwise have on any future occasion.
29.2    The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
SECTION 30. Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
SECTION 31. Successors and Assigns. This Guarantee shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Administrative Agent and the Banks and their successors and assigns.
SECTION 32. Governing Law. This Guarantee shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
IN WITNESS WHEREOF, the undersigned has caused this Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.
ARROW ELECTRONICS, INC.

By:__________________________________
    Name:
    Title:

EXHIBIT F-2
FORM OF SUBSIDIARY GUARANTEE
GUARANTEE, dated as of August, [__] 2011 (this “Guarantee”), made by [____________________________], a [______] corporation (the “Guarantor”), in favor of JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the several banks and other financial institutions (the “Banks”) parties to the FIVE YEAR CREDIT AGREEMENT, dated as of August [__], 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein being used herein as therein defined), among ARROW ELECTRONICS, INC., the Subsidiary Borrowers from time to time parties thereto, the several Banks from time to time parties thereto, BNP PARIBAS, BANK OF AMERICA, N.A., THE BANK OF NOVA SCOTIA and THE BANK OF TOKYO-MITSHIBISHI UFJ, LTD., as Syndication Agents, J.P. MORGAN SECURITIES LLC, BNP PARIBAS SECURITIES CORP., MERILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, THE BANK OF NOVA SCOTIA and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Joint Lead Arrangers and Joint Bookrunners, and the Administrative Agent.
W I T N E S S E T H:
WHEREAS, Arrow Electronics, Inc. (the “Company”) is the borrower party to the Credit Agreement;
WHEREAS, the Guarantor is a wholly owned subsidiary of the Company;
WHEREAS, proceeds of extensions of credit under the Credit Agreement will be used in part to enable the Company to make loans and advances to the Guarantor in connection with the operation of its business;
WHEREAS, the Guarantor and the Company share an identity of interests as members of a combined group of companies engaged in substantially similar businesses, and the Guarantor will derive substantial direct and indirect benefits from such extensions of credit; and
WHEREAS, the Credit Agreement requires that the Guarantor enter into this Guarantee and pursuant hereto guarantee the Obligations (as such term is defined below) for the benefit of the Administrative Agent and the Banks (together, the “Guaranteed Parties”).
AGREEMENT
NOW, THEREFORE, the Guarantor hereby agrees with the Administrative Agent for its benefit and the ratable benefit of the Guaranteed Parties as follows:
SECTION 1.    THE GUARANTEE. The guarantee of the Guarantor hereunder is as follows:
SECTION 1.1    Guarantee of Extensions of Credit to the Company. The Guarantor hereby unconditionally and irrevocably guarantees to the Guaranteed Parties and their successors,

endorsees, transferees and assigns, the prompt and complete payment when due (whether at stated maturity, by acceleration or otherwise) and performance of all Obligations (including all interest and costs of enforcement or preservation and protection of collateral which would be owing by the Company but for the effect of the Bankruptcy Code, as hereinafter defined). The Guarantor agrees that this Guarantee is a guaranty of payment and performance and not of collection, and that its obligations under this Guarantee shall be joint and several with any other Persons which may at any time or from time to time be or become directly or indirectly financially responsible to the Guaranteed Parties with respect to the Obligations and shall be under all circumstances primary, absolute and unconditional, irrespective of, and unaffected by:
(a)    the genuineness, validity, regularity, enforceability or any future amendment of, or change in this Guarantee, any other Credit Document or other agreement, document or instrument to which the Company or any of its subsidiaries is or are or may become a party;
(b)    the absence of any action to enforce this Guarantee, any other Credit Document or the waiver or consent by the Guaranteed Parties with respect to any of the provisions thereof;
(c)    the existence, value or condition of, or failure of the Guaranteed Parties to perfect their Lien against, any security for the Obligations or any action, or the absence of any action, by the Guaranteed Parties in respect thereof (including, without limitation, the release of any such security);
(d)    any bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, liquidation or the like of the Company or the Guarantor including, but not limited to, (i) any Guaranteed Party’s election, in any proceeding instituted under Title 11 of the United States Code (11 U.S.C. § 101 et seq.) or any replacement of supplemental federal statutes dealing with the bankruptcy of debtors (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code, (ii) any borrowing or grant of a security interest by the Company or any Subsidiary as debtor-in-possession, under Section 364 of the Bankruptcy Code, or (iii) the disallowance of all or any portion of any Guaranteed Party’s claim(s) for repayment of the Obligations under Section 502 of the Bankruptcy Code;
(e)    any merger or consolidation of the Company or the Guarantor into or with any other Person, or any sale, lease or transfer of any or all of the assets of the Company or the Guarantor to any other Person;
(f)    any circumstance which might constitute a defense available to, or a discharge of, the Company or the Guarantor;
(g)    absence of any notice to, or knowledge by, the Guarantor of the existence or occurrence of any of the matters or events set forth in the foregoing subdivisions (a) through (f);
(h)    any sale, transfer or other disposition by the Company of any stock of the Guarantor; or
(i)    any other fact or circumstance;

it being agreed by the Guarantor that its obligations under this Guarantee shall not be discharged until the payment and performance, in full, of the Obligations (including all interest and costs of enforcement or preservation and protection of Collateral which would be owing by the Company but for the affect of the Bankruptcy Code) or release of the Guarantor by the Guaranteed Parties, whichever shall occur first. Subject to the limitations contained in Section 1.2 hereof, the Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations and specifically agrees that, notwithstanding any discharge of the Company or any other Person or the operation of any other provision of the Bankruptcy Code with respect to the Obligations or any such Persons, the Guarantor shall be fully responsible for paying all interest and costs of enforcement or preservation and protection of collateral which may at any time accrue with respect to the Obligations or which would accrue but for the operation of any provision of or doctrine with respect to the Bankruptcy Code. The Guarantor expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel the Guaranteed Parties to proceed in respect of the Obligations against the Company, any other Loan Party or any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, the Guarantor. The Guarantor agrees that any notice or directive given at any time to the Guaranteed Parties which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by the Guaranteed Parties, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guarantee for the reason that such pleading or introduction would be at variance with the written terms of this Guarantee unless the Guaranteed Parties have specifically agreed otherwise in writing. It is agreed between the Guarantor and the Guaranteed Parties that the foregoing waivers are of the essence of the transaction contemplated by the Credit Documents and that, but for this Guarantee and such waivers, the Guaranteed Parties would decline to extend credit under the Credit Documents.
As used in this Guarantee, the term “Obligations” means the unpaid principal of and interest on (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Company to the Guaranteed Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, any Credit Document and any other document made, delivered or given in connection herewith or therewith, including, without limitation, each other obligation and liability, whether direct or contingent, due or to become due, or now existing or hereafter incurred, whether on account of principal, interest, fees, indemnities, costs, or expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent of the Banks) that are required to be paid by the Company pursuant to the terms of the Credit Agreement or any of the other Credit Documents or otherwise.
SECTION 1.2 Maximum Guaranteed Amount. Notwithstanding any other provision of this Guarantee to the contrary, if the obligations of the Guarantor hereunder would otherwise be held or determined by a court of competent jurisdiction in any action or proceeding involving any state corporate law or any state or Federal bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other law affecting the rights of creditors generally, to be void, invalid or unenforceable to any extent on account of the amount of the Guarantor’s liability under this Guarantee, then notwithstanding any other provision of this Guarantee to the contrary, the amount of such liability shall, without any further action by the Guarantor or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.
SECTION 1.3 Demand by the Guaranteed Parties. In addition to the terms of the Guarantee set forth in Section 1.1 hereof, but subject to the limitations contained in Section 1.2 hereof, and in no manner imposing any other limitation on such terms, it is expressly understood and agreed that, if the then outstanding principal amount of the Obligations (together with all accrued interest thereon) becomes due and payable, then the Guarantor shall, upon demand in writing therefore by the Administrative Agent to the Guarantor, pay to the holder or holders of the Obligations the outstanding Obligations due and owing to such holder or holders. Payment by the Guarantor shall be made to the Guaranteed Parties, to be credited and applied against the Obligations, in immediately available Federal funds to an account designated by the Guaranteed Parties or at the address set forth herein for the giving of notice of the Guaranteed Parties or at any other address that may be specified in writing from time to time by the Guaranteed Parties.
SECTION 1.4 Enforcement of Guarantee. In no event shall the Guaranteed Parties have any obligation (although they are entitled, at their option) to proceed against the Company or any other Person or any real or personal property pledged to secure the Obligations before seeking satisfaction from the Guarantor, and the Guaranteed Parties may proceed, prior or subsequent to, or simultaneously with, the enforcement of the Guaranteed Parties, rights hereunder, to exercise any right or remedy which it or they may have against any property, real or personal, as a result of any Lien it or they may have as security for all or any portion of the Obligations.
SECTION 1.5 Waiver. In addition to the waivers contained in Section 1.1 hereof, the Guarantor waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time all hereafter in force, which may delay, prevent or otherwise affect the performance by the Guarantor of its obligations under, or the enforcement by the Guaranteed Parties of, this Guarantee. The Guarantor hereby waives diligence, presentment and demand (whether for nonpayment or protest or of acceptance, maturity, extension of time, change in nature or form of the Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Obligations, notice of adverse change in the Company’s or any Subsidiary’s financial condition or any other fact which might be in conflict with the terms of this Guarantee. The Guarantor hereby waives any requirement on the part of any Guaranteed Party to mitigate the damages resulting from any default under any Credit Document. The Guarantor represents, warrants and agrees that, as of the date of this Guarantee, its obligations under this Guarantee are not subject to any offsets or defenses of any kind against the Guaranteed Parties, the Company or any Subsidiary that executes a Credit Document. The Guarantor further agrees that its obligations under this Guarantee shall not be subject to any counterclaims, offsets or defenses of any kind which may arise in the future against the Guaranteed Parties of the Company or any other Loan Party that executes a Credit Document.

SECTION 1.6 Benefit of Guarantee. The provisions of this Guarantee are for the benefit of the Guaranteed Parties and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between the Loan Parties and the Guaranteed Parties, the obligations of the Loan Parties under the Credit Document. In the event all or any part of the Obligations are transferred, endorsed or assigned by the Guaranteed Parties to any Person or Persons in accordance with the terms of the Credit Agreement, any reference to “Guaranteed Parties” herein shall be deemed to refer equally to such Person or Persons.
SECTION 1.7 Modification of Obligations. If the Guaranteed Parties shall at any time or from time to time, with or without the consent of, or notice to, the Guarantor:
(a)    change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Obligations;
(b)    take any action under or in respect of the Credit Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;
(c)    amend or modify, in any manner whatsoever, the Credit Documents;
(d)    extend or waive the time for and of the Guarantor’s, any Loan Party’s or any other Person’s performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Credit Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;
(e)    take and hold security or collateral for the payment of the Obligations, or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which the Guaranteed Parties have been granted a Lien, to secure any indebtedness of the Guarantor or the Loan Parties to the Guaranteed Parties;
(f)    release or limit the liability of anyone who may be liable in any manner for the payment of any amounts owed by the Guarantor or the Loan Parties to the Guaranteed Parties;
(g)    modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of the Guarantor or the Loan Parties are subordinated to the claims of the Guaranteed Parties; or
(h)    apply any sums by whomever paid or however realized to any amounts owing by the Guarantor or the Loan Parties to the Guaranteed Parties in such manner as the Guaranteed Parties shall determine in their discretion;
then the Guaranteed Parties shall not incur any liability to the Guarantor pursuant hereto as a result thereof and no such action shall impair or otherwise affect or release the obligations of the Guarantor under this Guarantee.
SECTION 1.8 Reinstatement. This Guarantee shall remain in full force and effect and continue to be effective in the event any petition is filed by or against the Company or the

Guarantor for liquidation or reorganization, in the event the Company or the Guarantor becomes insolvent or makes an assignment for the benefit of creditors or in the event a receiver or trustee is appointed for all or any significant part of the Company’s or the Guarantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the Guaranteed Parties, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
SECTION 1.9 Subrogation.
(a)    Subject to subsection (b) below, if the Guarantor makes a payment in respect of the Obligations, it shall be subrogated to the rights of the payees against the Company with respect to such payment.
(b)    The Guarantor shall not exercise any rights of subrogation under this Guarantee, by any payment made hereunder or otherwise, nor shall the Guarantor seek any reimbursement from any of the Loan Parties in respect of payments made by the Guarantor hereunder, unless and until all of the Obligations shall have been paid to the Guaranteed Parties and discharged, in full, and the Commitments are terminated, and if any payment shall be made to the Guarantor on account of such subrogation, contribution or reimbursement rights at any time when the Obligations shall not have been paid and discharged, in full, or the Commitments are not terminated, each and every amount so paid shall be held by the Guarantor in trust for the Guaranteed Parties and forthwith be paid to the Guaranteed Parties to be credited and applied against the Obligations, whether matured or unmatured.
(c)    If, pursuant to applicable law, the Guarantor, by payment or otherwise, becomes subrogated to all or any of the rights of the Guaranteed Parties under any of the Credit Documents, the rights of the Guaranteed Parties to which the Guarantor shall be subrogated shall be accepted by the Guarantor “as is” and without any representation or warranty of any kind by the Guaranteed Parties, express or implied, with respect to the legality, value, validity or enforceability of any such rights, or the existence, availability, value, merchantability or fitness for any particular purpose of any collateral and shall be without recourse to the Guaranteed Parties.
(d)    If the Guaranteed Parties may, under applicable law, proceed to realize their benefits under any of the Credit Documents giving the Guaranteed Parties a Lien upon any collateral, whether owned by any of the Loan Parties or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, the Guaranteed Parties may, at their sole option, determine which of their remedies or rights they may pursue without affecting any of their rights and remedies under this Guarantee. If, in the exercise of any of their rights and remedies, the Guaranteed Parties shall forfeit any of their rights or remedies, including their right to enter a deficiency judgment against any of the Loan Parties of any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, the Guarantor hereby consents to such action by the Guaranteed Parties and, to the extent permitted by applicable law, waives any claim based upon such action, even if such action by the Guaranteed Parties shall result in a full or partial loss of any rights of subrogation which the Guarantor might otherwise have had but for such action by the Guaranteed Parties. Any election of remedies which results in the denial or impairment of the right of the Guaranteed Parties to seek a deficiency judgment against any of the Loan Parties shall not, to the extent permitted by applicable law, impair the Guarantor’s obligation to pay the full amount of the Obligations. In the event the Guaranteed Parties shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law, the Guaranteed parties may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by the Guaranteed Parties but shall be credited against the Obligations. To the extent permitted by applicable law, the amount of the successful bid at any such sale, whether the Guaranteed Parties or any other party is successful bidder, shall be conclusively deemed to be the fair market value of the collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Guarantee, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which the Guaranteed Parties might otherwise be entitled but for such bidding at any such sale.
SECTION 1.10 Continuing Guarantee. This Guarantee is a continuing guaranty and shall (i) remain in full force and effect until payment in full (including after the Termination Date) of the Obligations and any other amounts which may be owing hereunder and termination of the Credit Agreement and the other Credit Documents, (ii) be binding upon the Guarantor and its successors and permitted assigns, and (iii) inure, together with the rights and remedies of the Guaranteed Parties hereunder, to the benefit of the Guaranteed Parties and their respective successors, transferees and assigns.
SECTION 2. DELIVERIES. In a form satisfactory to the Guaranteed Parties, the Guarantor shall deliver to the Guaranteed Parties, concurrently with the execution of this Guarantee, such other instruments, certificates and documents as are required to be delivered by the Guarantor to the Guaranteed Parties under the Credit Agreement.
SECTION 3. REPRESENTATIONS. WARRANTIES AND COVENANTS. The Guarantor hereby makes all representations and warranties, and agrees to comply with all of the obligations, requirements and restrictions in the representations, warranties and covenants contained in the Credit Agreement, to the extent such obligations, requirements and restrictions are expressly applicable to the Guarantor, a Subsidiary (with respect to itself) or any Person party to any Credit Document (with respect to itself). The Guarantor further represents and warrants to the Administrative Agent and the Guaranteed Parties that:
(a)    the execution, delivery and performance by the Guarantor of this Guarantee are within the Guarantor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental authority and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or bylaws of the Guarantor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Guarantor or result in the creation or imposition of any Lien on any asset of the Guarantor; and

(b)    this, Guarantee constitutes a legal, valid and binding agreement of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by the affect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity.
SECTION 4. FURTHER ASSURANCES. The Guarantor agrees, upon the written request Of the Guaranteed Parties, and at the Guarantor's expense, to execute and deliver to the Guaranteed Parties, from time to time, any additional instruments or documents considered necessary by the Guaranteed Parties to cause this Guarantee to be, become or remain valid and effective in accordance with its terms.
SECTION 5. PAYMENTS FREE AND CLEAR OF TAXES.
(a)    Any and all payments by the Guarantor to or for the benefit of any Guaranteed Party shall be made free and clear of and without deduction or withholding for or on account of any present or future taxes. If the Guarantor shall be required by law to deduct any taxes from or in respect of any sum payable hereunder, (i) the sum payable shall be increased as may be necessary so that after making all required deductions of taxes (including deductions of taxes applicable to additional sums payable under this Section 5) the Guaranteed Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Guarantor shall make such deductions and (iii) the Guarantor shall pay the full amount so deducted to the relevant taxation authority or other authority in accordance with applicable law.
(b)    In addition, the Guarantor agrees to pay any present or future stamp, documentary, privilege, intangible or similar taxes or any other excise or property taxes, charges or similar levies that arise at any time or from time to time (i) from any payment made under any and all Credit Documents or (ii) from the execution or delivery by the Guarantor or any Subsidiary of the Guarantor of, or from the filing or recording or maintenance of, or otherwise with respect to, any and all Credit Documents (hereinafter referred to as "Other Taxes").
(c)    The Guarantor agrees to indemnify the Guaranteed Parties for the full amount of taxes or Other Taxes (including, without limitation, any taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Guaranteed Parties, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto (plus interest thereon at a rate equal to the rate calculated pursuant to Section 2.8 of the Credit Agreement, calculated as if such payments constituted overdue amounts of principal as of the date of the making of such payments), whether or not such taxes or Other Taxes were correctly or legally asserted. Payments of all such amounts shall be made within 30 days from the date the Guaranteed Parties make written demand therefor.
(d)    If any Guaranteed Party is, in its sole opinion, able to apply for any tax credit, tax deduction or other reduction in tax by reason of any withholding or deduction made by the Guarantor in respect of a payment made by the Guarantor hereunder and increased pursuant to this Section, such Guaranteed Party will use reasonable efforts to obtain such credit, deduction or other reduction and, upon receipt thereof will pay to the Guarantor such amount, not exceeding the increased amount paid by the Guarantor, as it considers in its sole opinion, is equal to the net after tax value to such Guaranteed Party, in its sole opinion, or such part of such credit, deduction or other reduction as it considers to be allocable to such withholding or deduction having regard to all of such Guaranteed Party's dealings giving rise to similar credits, deductions or other reductions in relation to the same tax period and to the cost of obtaining the same, less any and all expenses incurred by such Guaranteed Party in obtaining such credit, deduction or other reduction; provided, however, that (i) no Guaranteed Party shall be obligated by this Section to disclose to the Guarantor any information regarding its tax affairs or computations, (ii) nothing in this Section shall interfere with the right of each Guaranteed Party to arrange its tax affairs as it deems appropriate and (iii) nothing in this Section shall impose an obligation on any Guaranteed Party to obtain any tax credit, tax deduction or other reduction in tax if, in such Guaranteed Party's sole opinion, to do so would (a) impose undue hardships, burdens or expenditures on such Guaranteed Party or (b) increase such Guaranteed Party's exposure to taxation by the jurisdiction in question.
(e)    Without prejudice to the survival of any other agreement of the Guarantor hereunder, the agreements and obligations of the Guarantor contained in this Section 5 shall survive the payment in full of the Obligations and the termination of the Credit Agreement and the other Credit Documents.
(f)    Within 30 days after the date of any payment of taxes or Other Taxes, the Guarantor shall furnish to the Guaranteed Parties a certified copy of an official receipt for any taxes or Other Taxes paid by the Guarantor pursuant to this Section 5.
(g)    Each Guaranteed Party that is not incorporated under the laws of the United States of America or a state thereof (including the District of Columbia) agrees that it will deliver to the Guarantor prior to any payment made by the Guarantor hereunder (i) two duly completed copies of United States Internal Revenue Service Form W‑8BEN or W‑8ECI or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W‑8BEN or W‑9 or successor applicable form, as the case may be. Each such Guaranteed Party also agrees to deliver to the Guarantor two further copies of the said Form W‑8BEN or W‑8ECI and Form W‑8BEN or W‑9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Guarantor, and such extensions or renewals thereof as may reasonably be requested by the Guarantor, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Guaranteed Party from duly completing and delivering any such form with respect to it and such Guaranteed Party so advises the Guarantor. Such Guaranteed Party shall certify (i) in the case of a Form W‑8BEN or W‑8ECI, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W‑8BEN or W‑9, that it is entitled to an exemption from United States backup withholding tax.
SECTION 6. RIGHT OF SET‑OFF. In addition to and not in limitation of all rights of offset that any Guaranteed Party may have under applicable law or under the Credit Agreement, each Guaranteed Party shall upon the occurrence of any Event of Default and whether or not such

Guaranteed Party has made any demand or whether the Guarantor's obligations are matured, have the right to appropriate and apply to the payment of the Guarantor's obligations hereunder, all deposits (general or special, time or demand, provisional or final) then or thereafter held by, and other indebtedness or property then or thereafter owing by, such Guaranteed Party, whether or not related to this Guarantee or any transaction hereunder.
SECTION 7. MISCELLANEOUS PROVISIONS.
SECTION 7.1 Amendments. Any amendment or waiver of any provision of this Guarantee and any consent to any departure by the Guarantor from any provision of this Guarantee, shall be effective only if made pursuant to a written instrument executed by the Guarantor and the Administrative Agent (or, if a waiver or a consent, a written letter or agreement executed by the Administrative Agent).
SECTION 7.2 Expenses. The Guarantor shall promptly pay to the Guaranteed Parties the amount of any and all reasonable out-of-pocket costs and expenses of the Guaranteed Parties (both before and after the execution hereof) in connection with (a) the development, preparation and execution of, and any amendment, supplement or modification to this Guarantee and any of the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, (b) any action by any Guaranteed Party to commence, defend, or intervene in any litigation or to file a petition complaint, answer, motion or other pleadings necessary to protect or enforce the rights of the Guaranteed Parties under this Guarantee or any other Credit Document, provided that only the Administrative Agent, for and on behalf of itself or any Guaranteed Party, may commence any such litigation, (c) the taking by any Guaranteed Party of any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) necessary to protect the rights of the Guaranteed Parties under this Guarantee or any other Credit Document or to respond to any subpoena, deposition or interrogatory with respect to any litigation involving the Guarantor, or (d) the taking by any Guaranteed Party of any action to attempt to enforce or to enforce any rights of the Guaranteed Parties to collect any of the Obligations, including all reasonable fees, expenses and disbursements of attorneys and paralegals (including charges for inside counsel). Any payments to be made by the Guarantor under this Section 7.2 shall be made within 30 days of the demand therefor.
SECTION 7.3 Headings. The headings in this Guarantee are for purposes of reference only and shall not otherwise affect the meaning or construction or any provision of this Guarantee.
SECTION 7.4 Severability. The provisions of this Guarantee are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Guarantee in any jurisdiction.
SECTION 7.5 Notices. All notices, approvals, consents and other communications to any party hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid to such party at its address set forth on Schedule A attached hereto, or by facsimile transmission, promptly confirmed in writing, sent by first class mail, to the telecopy number set forth on, Schedule A attached hereto, or such other address or telecopy number as such party may hereafter specify by notice to the Administrative Agent and the Guarantor. All such notices, approvals, consents or other communications shall be deemed given (i) if sent by certified or registered mail, five (5) Business Days after being postmarked (ii) if sent by overnight delivery service, when received at the address specified on Schedule A or when delivery is refused and (iii) if sent by facsimile transmission, when receipt of such transmission is acknowledged.
SECTION 7.6 Remedies Cumulative. Each right, power and remedy of the Guaranteed Parties provided in this Guarantee or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Guarantee or now or hereafter existing at law or in equity or by statute or otherwise. The exercise or partial exercise by the Guaranteed Parties of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Guaranteed Parties of all such other rights, powers or remedies, and no failure or delay on the part of the Guaranteed Parties to exercise any such right power or remedy shall operate as a waiver thereof.
SECTION 7.7 Statute of Limitations. To the full extent permitted by applicable law, the Guarantor hereby waives the right to plead any statute of limitations as a defense to performance of its obligations under, or enforcement of, this Guarantee.
SECTION 7.8 Final Expression. This Guarantee, together with any other agreement executed in connection herewith, is intended by the parties as a final expression of this Guarantee and is intended as a complete and exclusive statement of the terms and conditions thereof. Acceptance of or acquiescence in a course of performance rendered under this Guarantee shall not be relevant to determine the meaning of this Guarantee even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.
SECTION 7.9 Financial Status. The Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Company and any and all endorsers and other guarantors of any instrument or document evidencing all or any part of the Obligations and of all other circumstances bearing upon the risk of nonpayment of the Obligations or any part thereof that diligent inquiry would reveal, and the Guarantor hereby agrees that the Guaranteed Parties shall have no duty to advise the Guarantor of information known to the Guaranteed Parties regarding such condition or any such circumstances. In the event the Guaranteed Parties, in their discretion, undertake at any time or from time to time to provide any such information to the undersigned, the Guaranteed Parties shall be under no obligation (i) to undertake any investigation not a part of their regular business routine, (ii) to disclose any information which pursuant to accepted or reasonable commercial lending practices the Guaranteed Parties wish to maintain confidential, or (iii) to make any other or future disclosures of such information or any other information to the Guarantor.
SECTION 7.10 Authority of Administrative Agent. The Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative

Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Administrative Agent and the Banks, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Banks with full and valid authority so to act or refrain from acting, and the Guarantor shall not be obligated or entitled to make any inquiry respecting such authority.
SECTION 7.11 Assignability. This Guarantee shall be binding on the Guarantor and its successors and permitted assigns and shall inure to the benefit of the Guaranteed Parties and their respective successors, transferees and assigns. The Guarantor may not assign this Guarantee.
SECTION 7.12 Non-Waiver. The failure of the Guaranteed Parties to enforce any right or remedy hereunder, or promptly to enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against the Guaranteed Parties, nor excuse the Guarantor from its obligations hereunder.
SECTION 7.13 Termination. Subject to the provisions of Sections 1.8 and 5(c) hereof, this Guarantee shall terminate upon the receipt by each of the Guaranteed Parties of evidence satisfactory to it of the payment (or prepayment) in full of the Obligations and any other amounts which may be owing hereunder and the termination of the Credit Agreement and the other Credit Documents, or the release of the Guarantor by the Guaranteed Parties, whichever shall occur first. In addition, upon certification by the Company that the Guarantor has been sold to a third party in compliance with the provisions of the Credit Agreement, so long as no Default or Event of Default has occurred and is continuing, this Guarantee shall terminate. At the time of any such termination, the Guaranteed Parties, at the request and expense of the Guarantor, will execute and deliver to the Guarantor a proper instrument or instruments acknowledging the satisfaction and termination (as applicable) of this Guarantee.
SECTION 7.14 Counterparts. This Guarantee may be executed in any number of counterparts, and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which taken together shall constitute one and the same instrument.
SECTION 7.15 GOVERNING LAW. THIS GUARANTEE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 7.16 Submission to Jurisdiction: Waivers. The Guarantor hereby irrevocably and unconditionally:
(a)    submits for itself and its property in any legal action or proceeding relating to this Guarantee, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b)    consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Guarantor at its address set forth on Schedule A hereto or at such other address of which the Administrative Agent shall have been notified pursuant thereto;
(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;
(e)    waives the right to assert any counterclaims in respect of, and all statutes of limitations which may be relevant to, such action or proceeding;
(f)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any such action or proceeding referred to in this Section against any Guaranteed Party unless such action or proceeding is based on gross negligence, willful misconduct, miscalculation of amounts owed by the Guarantor or knowing violations of law; and
(g)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive, indirect or consequential damages unless such damages are the result of willful misconduct or knowing violations of law.
SECTION 7.17 Acknowledgement . The Guarantor hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Guarantee;
(b)    neither the Administrative Agent nor any Guaranteed Party has any fiduciary relationship to the Guarantor, and the relationship between the Administrative Agent and the Guaranteed Parties, on the one hand, and the Guarantor, on the other hand, is solely that of debtor and creditor, and
(c)    no joint venture exists among the Guaranteed Parties or among the Guarantor and the Guaranteed Parties.
SECTION 7.18 WAIVERS OF JURY TRIAL. THE GUARANTOR, THE ADMINISTRATIVE AGENT AND THE GUARANTEED PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND FOR ANY COUNTERCLAIM THEREIN.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered as of the date first above written.
[______________________________]

By:
Name:
Title:

SCHEDULE A TO SUBSIDIARY GUARANTEE
Notices
Address and Other Information:

Guarantor:	[___________________________] c/o Arrow Electronics, Inc. 50 Marcus Drive Melville, New York 11747 Attention: Treasurer, Arrow Electronics Telecopy: (631) 847-2170 Telephone: (631) 847-5680

Administrative Agent:	JPMorgan Chase Bank, N.A. 383 Madison Avenue, 24th Floor New York, New York 10017 Attention: Peter Thauer Email: peter.thauer@jpmorgan.com Telecopy: (212) 270-5127 Telephone: (212) 270-6289
With a copy to:

JPMorgan Chase Bank, N.A.
1111 Fannin, 10th Floor
Houston, Texas 77002
Attention: Talitha Humes
Talitha.l.humes@jpmorgan.com Telecopy: +1-713-750-2878
Telephone: +1-713-427-6190

EXHIBIT G-1
FORM OF OPINION OF MILBANK, TWEED, HADLEY & MCCLOY LLP

August [__], 2011
To each of the Banks party
to the Credit Agreement
referred to below

JPMorgan Chase Bank, N.A.
as Administrative Agent
for said Banks

Ladies and Gentlemen:

We have acted as counsel to Arrow Electronics, Inc., a New York corporation (the "Company"), Arrow Enterprise Computing Solutions, Inc. and Arrow Electronics (UK), Inc., each Delaware corporations (the "Delaware Loan Parties", and together with the Company, the "Loan Parties") in connection with the Five-Year Credit Agreement, dated as of August [__], 2011 (the "Credit Agreement") among the Company, the Subsidiary Borrowers party thereto, the several banks and other financial institutions from time to time party thereto (the "Banks") and JPMorgan Chase Bank, N.A. as Administrative Agent. Capitalized terms used herein but not defined herein have the respective meanings ascribed to them in the Credit Agreement. This opinion is being delivered pursuant to the Credit Agreement.

In rendering the opinions expressed below, we have examined the following documents:
(a) the Credit Agreement;
(b) the Subsidiary Guarantees to which each of the Delaware Loan Parties is a party;
(c) the Company Guarantee (collectively with the documents referred to in the foregoing clauses, the "Transaction Documents"); and
(d) such records of the Company and its Subsidiaries and such other documents as we have deemed proper as a basis for the opinions expressed below.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon statements of governmental officials and upon representations made in or pursuant to the Transaction Documents and statements of appropriate representatives of the Loan Parties.

In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that:
(i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal valid, binding and enforceable obligations of, all of the parties to such documents (other than the Loan Parties);
(ii) all signatories to such documents (other than the Loan Parties) have been duly authorized;
(iii) all of the parties to such documents are duly organized and validly existing; and
(iv) all of the parties to such documents (other than the Loan Parties) have the power and authority (corporate or other)
to execute, deliver and perform such documents.

Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:
1. Each Loan Party has all requisite corporate power to execute and deliver, and to perform its obligations and incur liabilities under, each Transaction Document to which it is a party.
2. The execution and delivery by each Loan Party of, and the performance and incurrence by each Loan Party of its obligations and liabilities under, each Transaction Document to which such Loan Party is a party have been duly authorized by all necessary corporate action on the part of such Loan Party.
3. Each Transaction Document has been duly executed and delivered by each Loan Party party thereto.
4. Each Transaction Document constitutes the legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally and except as the enforceability of the Transaction Documents is subject to the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.
5. No authorization, approval or consent of, and no filing or registration with, any governmental or regulatory authority or agency of the United States of America or the State of New York is required on the part of any Loan Party for the execution or delivery by such Loan Party of, or for the performance or incurrence by such Loan Party of any obligations or liabilities under, any of the Transaction Documents to which such Loan Party is a party.
6. The execution and delivery by each Loan Party of, the performance and incurrence by each Loan Party of its obligations and liabilities under, and the consummation by each Loan Party of the other transactions contemplated by, the Transaction Documents to which such Loan Party is a party do not and will not (a) violate any applicable law, rule or regulation of the United States of America or the State of New York or (b) in the case of the Delaware Loan Parties, violate any provision of the General Corporation Law of the State of Delaware (the "DGCL").
7. None of the Loan Parties is an "investment company" within the meaning of and subject to regulation under the Investment Company Act of 1940, as amended. The foregoing opinions are subject to the following comments and qualifications:
(A) The enforceability of Section 15.5(d) of the Credit Agreement (and other similar provisions in the Transaction Documents) may be limited by (i) laws rendering unenforceable indemnification contrary to Federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party from, or requiring indemnification of a party for, its own action or inaction, to the extent such action or inaction involves gross negligence, recklessness or willful or unlawful conduct.
(B) Section 5 of the Company Guarantee and Sections 1.1(a) and 1.7 of the Subsidiary Guarantees may not be enforceable to the extent that the Obligations (as defined and referred to therein) are materially modified.
(C) The enforceability of provisions in the Transaction Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.
(D) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than the State of New York) that limit the interest, fees or other charges such Bank may impose for the loan or use of money or other credit, (ii) the fourth sentence of Section 15.6(c)(i) of the Credit Agreement and the last sentence of Section 15.7(a) of the Credit Agreement, (iii) Section 15.7(b) of the Credit Agreement, Section 3 of the Company Guarantee and Section 6 of the Subsidiary Guarantees, (iv) Section 15.9 of the Credit Agreement, (v) Section 15.14(a)(i) of the Credit Agreement and Section 7.16(a) of the Subsidiary Guarantees, insofar as such provisions relate to the subject matter jurisdiction of the United States District Court for the Southern District of New York to adjudicate any controversy related to the Transaction Documents, (vi) the waiver of inconvenient forum set forth in Section 15.14(a)(ii) of the Credit Agreement and in Section 7.16(b) of the Subsidiary Guarantees with respect to proceedings in the United States District Court for the Southern District of New York and (vii) Section 1.2 of the Subsidiary Guarantees.
(E) We point out with reference to obligations stated to be payable in a currency other than Dollars that (i) a New York statute provides that a judgment rendered by a court of the State of New York in respect of an obligation denominated in any such other currency would be rendered in such other currency and would be converted into Dollars at the rate of exchange prevailing on the date of entry of the judgment and (ii) a judgment rendered by a Federal court sitting in the State of New York in respect of an obligation denominated in any such other currency may be expressed in Dollars, but we express no opinion as to the rate of exchange such Federal court would apply.
(F) We express no opinion as to the applicability to the obligations of any Subsidiary Guarantor (or the enforceability of such obligations) of Section 548 of the Federal Bankruptcy Code of 1978, Article 10 of the New York Debtor and Creditor Law or any other provision of law relating to fraudulent conveyances, transfers or obligations or of the provisions of laws of the jurisdiction of incorporation of any Subsidiary Guarantor restricting dividends, loans or other distributions by a corporation for the benefit of its stockholders.

Our opinions set forth in paragraphs 5 and 6 above are limited to our knowledge of the business activities of the Loan Parties and our review of those statutes, rules and regulations that in our experience are customarily applicable to transaction of the type contemplated by the Transaction Documents.

The foregoing opinions are limited to matters involving the laws of the State of New York, the DGCL and the Federal laws of the United States of America, and we do not express any opinion with respect to the laws of any other jurisdiction.

At the request of our clients, this opinion letter is, pursuant to the Credit Agreement, provided to you by us in our capacity as counsel to the Loan Parties, and this opinion letter may not be relied upon by any Person for any purpose other than in connection with the transactions contemplated by the Transaction Documents without, in each instance, our prior written consent.

Very truly yours,

EXHIBIT G-2
FORM OF OPINION OF PETER S. BROWN

August [_], 2011

To each of the Banks party
to the Credit Agreement
referred to below

JPMorgan Chase Bank, N.A.
as Administrative Agent
for said Banks

Ladies and Gentlemen:

I am Senior Vice President and General Counsel of Arrow Electronics, Inc., a New York corporation (the "Company"). As such, I have acted as counsel for the Company and Arrow Electronics (UK), Inc. and Arrow Enterprise Computing Solutions, Inc., each Delaware corporations (the "Delaware Loan Parties" and, together with the Company, the "Loan Parties") in connection with the Five-Year Credit Agreement dated as of August [_], 2011 (the "Credit Agreement") among the Company, the Subsidiary Borrowers from time to time party thereto, the several banks and other financial institutions from time to time party thereto (the "Banks"), and JPMorgan Chase Bank, N.A. as administrative agent for the Banks thereunder, and each of the documents listed on Annex A hereto (the Credit Agreement and such listed documents, collectively, the "Transaction Documents").

This opinion is furnished to you pursuant to the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein that are defined in the Credit Agreement are used herein as therein defined.

In connection with this opinion, I have examined copies of (a) each of the Transaction Documents and (b) such corporate documents and records of the Company and its Subsidiaries, certificates and instruments of public officials and officers of the Company and its Subsidiaries and other documents as I have deemed relevant or proper as a basis for my opinions set forth herein.

In arriving at the opinions contained herein, I have made such investigations of law, in each case as I have deemed appropriate as a basis for such opinions.

For the purposes of the opinions contained herein, I have assumed:
(i) the genuineness of all signatures and the conformity to the original of all copies submitted to me as photocopies or conformed copies; and
(ii) the accuracy of (A) certified copies of the certificates of incorporation of the Loan Parties and (B) good standing certificates for the Loan Parties.

I am a member of the Bar of the State of New York and I express no opinion as to any matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

Based upon the foregoing and subject to the qualifications, limitations and exceptions set forth below, I am of the opinion that:
1. Each Loan Party is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation.
2. Each Loan Party (a) has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (b) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure to be duly qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.
3. Except for (a) consents or authorizations that have been obtained or filings that have been made, and that in either case are, to the best of my knowledge, in full force and effect and (b) consents or authorizations the failure to obtain which or filings the failure to make which could not reasonably be expected to have a Material Adverse Effect, no consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required under applicable laws, rules or regulations within the scope of this opinion or under Contractual Obligations or court orders known to me that are binding upon the Company or any of its Subsidiaries, in connection with the execution, delivery, performance, validity or enforceability of the Transaction Documents or the borrowings under the Credit Agreement.
4. The execution, delivery and performance of the Transaction Documents, the consummation of the transactions contemplated thereby, the compliance by each Loan Party with any provisions thereof and the borrowings under the Credit Agreement do not and (absent any changes in any applicable law, rule, regulation, Contractual Obligation or court order) will not (a) violate, or constitute a default under, any Contractual Obligation or court orders known to me that are binding upon the Company or any of its Subsidiaries (except for violations of Contractual Obligations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect) or (b) result in or require the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such law, rule, regulation, Contractual Obligation or court order, except for the Liens expressly permitted by subsection 12.3 of the Credit Agreement.
5. To the best of my knowledge, no legal or arbitral proceeding, or any proceeding by or before any Governmental Authority is now pending or threatened against the Company or any of its Subsidiaries or against any of its or their respective properties or revenues with respect to any of the Credit Documents or any of the transactions contemplated thereby.
6. To the best of my knowledge, neither the Company nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect.
7. The Company is not subject to regulation under any Federal or state statute or regulation within the scope of this opinion that limits its ability to incur Indebtedness under the Credit Agreement.

Anything to the contrary expressly stated or implied notwithstanding, I express no opinion as to the effect of any law, rule or regulation outside the express scope of the opinions.

This opinion has been rendered solely for the benefit of the addressees hereof and their respective Transferees in connection with the Transaction Documents and the transactions contemplated thereby and may not be used, circulated, quoted, relied upon or otherwise referred to by any other Persons or for any purpose without my prior written consent. My opinions herein are in all cases given as of the date of this opinion letter, and I undertake no, and disclaim any, obligation to update such opinions (or otherwise advise you) with respect to any change occurring after the date hereof in any factual, legal or other matters set forth herein or upon which the opinions contained herein are based.

Very truly yours,

ANNEX A
Other Transaction Documents
1. The respective Subsidiary Guarantees to which each Delaware Loan Party is a party.
2. The Company Guarantee.

EXHIBIT G-3 TO
CREDIT AGREEMENT
OPINIONS RELATING TO THE
FOREIGN SUBSIDIARY BORROWERS
Opinions for the Foreign Subsidiary Borrowers:
1.The Foreign Subsidiary Borrower is validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization (the “Jurisdiction”).
SECTION 33. The Foreign Subsidiary Borrower has the power and authority, and the legal right, to make, deliver and perform its obligations under the Credit Agreement and to borrow under the Credit Agreement. The Foreign Subsidiary Borrower has taken all necessary corporate action to authorize the performance of its obligations as a “Foreign Subsidiary Borrower” under the Credit Agreement and to authorize the execution, delivery and performance of the Credit Agreement.
SECTION 34. Except for consents, authorizations, approvals, notices and filings described on an attached schedule, all of which have been obtained, made or waived and are in full force and effect, no consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority is required in connection with the borrowings by the Foreign Subsidiary Borrower under the Credit Agreement or with the execution, delivery, performance, validity or enforceability of the Credit Agreement.
SECTION 35. The Credit Agreement has been duly executed and delivered on behalf of the Foreign Subsidiary Borrower.
SECTION 36. The execution and delivery of the Credit Agreement by the Foreign Subsidiary Borrower, the performance of its obligations thereunder, the consummation of the transactions contemplated thereby, the compliance by the Foreign Subsidiary Borrower with any of the provisions thereof, the borrowings under the Credit Agreement and the use of proceeds thereof, all as provided therein, (a) will not violate, or constitute a default under, any Requirement of Law of the Foreign Subsidiary Borrower and (b) will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law.
SECTION 37. There are no taxes imposed by the Jurisdiction (a) on or by virtue of the execution, delivery, enforcement or performance of the Credit Agreement or (b) on any payment to be made by the Foreign Subsidiary Borrower pursuant to the Credit Agreement other than any Non-Excluded Taxes payable by the Foreign Subsidiary Borrower as provided in subsection 8.6 of the Credit Agreement.
SECTION 38. To ensure the legality, validity, enforceability or admissibility in evidence of the Credit Agreement, it is not necessary that the Credit Agreement or any other Loan Documents or any other document be filed, registered or recorded with, or executed or notarized before, any court of other authority of the Jurisdiction or that any registration charge or stamp or similar tax be paid on or in respect of the Credit Agreement.
SECTION 39. The Credit Agreement is in proper legal form under the laws of the Jurisdiction for the enforcement thereof against the Foreign Subsidiary Borrower under the laws of the Jurisdiction.
SECTION 40. In any action or proceeding arising out of or relating to the Credit Agreement in any court in the Jurisdiction, such court would recognize and give effect to the choice of law provisions in the Credit Agreement wherein the parties thereto agree that the Credit Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.
SECTION 41. It is not necessary under the laws of the Jurisdiction (a) in order to enable the Administrative Agent and the Banks or any of them to enforce their respective rights under the Credit Agreement or (b) by reason of the execution of the Credit Agreement [or the Joinder Agreement to which the Foreign Subsidiary Borrower is a party] or the performance of the Credit Agreement that any of them should be licensed, qualified or entitled to carry on business in the Jurisdiction.
SECTION 42. Neither the Administrative Agent nor any of the Banks will be deemed to be resident, domiciled, carrying on business or subject to taxation in the Jurisdiction merely by reason of the execution of the Credit Agreement [or the Joinder Agreement to which the Foreign Subsidiary Borrower is a party] or the performance or enforcement of any thereof. The performance by the Administrative Agent and the Banks or any of them of any action required or permitted under the Credit Agreement will not violate any law or regulation, or be contrary to the public policy, of the Jurisdiction.
SECTION 43. If any judgment of a competent court referred to in Section 15.14(a)(i) of the Credit Agreement were rendered against the Foreign Subsidiary Borrower in connection with any action arising out of or relating to the Credit Agreement, such judgment would be recognized and could be sued upon in the courts of the Jurisdiction, and such courts would grant a judgment which would be enforceable against the Foreign Subsidiary Borrower in the Jurisdiction without any retrial unless it is shown that (a) the foreign court did not have jurisdiction in accordance with its jurisdictional rules, (b) the party against whom the judgment of such foreign court was obtained had no notice of the proceedings or (c) the judgment of such foreign court was obtained through collusion or fraud or was based upon clear mistake of fact or law.
The foregoing opinions may be subject to customary assumptions and qualifications.

EXHIBIT H TO
CREDIT AGREEMENT
FORM OF
CERTIFICATE OF RESPONSIBLE OFFICER
PURSUANT TO SUBSECTION 11.2(b)
Pursuant to subsection 11.2(b) of the FIVE YEAR CREDIT AGREEMENT, dated as of August [__], 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein being used herein as therein defined), among ARROW ELECTRONICS, INC., the Subsidiary Borrowers from time to time parties thereto, the several Banks from time to time parties thereto, BNP PARIBAS, BANK OF AMERICA, N.A., THE BANK OF NOVA SCOTIA and THE BANK OF TOKYO-MITSHIBISHI UFJ, LTD., as Syndication Agents, J.P. MORGAN SECURITIES LLC, BNP PARIBAS SECURITIES CORP., MERILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, THE BANK OF NOVA SCOTIA and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Joint Lead Arrangers and Joint Bookrunners, and JPMORGAN CHASE BANK, N.A., as Administrative Agent, the undersigned, [Responsible Officer of the Company], hereby certifies, to the best of his/her knowledge, as follows:
2.For the fiscal year of the Company ending ________ __, ____, the Company has observed or performed all of its covenants and other agreements contained in the Credit Agreement and the other Credit Documents to which it is a party to be observed or performed by it, I have obtained no knowledge of any Default or Event of Default except as specified herein [specify Default or Event of Default, if any];
SECTION 44. The financial statements delivered concurrently herewith pursuant to subsections 11.1(a) and (b) of the Credit Agreement fairly present the consolidated (or consolidating, as appropriate) financial position and results of operations of the Company and its consolidated Subsidiaries in accordance with GAAP applied consistently throughout the periods reflected therein and with the prior periods (except as approved by the accountants performing such audit or the Responsible Officer making such certification, as the case may be, and disclosed therein).
SECTION 45. The calculations set forth on Schedule A hereto support the statement in paragraph 1 above in respect of subsections 12.1(a) and (b) and 12.2 of the Credit Agreement.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed on its behalf by the undersigned on and as of the __ day of _________, 20___.
ARROW ELECTRONICS, INC.
By: _____________________
Name:
Title:

EXHIBIT I TO
CREDIT AGREEMENT
FORM OF
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into between the Assignor named below (the “Assignor”) and the Assignee named below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent below (i) all of the Assignor’s rights and obligations in its capacity as a Bank under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, Competitive Advance Loan, Swing Line Loan and Local Currency Loan included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Bank) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.    Assignor:        ______________________________

2.	Assignee: ______________________________
[and is an affiliate/Approved Fund of [identify Bank]4]

3.	Borrower(s): ______________________________

4.	Administrative Agent: JPMorgan Chase Bank, N.A., as Administrative Agent under the

Credit Agreement

5.
Credit Agreement:    The FIVE YEAR CREDIT AGREEMENT, dated as of August [__], 2011, among ARROW ELECTRONICS, INC., the Subsidiary Borrowers from time to time parties thereto, the several Banks from time to time parties thereto, BNP PARIBAS, BANK OF AMERICA, N.A., THE BANK OF NOVA SCOTIA and THE BANK OF TOKYO-MITSHIBISHI UFJ, LTD., as Syndication Agents, J.P. MORGAN SECURITIES LLC, BNP PARIBAS SECURITIES CORP., MERILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, THE BANK OF NOVA SCOTIA and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Joint Lead Arrangers and Joint Bookrunners, and JPMORGAN CHASE BANK, N.A., as Administrative Agent

4 Select as applicable

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Banks	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans 5
“Revolving Commitment”	$	$	%
“Swing Line Commitment”,	$	$	%
“Committed Rate Loan”,	$	$	%
“Swing Line Loan”,	$	$	%

Effective Date: ______________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee agrees to deliver to the Administrative Agent a completed administrative questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the Loan Parties and their affiliates or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

5 Set forth, to at least 15 decimals, as a percentage of the Commitment/Loans of all banks.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

_________________________________
NAME OF ASSIGNOR

By: _____________________
Name:
Title:

ASSIGNEE

_________________________________
NAME OF ASSIGNEE

By: _____________________
Name:
Title:

[Consented to:]

J.P. CHASE BANK, N.A.,
as Issuing Bank, Swing Line Bank and Administrative Agent

By: _____________________
Name:
Title:

BANK OF AMERICA, N.A.,
as a Swing Line Bank

By:
Name:
Title:

THE BANK OF NOVA SCOTIA,
as a Swing Line Bank

By:
Name:
Title:

BNP PARIBAS,
as a Swing Line Bank

By:
Name:
Title:

By:
Name:
Title:

THE BANK OF TOKYO MITSUBISHI UFJ, LTD.,
as a Swing Line Bank

By:
Name:
Title:

[ARROW ELECTRONICS, INC.

By: _____________________
Name:
Title:]

ANNEX 1

FIVE YEAR CREDIT AGREEMENT, dated as of August [__], 2011, among ARROW ELECTRONICS, INC., the Subsidiary Borrowers from time to time parties thereto, the several Banks from time to time parties thereto, BNP PARIBAS, BANK OF AMERICA, N.A., THE BANK OF NOVA SCOTIA and THE BANK OF TOKYO-MITSHIBISHI UFJ, LTD., as Syndication Agents, J.P. MORGAN SECURITIES LLC, BNP PARIBAS SECURITIES CORP., MERILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, THE BANK OF NOVA SCOTIA and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Joint Lead Arrangers and Joint Bookrunners, and JPMORGAN CHASE BANK, N.A., as Administrative Agent

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (ii) it satisfies the requirements specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Bank, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Bank thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Bank thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 11.1 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Bank and (v) if it is a Non-U.S. Bank, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank, including its obligation pursuant to subsection 8.6 of the Credit Agreement and (c) appoints and authorizes the Administrative Agent, each Swing Line Bank and each Issuing Bank to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent, each Swing Line Bank and each Issuing Bank, as the case may be, by the terms thereof, together with such powers as are incidental thereto..

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by email or telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT J-1 TO
CREDIT AGREEMENT

FORM OF EXTENSION REQUEST 7
__________, 20__
JPMorgan Chase Bank, N.A., as Administrative Agent
EXTENSION REQUEST, dated as of the date set forth below, entered into pursuant to the FIVE YEAR CREDIT AGREEMENT, dated as of August [__], 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein being used herein as therein defined), among ARROW ELECTRONICS, INC., the Subsidiary Borrowers from time to time parties thereto, the several Banks from time to time parties thereto, BNP PARIBAS, BANK OF AMERICA, N.A., THE BANK OF NOVA SCOTIA and THE BANK OF TOKYO-MITSHIBISHI UFJ, LTD., as Syndication Agents, J.P. MORGAN SECURITIES LLC, BNP PARIBAS SECURITIES CORP., MERILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, THE BANK OF NOVA SCOTIA and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Joint Lead Arrangers and Joint Bookrunners, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
Pursuant to Section 2.13(a) of the Credit Agreement, the Company hereby requests that the Banks extend the Termination Date now in effect by a period of one year, to August __, [2017/2018].

Very truly yours,
ARROW ELECTRONICS, INC.
By____________________________
Name:
Title:

7 Extension Request may be given no earlier than 60 days prior to each anniversary of the Closing Date and no later than 45 days prior to each anniversary of the Closing Date

EXHIBIT J-2 TO
CREDIT AGREEMENT

FORM OF CONTINUATION NOTICE 8
__________, 20__

JPMorgan Chase Bank, as Administrative Agent
CONTINUATION NOTICE, dated as of the date set forth below, entered into pursuant to the FIVE YEAR CREDIT AGREEMENT, dated as of August [__], 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein being used herein as therein defined), among ARROW ELECTRONICS, INC., the Subsidiary Borrowers from time to time parties thereto, the several Banks from time to time parties thereto, BNP PARIBAS, BANK OF AMERICA, N.A., THE BANK OF NOVA SCOTIA and THE BANK OF TOKYO-MITSHIBISHI UFJ, LTD., as Syndication Agents, J.P. MORGAN SECURITIES LLC, BNP PARIBAS SECURITIES CORP., MERILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, THE BANK OF NOVA SCOTIA and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Joint Lead Arrangers and Joint Bookrunners, and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
The undersigned Bank is delivering this Continuation Notice in response to the Extension Request dated __________, 20__. Pursuant to Section 2.13(a) of the Credit Agreement, the undersigned Bank hereby consents, in its sole discretion, to the extension of the Termination Date to January __, [2017/2018], as requested by the Company in the Extension Request.
Very truly yours,
[NAME OF BANK]

By____________________________
Name:
Title:

8 Continuation Notice must be received by the Administrative Agent no later than 20 days prior to the then applicable anniversary of the Closing Date. Any Bank that fails to submit a Continuation Notice by such date shall be deemed not to have consented to the requested extension and shall constitute a Non-Extending Bank.

EXHIBIT K TO
CREDIT AGREEMENT

FORM OF NEW BANK SUPPLEMENT
SUPPLEMENT, dated _______ __, to the FIVE YEAR CREDIT AGREEMENT, dated as of August [__], 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein being used herein as therein defined), among ARROW ELECTRONICS, INC., the Subsidiary Borrowers from time to time parties thereto, the several Banks from time to time parties thereto, BNP PARIBAS, BANK OF AMERICA, N.A., THE BANK OF NOVA SCOTIA and THE BANK OF TOKYO-MITSHIBISHI UFJ, LTD., as Syndication Agents, J.P. MORGAN SECURITIES LLC, BNP PARIBAS SECURITIES CORP., MERILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, THE BANK OF NOVA SCOTIA and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Joint Lead Arrangers and Joint Bookrunners, and JPMORGAN CHASE BANK, N.A., as Administrative Agent
W I T N E S S E T H:
WHEREAS, the Credit Agreement provides in subsection 2.10 thereof that any bank or financial institution, although not originally a party thereto, may become a party to the Credit Agreement in accordance with the terms thereof by executing and delivering to the Borrowers and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and
WHEREAS, the undersigned was not an original party to the Credit Agreement but now desires to become a party thereto;
NOW, THEREFORE, the undersigned hereby agrees as follows:
The undersigned agrees to be bound by the provisions of the Credit Agreement and agrees that it shall, on the date this Supplement is accepted by the Borrowers and the Administrative Agent, become a Bank for all purposes of the Credit Agreement to the same extent as if originally a party thereto, with a Revolving Commitment of $__________________.
The undersigned (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Supplement and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (ii) from and after the date hereof, it shall be bound by the provisions of the Credit Agreement as a Bank thereunder and, to the extent of its Commitment, shall have the obligations of a Bank thereunder, (iii) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 11.1 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Supplement on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Bank and (v) if it is a Non-U.S. Bank, attached to this Supplement is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the undersigned, (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents and (ii) it will be bound by the provisions of the Credit Agreement and perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Bank, including its obligations pursuant to subsection 8.6 of the Credit Agreement and (c) appoints and authorizes the Administrative Agent, each Swing Line Bank and each Issuing Bank to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent, each Swing Line Bank and each Issuing Bank, as the case may be, by the terms thereof, together with such powers as are incidental thereto.
The undersigned agrees to deliver to the Administrative Agent a completed administrative questionnaire in which the undersigned designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Company, the Loan Parties and their affiliates or their respective securities) will be made available and who may receive such information in accordance with the undersigned’s compliance procedures and applicable laws, including Federal and state securities laws.

IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.
[NAME OF NEW BANK]

By:	Title:
Accepted this _____ day of
______________, 20__
ARROW ELECTRONICS, INC.

By:	Title:
Accepted this _____ day of
______________, 20__
[OTHER BORROWERS]

By:	Title:
Accepted this _____ day of
______________, 20__
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	Title:

EXHIBIT L TO
CREDIT AGREEMENT

FORM OF REVOLVING COMMITMENT INCREASE SUPPLEMENT
SUPPLEMENT, dated _______ __, to the FIVE YEAR CREDIT AGREEMENT, dated as of August [__], 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein being used herein as therein defined), among ARROW ELECTRONICS, INC., the Subsidiary Borrowers from time to time parties thereto, the several Banks from time to time parties thereto, BNP PARIBAS, BANK OF AMERICA, N.A., THE BANK OF NOVA SCOTIA and THE BANK OF TOKYO-MITSHIBISHI UFJ, LTD., as Syndication Agents, J.P. MORGAN SECURITIES LLC, BNP PARIBAS SECURITIES CORP., MERILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, THE BANK OF NOVA SCOTIA and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Joint Lead Arrangers and Joint Bookrunners, and JPMORGAN CHASE BANK, N.A., as Administrative Agent

W I T N E S S E T H:
WHEREAS, pursuant to the provisions of subsection 2.10 of the Credit Agreement, the undersigned may increase the amount of its Revolving Commitment in accordance with the terms thereof by executing and delivering to the Borrowers and the Administrative Agent a supplement to the Credit Agreement in substantially the form of this Supplement; and
WHEREAS, the undersigned now desires to increase the amount of its Revolving Commitment under the Credit Agreement;
NOW THEREFORE, the undersigned hereby agrees as follows:
1. The undersigned agrees, subject to the terms and conditions of the Credit Agreement, that on the date this Supplement is accepted by the Borrowers and the Administrative Agent it shall have its Revolving Commitment increased by $______________, thereby making the amount of its Revolving Commitment $______________.
IN WITNESS WHEREOF, the undersigned has caused this Supplement to be executed and delivered by a duly authorized officer on the date first above written.
[NAME OF BANK]

By:	Title:

Accepted this _____ day of
______________, 20__
ARROW ELECTRONICS, INC.

By:	Title:
[OTHER BORROWERS]

By:	Title:
Accepted this _____ day of
______________, 20__
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:	Title:

EXHIBIT M-1
[FORM OF]
TAX CERTIFICATE
(For Non-U.S. Banks That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Five-Year Credit Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Arrow Electronics, Inc., the Subsidiary Borrowers, BNP Paribas, Bank of America, N.A., The Bank of Nova Scotia and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as syndication agents for the Banks thereunder, JPMorgan Chase Bank, N.A., as administrative agent for the Banks thereunder and each Bank from time to time party thereto.
Pursuant to the provisions of Section 8.6 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned's conduct of a U.S. trade or business.
The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF BANK]
By:______________________________________
    Name:
    Title:
Date: ________ __, 20[ ]

EXHIBIT M-2
[FORM OF]
TAX CERTIFICATE
(For Non-U.S. Banks That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Five-Year Credit Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Arrow Electronics, Inc., the Subsidiary Borrowers, BNP Paribas, Bank of America, N.A., The Bank of Nova Scotia and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as syndication agents for the Banks thereunder, JPMorgan Chase Bank, N.A., as administrative agent for the Banks thereunder and each Bank from time to time party thereto.
Pursuant to the provisions of Section 8.6 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned's or its partners/members' conduct of a U.S. trade or business.
The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF BANK]
By:______________________________________
    Name:
    Title:
Date: ________ __, 20[ ]

EXHIBIT M-3
[FORM OF]
TAX CERTIFICATE
(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Five-Year Credit Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Arrow Electronics, Inc., the Subsidiary Borrowers, BNP Paribas, Bank of America, N.A., The Bank of Nova Scotia and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as syndication agents for the Banks thereunder, JPMorgan Chase Bank, N.A., as administrative agent for the Banks thereunder and each Bank from time to time party thereto.
Pursuant to the provisions of Section 8.6 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments in question are not effectively connected with the undersigned's conduct of a U.S. trade or business.
The undersigned has furnished its participating Bank with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank in writing and (2) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:______________________________________
    Name:
    Title:
Date: ________ __, 20[ ]

EXHIBIT M-4
[FORM OF]
TAX CERTIFICATE
(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Five-Year Credit Agreement dated as of [ ] (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Arrow Electronics, Inc., the Subsidiary Borrowers, BNP Paribas, Bank of America, N.A., The Bank of Nova Scotia and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as syndication agents for the Banks thereunder, JPMorgan Chase Bank, N.A., as administrative agent for the Banks thereunder and each Bank from time to time party thereto.
Pursuant to the provisions of Section 8.6 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments in question are not effectively connected with the undersigned's or its partners/members' conduct of a U.S. trade or business.
The undersigned has furnished its participating Bank with IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of its partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank and (2) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[NAME OF PARTICIPANT]
By:______________________________________
    Name:
    Title:
Date: ________ __, 20[ ]